Exhibit 4.1

SPRINT SPECTRUM CO LLC,

SPRINT SPECTRUM CO II LLC,

SPRINT SPECTRUM CO III LLC,

as Issuers,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Securities Intermediary

BASE INDENTURE

Dated as of October 27, 2016

Asset Backed Notes

(Issuable in Series)

i

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Quarterly Manager’s Certificate
Exhibit B	Quarterly Noteholders’ Report
Exhibit C	Form of Investor Request Certification
Exhibit D	Notice Requesting Contact Information of Initial Note Owners
Exhibit E	CCR Election Notice
Exhibit F	CCR Nomination
Exhibit G	CCR Ballot
Exhibit H	CCR Acceptance Letter
Exhibit I	Form of Note Owner Certificate

v

BASE INDENTURE, dated as of October 27, 2016, by and among SPRINT SPECTRUM CO LLC, a Delaware limited liability company (the “Master Issuer”), SPRINT SPECTRUM CO II LLC, a Delaware limited liability company (“Co-Issuer II”) and SPRINT SPECTRUM CO III LLC, a Delaware limited liability company (“Co-Issuer III” and, together with Co-Issuer II and the Master Issuer, the “Issuers”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity by solely as trustee and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Issuers have duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more series of asset backed notes (the “Notes”), as provided in this Base Indenture and in supplements to this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a valid and binding agreement of the Issuers, in accordance with its terms, have been done, and the Issuers propose to do all the things necessary to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Issuers, the valid and binding obligations of the Issuers as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

(a) Capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

(b) Any terms used in the Indenture (including for purposes of Article III) that are defined in the UCC and pertaining to Collateral shall be construed and defined as set forth in the UCC, unless otherwise defined in the Indenture.

Section 1.2 Cross-References.

Unless otherwise specified, references in the Indenture to any Article or Section are references to such Article or Section of the Indenture, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting Terms; Accounting and Financial Determinations; No Duplication.

(a) All accounting terms not specifically or completely defined in the Indenture or the Transaction Documents shall be construed in conformity with GAAP.

(b) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture, in accordance with GAAP. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

Section 1.4 Rules of Construction.

In the Indenture and the other Transaction Documents, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Transaction Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(e) reference to any Transaction Document, contract or agreement means such Transaction Document, contract or agreement as amended, supplemented or otherwise modified from time to time;

(f) with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”; and

(g) the words “hereof,” “herein,” “hereunder” and similar terms when used in this Base Indenture shall refer to this Base Indenture as a whole and not to any particular provision of this Base Indenture, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Base Indenture unless otherwise specified.

ARTICLE II

THE NOTES

Section 2.1 Designation and Terms of Notes.

Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Issuers, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Issuers executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement and in this Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited, subject to compliance with Section 2.2(b). The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

Section 2.2 Notes Issuable in Series.

(a) The Notes shall be issued in one or more Series. Each Series of Notes shall be issued pursuant to a Series Supplement.

(b) Notes of a new Series or Additional Notes of an existing Series may from time to time be executed by the Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Order and upon performance or delivery by the Issuers to the Trustee and the Control Party, and receipt by the Trustee and the Control Party on or before the applicable Series Closing Date, of the following:

(i) a Company Order at least three (3) Business Days (except in the case of the issuance of the Series of Notes on the Closing Date) in advance of the related Series Closing Date (which Company Order will be revocable by the Issuers upon notice to the Trustee no later than 5:00 p.m. (New York City time) one (1) Business Day prior to the related Series Closing Date), authorizing and directing the authentication and delivery of the Notes by the Trustee and specifying, if applicable, the designation of such new Series of Notes and the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such Notes to be authenticated and, if applicable, the Note Rate with respect to such Notes;

(ii) a Series Supplement satisfying the criteria set forth in Section 2.3 executed by the Issuers and the Trustee and specifying, to the extent applicable, the Principal Terms of such Notes;

(iii) if there is an existing Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid or defeased in full in accordance with Section 12.1(c) from the proceeds of issuance of the Additional Notes or otherwise), each Rating Agency has provided a Rating Agency Confirmation and each Rating Agency has rated the Additional Notes no lower than the lower of (x) the then-current credit rating assigned by such Rating Agency or (y) the initial credit rating assigned by such Rating Agency (in each case, without negative implications) to each Outstanding Series of Notes ranking on the same priority as the Additional Notes;

(iv) if there is an existing Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid or defeased in full in accordance with Section 12.1(c) from the proceeds of issuance of the Additional Notes or otherwise), one or more Officer’s Certificates, each executed by an Authorized Officer of the Issuers, dated as of the applicable Series Closing Date to the effect that:

(A) the Aggregate Outstanding Principal Amount of all Notes as of the applicable Series Closing Date on a pro forma basis after giving effect to the issuance of such Additional Notes and the application of proceeds therefrom shall be equal to not more than the Maximum Program Amount; provided that the issuance of Additional Notes in excess of the Maximum Program Amount may be permitted subject to (i) the Issuers or the Manager obtaining a new valuation by an Approved Valuation Firm indicating that the Aggregate Outstanding Principal Amount of all Notes as of the applicable Series Closing Date on a pro forma basis after giving effect to the proposed issuance of such Additional Notes and the application of proceeds therefrom will not exceed 42.81% of the fair market value of the Spectrum Portfolio (determined by way of substantially the same methodology used to determine such fair market value on or prior to the Closing Date) as of the applicable Series Closing Date; and (ii) the consent of the Control Party (acting at the direction of the Controlling Class Representative);

(B) the Series Anticipated Repayment Date of such Additional Notes (if a new Series of Notes is being issued) is on or after the latest maturity of all of the then-Outstanding Notes (other than a Series of Notes Outstanding that will be repaid or defeased in full from the proceeds of issuance of the new Series of Notes or otherwise);

(C) no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of the Additional Notes;

(D) all representations and warranties of the Issuers in this Base Indenture and the other Transaction Documents are true and correct in all material respects, and will continue to be true and correct in all material respects after giving effect to such issuance of Additional Notes (other than any representation or warranty that, by its terms, is made only as of an earlier date) after giving effect to the issuance of the Notes and the application of proceeds thereof;

(E) no Manager Termination Event or Potential Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(F) the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement;

(G) all costs, fees and expenses with respect to the issuance of the Additional Notes or relating to the actions taken in connection with such issuance that are required to be paid at the time of issuance have been paid or will be paid from the proceeds of the issuance of the Additional Notes;

(H) all conditions precedent with respect to the authentication and delivery of such Additional Notes provided in this Base Indenture and the related Series Supplement have been satisfied or waived;

(I) the Guarantee and Collateral Agreement is in full force and effect as to such Additional Notes;

(J) each of the parties to the Transaction Documents with respect to such Additional Notes has covenanted and agreed in the Transaction Documents that (x) except as otherwise provided in the Transaction Documents, it will not exercise any legal remedies against the Securitization Entities with respect to the relevant Transaction Document(s), including for breach of covenants, representations, warranties, agreements, undertakings and any other obligations under such Transaction Document, provided that this clause (J)(x) (i) does not apply to claims or suits against third parties (“Applicable Third Parties”) acting for or on behalf of the Securitization Entities, and does not prohibit any counterparty from bringing any counterclaim, exercising any rights or taking any other action in connection with a claim made or action brought by or on behalf of the Securitization Entities (or by any Applicable Third Party) against such party or from exercising equitable remedies against a Securitization Entity and (ii) shall restrict such parties from taking action only against the Securitization Entities, and (y), prior to the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full in cash of all outstanding obligations to pay interest, principal and any other amounts due at maturity or earlier redemption and all other Obligations in respect of the latest maturing Note, it will not initiate against, or join any Person in initiating against, the Securitization Entities, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any applicable federal or state bankruptcy or similar law (collectively, an “Insolvency Proceeding”). Notwithstanding anything to the contrary in this Indenture, this clause (J)(y) (i) does not prohibit or limit such parties to the Transaction Documents from proving any claim, exercising any rights or taking any other action in connection with any Insolvency Proceeding initiated by or against the Securitization Entities not in breach of this paragraph and (ii) shall restrict such Parties to the Transaction Documents from taking action only against the Securitization Entities;

(K) there is no action, proceeding, or investigation pending or threatened against any Non-Securitization Entity before any court or administrative agency that would reasonably be expected to result in a Material Adverse Effect with respect to the Securitization Entities;

(L) such Additional Notes, if of a new Series, do not rank senior or prior to, or junior or second to, any Series of Notes Outstanding (whether structurally, contractually or otherwise);

(M) the Additional Notes Pro Forma DSCR shall be greater than or equal to 1.01x; where “Additional Notes Pro Forma DSCR” means, as of any proposed Series Closing Date, the ratio equal to (a) Lease Payments made during the immediately preceding Quarterly Collection Period, over (b) the maximum sum (determined in good faith by the Issuers) in any Quarterly Collection Period after the date of issuance of such Additional Notes and prior to the Legal Final Maturity Date of such Additional Notes of (1) Debt Service, (2) the Securitization Operating Expenses, (3) Spectrum Portfolio Maintenance Expenses, (4) the Management Fee, (5) the Back-Up Management Fee and (6) commitment fees in respect of any LC Facility; where “Debt Service” means the aggregate sum due and payable on any Quarterly Payment Date in respect of the Class A Notes and any proposed Additional Notes prior to the Legal Final Maturity Date of any proposed Additional Notes of (a) the Class A Notes Quarterly Interest Amount, plus with respect to the proposed issuance of Additional Notes, the additional Quarterly Interest Amount that would be due and payable on any Quarterly Payment Date in respect of any proposed Additional Notes prior to the Series Legal Final Maturity Date of such Additional Notes, as if such Additional Notes were outstanding from and after the proposed Series Closing Date, plus (b) with respect to Class A Notes Outstanding, the Scheduled Principal Payment due and payable on any Quarterly Payment Date prior to the latest legal final maturity date set forth in the applicable Series Supplement (as ratably reduced by the aggregate amount of any prior payments of Repurchase Amounts, repurchases and cancellations of Class A Notes, and optional prepayments of principal of such Series of Notes), plus (c) with respect to the proposed issuance of Additional Notes, the Scheduled Principal Payment that would be due and payable on any Quarterly Payment Date in respect of such Additional Notes prior to the Series Legal Final Maturity Date of such Additional Notes, as if such Additional Notes were outstanding from and after the proposed Series Closing Date;

(N) the Weighted Average Life to Maturity of such Additional Notes is no shorter than the maximum remaining Weighted Average Life to Maturity of the then outstanding Class A Notes;

(O) if any LC Provider, specifically in its capacity as an LC Provider, will be adversely affected by such issuance of Additional Notes or requested to increase the amount available to be drawn under its LC Facility, the approval of the applicable LC Provider; and

(P) all conditions precedent in the Base Indenture or any Series Supplement to the issuance of such Additional Notes have been (or on the date of such issuance, will be) satisfied;

(v) a Tax Opinion dated the applicable Series Closing Date; provided that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid or defeased in full in accordance with Section 12.1(c) from the proceeds of issuance of the Additional Notes or otherwise on the applicable date of issuance, only the opinions set forth in clauses (b) and (c) of the definition of Tax Opinion are required to be given in connection with the issuance of such new Series of Notes; and

(vi) an Officer’s Certificate and one or more Opinions of Counsel addressed to the Trustee, the Back-Up Manager, the LC Administrative Agents and the Control Party, subject to customary assumptions and qualifications, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that (provided, however that (E) and (F) are only required in the Opinion of Counsel):

(A) all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and the new Series of Notes is permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement (except that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of Notes on the Closing Date);

(B) the related Series Supplement has been duly authorized, executed and delivered by the Issuers and constitutes a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms;

(C) such Series of Notes has been duly authorized by the Issuers, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms;

(D) none of the Securitization Entities is, and after giving effect to the issuance of the Notes and the application of the proceeds therefrom none of the Securitization Entities will be, required to register as an “investment company” as defined in the 1940 Act (such certificate and opinion is required to specify, if so specified in the representations of the Securitization Entities contained in the purchase agreement or similar agreement between the Securitization Entities and the initial purchasers of such Notes (i) an exception or basis for such representation or opinion other than Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, and (ii) that none of the Securitization Entities is, and after giving effect to the issuance of the Notes and the application of the proceeds therefrom, none of the Securitization Entities will be, a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the Volcker Rule);

(E) the Lien and the security interests created by this Base Indenture and the Guarantee and Collateral Agreement on the Collateral remain perfected or recorded as required by this Base Indenture and the Guarantee and Collateral Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such new Series of Notes (provided the scope of the Opinion of Counsel described in this paragraph (E) need be no more extensive (as determined by the Control Party) than that of the comparable Opinion of Counsel delivered by Jones Day on the Closing Date in connection with the initial issuance of Class A Notes);

(F) based on a reasoned analysis, the assets of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of any Non-Securitization Entity in a manner prejudicial to Noteholders (provided the scope of the Opinion of Counsel described in this paragraph (F) need be no more extensive (as determined by the Control Party) than that of the comparable Opinion of Counsel delivered by Jones Day on the Closing Date in connection with the initial issuance of Class A Notes);

(G) neither the execution and delivery by the Issuers of such Notes and the related Series Supplement nor the performance by the Issuers of their obligations under each of such Notes and the related Series Supplement: (i) violates the Charter Documents of the Issuers, (ii) constitutes a violation of, or a default under, any material agreement to the Issuers or the Sprint Parties taken as a whole, as applicable, to which the Issuers or the Sprint Parties, as applicable, are a party (which agreements may be set forth in a schedule to the Opinion of Counsel or Officer’s Certificate, as applicable), or (iii) contravenes any order or decree that is applicable to the Issuers (which orders and decrees may be set forth in a schedule to such opinion);

(H) neither the execution and delivery by the Issuers of such Notes and the related Series Supplement nor the performance by the Issuers of their payment obligations under each of such Notes and the related Series Supplement: (i) violates any law, rule or regulation of any relevant jurisdiction generally applicable to transactions of this type, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations made;

(I) unless such Notes are being offered pursuant to a registration statement that has been declared effective under the Securities Act, it is not necessary in connection with the offer and sale of such Notes by the Issuers to the initial purchaser thereof or by the initial purchaser to the initial investors in such Notes to register such Notes under the Securities Act;

(J) all conditions precedent in the Base Indenture and any Series Supplement to such issuance have been satisfied and that the related Series Supplement is authorized or permitted pursuant to the terms and conditions of this Base Indenture (except that no Opinion of Counsel relating to the satisfaction of conditions precedent shall be required to be delivered in connection with the issuance of Notes on the Closing Date);

(K) the Transaction Documents remain in full force and effect (subject to customary exceptions as to bankruptcy and equitable principles);

(vii) an opinion of regulatory FCC counsel to the Issuers dated the applicable Series Closing Date (provided the scope of the Opinion of Counsel described in this clause (vii) need be no more extensive than that of the comparable Opinion of Counsel delivered on the Closing Date in connection with the initial issuance of Class A Notes); and

(viii) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c) Upon satisfaction or upon the waiver by the Control Party (as directed by the Controlling Class Representative) (which waiver shall be in writing) of the conditions set forth in Section 2.2(b) and as applicable, the LC Administrative Agent (which waiver shall be in writing) of the condition set forth in Section 2.2(b)(iv)(O) and in accordance with a Company Order, the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by the Issuers.

(d) With regard to any new Series of Notes issued pursuant to this Section 2.2 that constitutes Class A Notes, the proceeds from such issuance may be used at any time prior to the Series Anticipated Repayment Date for such Series of Notes to repay or defease Notes of any other Series.

(e) The issuance of Additional Notes shall not be subject to the consent of the Holders of any Series of Notes Outstanding. Additional Notes may be issued for any purpose consistent with the Transaction Documents.

Section 2.3 Series Supplement for Each Series.

In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

(a) the name or designation of such Series;

(b) the Initial Principal Amount (or the method of calculating the Initial Principal Amount) with respect to such Series;

(c) the Note Rate with respect to such Series or each Class of such Series and the applicable default rate;

(d) the Series Closing Date;

(e) the Series Anticipated Repayment Date, if any;

(f) the Series Legal Final Maturity Date;

(g) the principal amortization schedule with respect to such Series, if any;

(h) the name of the Clearing Agency for such Series, if any;

(i) any deposit of funds to be made in any Indenture Trust Account on the Series Closing Date; and

(j) any other relevant terms of such Series of Notes (all such terms in clauses (a) through (j) of this Section 2.3, the “Principal Terms” of such Series).

Section 2.4 Execution and Authentication.

(a) In connection with their issuance pursuant to Section 2.2, the Notes shall be executed on behalf of the Issuers by an Authorized Officer of the Issuers and delivered by the Issuers to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of the Issuers whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, the Issuers may deliver Notes of any particular Series pursuant to Section 2.2 executed by the Issuers to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, this Base Indenture and the applicable Series Supplement, shall authenticate and deliver such Notes.

(c) No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of a Series of Notes issued under the within mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory”

(d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Back-Up Manager (which need not comply with Section 14.2) stating that such Note has never been issued and sold by the Issuers, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5 Registrar and Paying Agent.

(a) The Issuers shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the principal amount of Notes held by each Noteholder from time to time. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Registrar” shall include any co-registrars. The Issuers may change the Paying Agent or the Registrar without prior notice to any Noteholder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar and the Paying Agent. Upon any resignation or removal of the Registrar, the Issuers shall promptly appoint a successor Registrar or, in the absence of such appointment, the Issuers shall assume the duties of the Registrar.

(b) The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee hereby agrees to act, upon written request of the Issuers, as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Issuers shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a) The Issuers will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by the Issuers of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith deliver to the Trustee all sums so held in trust by the Paying Agent;

(iv) immediately resign as the Paying Agent and forthwith deliver to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code and other applicable tax laws (including for the avoidance of doubt, the United States Foreign Account Tax Compliance Act) with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to deliver to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such delivery by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuers upon delivery of a Company Order. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof (but only to the extent of the amounts so paid to the Issuers), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Issuers shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City. notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers or in accordance with applicable law. The Trustee may also adopt and employ, at the expense of the Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a) The Trustee will furnish or cause to be furnished by the Registrar to the Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent, within two (2) Business Days after receipt by the Trustee of a request therefor from the Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, the Trustee, after having been adequately indemnified by Note Owners satisfying the requirements set forth in Section 11.5(b) (“Applicants”) for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee or the Registrar, as the case may be, and shall give the Issuers notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, the Issuers shall furnish or shall cause to be furnished to the Trustee or the Paying Agent at such times as the Trustee or the Paying Agent may request in writing (within fifteen (15) days after receipt by the Issuers of any such request), a list of the names and addresses of Noteholders of each Series of Notes.

Section 2.8 Transfer and Exchange.

(a) Subject to Section 2.12 and 2.13, upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) are met, the Issuers shall execute and the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) are met, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Issuers and the Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee and the Registrar may require to document the identities and/or signatures of the transferor and the transferee (including the applicable Internal Revenue Service Form W-8 or W-9). The Issuers shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee, the Issuers or the Registrar, as the case may be, shall not be required (A) to issue, register the transfer of or exchange any Note of any Series for a period beginning at the opening of business fifteen (15) Business Days preceding the selection of any Series of Notes to be prepaid and ending at the close of business on the day of the mailing of the relevant notice of prepayment or payment or (B) to register the transfer of or exchange any Note so selected for redemption after the mailing of the relevant notice of redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Issuers, the Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the global Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Issuers or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

Section 2.9 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Back-Up Manager, the Controlling Class Representative, any Agent and the Issuers shall deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Back-Up Manager, the Controlling Class Representative, any Agent nor the Issuers shall be affected by notice to the contrary.

Section 2.10 Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to hold the Issuers, the Back-Up Manager, the Controlling Class Representative, any Agent and the Trustee harmless then, provided that the requirements of Section 2.8(f) are met, the Issuers shall execute and upon their request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Issuers may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuers and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuers or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.10, the Issuers may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture.

(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by the Issuers or any Affiliate of the Issuers shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12 Book-Entry Notes.

(a) Unless otherwise provided in any applicable Series Supplement, the Notes of each Series, upon original issuance, shall be issued in the form of global Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series. The Notes of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i) the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii) the Issuers, the Paying Agent, the Registrar, the Trustee, the Back-Up Manager and the Controlling Class Representative shall deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, Class A Make-Whole Prepayment Premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners (except where the Base Indenture specifically provides for the required vote or consent from the Note Owners);

(iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Series of the Notes;

(iv) subject to the rights of the Back-Up Manager and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, the rights of Note Owners of each such Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency; and

(v) subject to the rights of the Back-Up Manager and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a

Tranche of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Tranche of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b) Pursuant to the depository agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, Class A Make-Whole Prepayment Premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c) Except with respect to the Initial CCR Election, whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency.

Section 2.13 Definitive Notes.

(a) The Notes of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b) With respect to the Notes of any Series issued in the form of global Notes representing Book-Entry Notes, if (i) (A) the Issuers advise the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Issuers are unable to locate a qualified successor, (ii) the Issuers, at their option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the Aggregate Outstanding Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuers shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Issuers nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. The Trustee shall recognize the Holders of the Definitive Notes of such Series of Notes as Noteholders of such Series hereunder and under the applicable Series Supplement.

Section 2.14 Cancellation.

The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers or an Affiliate may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Issuers shall timely direct that cancelled Notes be returned to it for destruction pursuant to a Company Order. No cancelled Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15 Principal and Interest.

(a) The principal of and Class A Make-Whole Prepayment Premium, if any, on each Series of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement.

(b) Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date.

(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, Class A Make-Whole Prepayment Premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding Taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding Taxes.

Section 2.16 Tax Treatment.

(a) The Issuers have structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuers (or, if the Issuers are treated as a division of another entity for federal income tax purposes, such owner), and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of United States federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Issuers (or, if the Issuers are treated as a division of another entity for federal income tax purposes, such owner).

(b) Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide and shall provide to the Indenture Trustee, Paying Agent and/or the Issuers (or other Person responsible for withholding of taxes) with the Tax

Information, and will update or replace such Tax Information as necessary at any time required by law or promptly upon request. Further, each Noteholder and Note Owner is deemed to understand, acknowledge and agree that the Trustee, Paying Agent and Issuers (or other Person responsible for withholding of Taxes) have the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in the preceding sentence or the Trustee, Paying Agent or the Issuers (or other Person responsible for withholding of taxes) are otherwise required to so withhold under applicable law.

ARTICLE III

SECURITY

Section 3.1 Grant of Security Interest.

(a) To secure the Obligations, the Issuers hereby pledge, assign, convey, deliver, transfer and set over to the Trustee, for the benefit of the Secured Parties, and hereby grant to the Trustee, for the benefit of the Secured Parties, a first priority security interest in all right title and interest of the Issuers in, to and under all existing and after-acquired assets of the Issuers (collectively, the “Indenture Collateral”) including:

(i) the Spectrum Lease, all lease payments and receivables of any kind payable by the Lessee under the Spectrum Lease, all rights of the License Holders thereunder and all supporting obligations in respect thereof, including any right to payments as a result of any termination event thereunder;

(ii) the Directly-Held Licenses and all rights to renewal thereof;

(iii) the Third-Party Lease Agreements;

(iv) all proceeds from any sale, lease, assignment or transfer of all or any portion of the Directly-Held Licenses and the Third-Party Lease Agreements;

(v) the Collateral Interests;

(vi) all accounts, chattel paper, inventory, equipment, instruments, investment property, intellectual property, documents, deposit accounts, commercial tort claims, letter-of-credit rights, money, goods, fixtures, general intangibles and supporting obligations (each term in this clause having the meaning given to it under the UCC in effect in the State of New York on the Closing Date);

(vii) the Indenture Trust Accounts and all amounts and other property on deposit in or otherwise credited to the Indenture Trust Accounts;

(viii) any Interest Reserve Letter of Credit;

(ix) the books and records (whether in physical, electronic or other form) of each of the Issuers;

(x) the rights, powers, remedies and authorities of the Issuers under each of the Transaction Documents to which they are a party;

(xi) the Contribution Agreements, including all property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of any Person to the Issuers under the Contribution Agreements and all guarantees of such obligations and the rights evidenced by or reflected in the Contribution Agreements;

(xii) all proceeds of insurance, if any relating to the Indenture Collateral;

(xiii) all other tangible and intangible personal property whatsoever of each of the Issuers; and

(xiv) all proceeds and accrued and future rights to payment with respect to the foregoing;

provided that (A) the Indenture Collateral will not include any of the Directly-Held Licenses to the extent that a pledge of the Directly-Held Licenses would violate Requirements of Law (for the avoidance of doubt, the Indenture Collateral does include the proceeds derived from the Directly-Held Licenses and their sale, lease, assignment or transfer), (B) the security interest in the Class A Notes Interest Reserve Account, any related Interest Reserve Letter of Credit and any letter-of-credit rights in respect thereof shall only be for the benefit of the Class A Noteholders and the Trustee, in its capacity as trustee for the Class A Noteholders and (C) the Indenture Collateral will not include any income from Eligible Investments received in any LC Provider Account (which may be released to the related LC Provider on any applicable Quarterly Payment Date pursuant to Section 5.1(c)) or any Excess Interest Reserve Amount payable to any LC Provider as a reimbursement obligation.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements by the Issuers. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction.

Section 3.2 Certain Rights and Obligations of the Issuers Unaffected.

(a) Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Issuers acknowledge that the Manager, on behalf of the Securitization Entities, shall, subject to the terms and conditions of the Management Agreement, have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Manager Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by the Issuers under the Collateral Transaction Documents, and to enforce all rights, remedies, powers, privileges and claims of the Issuers under the Collateral Transaction Documents and (ii) to take any other actions required or permitted to be taken by an Issuer under the terms of the Management Agreement.

(b) The grant of the security interest by the Issuers in the Indenture Collateral to the Trustee on behalf of and for the benefit of the Secured Parties shall not (i) relieve the Issuers from the performance of any term, covenant, condition or agreement on the Issuers’ part to be performed or observed under or in connection with any of the Collateral Transaction Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Issuers’ part to be so performed or observed or impose any liability on the

Trustee or any of the Secured Parties for any act or omission on the part of the Issuers or from any breach of any representation or warranty on the part of the Issuers.

(c) The Issuers hereby jointly and severally agree to indemnify and hold harmless the Trustee and each Secured Party (including their directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, and reasonable costs and documented expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Issuers or otherwise, including the reasonable and documented costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing the Indenture or any other Transaction Document or preserving any of its rights to, or realizing upon, any of the Indenture Collateral; provided that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct (as determined in a final non-appealable order from a court of competent jurisdiction) by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3 Performance of Collateral Transaction Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to a Collateral Transaction Document promptly following a request from the Trustee or the Control Party to do so and at the Issuers’ expense, the Issuers agree jointly and severally to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Issuers, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuers to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder or to facilitate the Spectrum Realization Procedures. If (i) the Issuers shall have failed, within fifteen (15) days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions, (ii) the Issuers refuse to take any such action, as reasonably determined by the Control Party in good faith, or (iii) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party may, but shall not be obligated to, take, and the Trustee (subject to its right to indemnification) shall take (if so directed by the Control Party (at the direction of the Controlling Class Representative)), at the expense of the Issuers, such previously directed action and any related action permitted under this Base Indenture which the Control Party thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Issuers to take such action), on behalf of the Issuers and the Secured Parties.

Section 3.4 Stamp, Other Similar Taxes and Filing Fees.

The Issuers shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Transaction Document to which the Issuers are a party, or any Indenture Collateral. The Issuers shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Transaction Document to which the Issuers are a party. The indemnification provided for in this Section 3.4 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.5 Authorization to File Financing Statements.

(a) The Issuers hereby irrevocably authorize the Back-Up Manager on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Indenture Collateral, including to perfect or record evidence of the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. The Issuers authorize the filing of any such financing statement, other filing, recording document or instrument naming the Trustee as secured party and (a) indicating that the Indenture Collateral includes “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, or (b) indicating the Indenture Collateral as being of an equal or lesser scope or with greater detail. The Issuers agree to furnish any information necessary to accomplish the foregoing promptly upon the Back-Up Manager’s request. The Issuers also hereby ratify and authorize the filing on behalf of the Secured Parties of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

(b) The Issuers acknowledge that the Indenture Collateral includes certain rights of the Issuers as secured parties under the Transaction Documents. The Issuers hereby irrevocably appoint the Trustee as their representative with respect to all financing statements filed to perfect or record evidence of such security interests and authorize the Back-Up Manager on behalf of and for the benefit of the Secured Parties to make such filings it deems necessary to reflect the Trustee, as assignee thereof, as secured party of record with respect to such financing statements.

ARTICLE IV

REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a) Quarterly Manager’s Certificate. Not later than 4:30 p.m. (New York City time) on each Quarterly Allocation Date, the Manager, pursuant to the Management Agreement, shall provide a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Quarterly Payment Date (each, a “Quarterly Manager’s Certificate”) to the Trustee, the Rating Agencies, the LC Administrative Agent and each Paying Agent, with a copy to the Back-Up Manager. The Quarterly Manager’s Certificate shall be deemed confidential information and shall not be permitted to be disclosed by the Trustee or the Back-Up Manager to any Noteholder, Note Owner or other Person without the prior written consent of the Issuers or the Manager (so long as the Manager is an Affiliate of the Issuers); provided that it may be disclosed by the LC Administrative Agent to the LC Providers. Notwithstanding anything herein to the contrary, amounts credited to the Indenture Trust Accounts shall not be required to be allocated pursuant to the Priority of Payments, until the first Quarterly Allocation Date that occurs after the Closing Date.

(b) Quarterly Noteholders’ Report. On or before the second (2nd) Business Day prior to each Quarterly Payment Date, the Issuers or the Manager shall provide a certificate substantially in the form of Exhibit B (each, a “Quarterly Noteholders’ Report”), to the Trustee, the Rating Agencies, the LC Administrative Agent and each Paying Agent, with a copy to the Back-Up Manager, which

Quarterly Noteholders’ Report will contain: (i) confirmation that all of the Licenses, the Third-Party Lease Agreements and the Third-Party Leased Licenses, remain in full force and effect, or a description of any exception thereto, (ii) a description of any material dispute that has arisen with respect to any of the Directly-Held Licenses, the Third-Party Lease Agreements and, to the Actual Knowledge of the Manager, the Third-Party Leased Licenses, (iii) a description of any material service or interference issues relating to any of the Directly-Held Licenses, the Third-Party Lease Agreements or, to the Actual Knowledge of the Manager, the Third-Party Leased Licenses, (iv) a description of any material FCC filings or applications made in connection with any of the Directly-Held Licenses, the Third-Party Lease Agreements or, to the Actual Knowledge of the Manager, the Third-Party Leased Licenses (v) a description of the status of any pending or concluded renewal of any of the Licenses or the Third-Party Lease Agreements, (vi) a description of any material changes to any of the Directly-Held Licenses, the Third-Party Lease Agreements and, to the Actual Knowledge of the Manager, the Third-Party Leased Licenses, and any material negotiation or dispute with any lease counterparty with respect to the Third-Party Lease Agreements (a “Third-Party Lease Counterparty”) and (vii) such other information set forth on Exhibit B.

(c) Quarterly Compliance Certificates. On or before the Quarterly Allocation Date relating to each Quarterly Payment Date, the Issuers or the Manager shall provide the Trustee, the Rating Agencies and the LC Administrative Agent (with a copy to the Back-Up Manager) with an Officer’s Certificate to the effect that, except as disclosed in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing (each, a “Quarterly Compliance Certificate”).

(d) Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Collection Period, the Issuers or the Manager shall provide the Trustee, the Rating Agencies and the LC Administrative Agent (with a copy to the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Tranche or Series of Notes that occurred with respect to such Quarterly Collection Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(e) Issuer Financial Statements. The Manager on behalf of the Issuers shall provide the Trustee, the Back-Up Manager, the LC Administrative Agent and the Rating Agencies with respect to each Series of Notes Outstanding:

(i) as soon as available and in any event within seventy-five (75) days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending on December 31, 2016), an unaudited combined consolidated balance sheet of the Issuers as of the end of such fiscal quarter, an unaudited combined consolidated statement of income or operations of the Issuers for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year) and unaudited combined consolidated statements of changes in members’ equity and cash flows of the Issuers for the fiscal year-to-date period then ended; and

(ii) within one hundred twenty (120) days after the end of each fiscal year (commencing with the fiscal year ending on March 31, 2017), audited combined consolidated financial statements of the Issuers as of the end of such fiscal year, setting forth in comparative form, if applicable, the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the financial position of the Issuers as of the end of such fiscal year and the results of their operations and cash flows for such fiscal year in accordance with GAAP.

(f) Sprint Corporation Financial Statements. So long as Sprint Spectrum, L.P. is the Manager, the Manager on behalf of the Issuers shall provide the Trustee, the Back-Up Manager, the LC Administrative Agent and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements (provided that the requirements of clauses (i) and (ii) shall be deemed satisfied if Sprint Corporation files reports containing financial information required under the SEC’s rules with the SEC and such reports are publicly available through EDGAR):

(i) within seventy-five (75) days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated balance sheet of Sprint Corporation and its subsidiaries as of the end of such fiscal quarter, unaudited consolidated statements of income or operations of Sprint Corporation and its subsidiaries for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year) and an unaudited consolidated statement of cash flows of Sprint Corporation and its subsidiaries for the fiscal year-to-date period then ended; and

(ii) within one hundred and twenty (120) days after the end of each fiscal year, audited consolidated financial statements of Sprint Corporation and its subsidiaries as of the end of such fiscal year, setting forth in comparative form the comparable amounts for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the consolidated financial position of Sprint Corporation and its subsidiaries as of the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in accordance with GAAP.

(g) Instructions as to Withdrawals and Payments. The Issuers (or the Manager on their behalf) will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Indenture Trust Account, as contemplated herein and in any Series Supplement; provided that such written instructions shall be considered confidential information and shall not be disclosed by such recipients to any other Person without the prior written consent of the Issuers; and provided further that such written instructions shall be subject in all respects to the confidentiality provisions of any Transaction Documents to which such recipient is a party. The Trustee and the Paying Agent shall promptly follow any such written instructions. The Trustee and Paying Agent shall be fully protected in following such instructions.

Section 4.2 Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Trustee will (or will request that the Manager) promptly furnish upon a written request of any Noteholder or Note Owner to such Noteholder or Note Owner and a prospective purchaser of Notes designated by such Noteholder or Note Owner, the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of such request any of the Issuers is not a reporting company under Section 13 or Section 15(d) of the Exchange Act.

Section 4.3 Reports, Financial Statements and Other Information to Noteholders.

The Trustee will make the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the reports and financial statements that are provided to it referenced in Section 4.1(e) and Section 4.1(f) available to the Noteholders and to any prospective investor (subject to the requirements set forth in this Section 4.3), the Manager, the Back-Up Manager and the Rating Agencies via the Trustee’s internet website at https://tss.sfs.db.com/investpublic/ or such other address as the Trustee may specify from time to time. Assistance in using such website can be obtained by calling Lou Bodi at 212-250-4855 or such other telephone number as the Trustee may specify from time to time. The foregoing materials will only be accessible in a password-protected area of the internet website and the Trustee will require each party (other than the Manager, the Back-Up Manager and the Rating Agencies) accessing such password-protected area to register as a Noteholder or prospective investor, as applicable, and to make the following representations and warranties described below in an Investor Request Certification (in the form of Exhibit C), which Investor Request Certification shall be executed by the requesting Person: such Person (i) is a Noteholder or prospective investor in the Notes, as applicable, (ii) understands that the items contain confidential information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process) and (iv) is a Qualified Purchaser and is not (other than following any Rapid Payment Event) a Competitor. The Trustee may disclaim responsibility for any information distributed by it for which the Trustee was not the original source. Each time a Noteholder accesses the internet website, it shall be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee shall provide the Back-Up Manager and the Manager with copies of such Investor Request Certifications, including the identity, address, contact information, email address and telephone number of such Noteholder upon request, but shall have no responsibility for any of the information contained therein. The Trustee shall have the right to change the way such statements are electronically distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

Section 4.4 Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Issuers. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Issuers. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.5 No Constructive Notice.

Delivery of reports, information, Officer’s Certificates and documents to the Trustee (other than any notices to the Trustee to notify the Trustee of the occurrence of any event) is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates and documents shall not constitute, except as set forth above, actual or constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Transaction Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 Class A Notes Interest Reserve Account.

(a) Establishment of the Class A Notes Interest Reserve Account. The Trustee (i) has established and shall maintain a segregated non-interest-bearing trust account in the name of the Master Issuer for the benefit of the Issuers and under the control of the Trustee for the benefit of the Class A Noteholders as pledgees, as follows account no. SPRT16.2 entitled “Deutsche Bank Trust Company Americas f/b/o Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC, Issuers Interest Reserve Account,” for the deposit of cash by the Issuers on the Closing Date or from time to time in accordance with this Indenture (the “Issuers Interest Reserve Account”) and (ii) will establish, in respect of each LC Provider that from time to time becomes an LC Provider under any LC Facility, an account for the deposit of cash received from drawings in respect of the Interest Reserve Letter of Credit relating to such LC Provider (each such account, an “LC Provider Account” and collectively with the Issuers Interest Reserve Account, the “Class A Notes Interest Reserve Account”). As of any date of determination, all references in the Transaction Documents to the Class A Notes Interest Reserve Account shall be references to the Issuers Interest Reserve Account together with all LC Provider Accounts that exist as of such date, and any calculation with respect to the Class A Notes Interest Reserve Amount, unless expressly provided otherwise, shall apply to all such accounts collectively. The Class A Notes Interest Reserve Account shall be an Eligible Account. With respect to the establishment from time to time of any LC Provider Account, the Issuers (or the Manager on behalf of the Issuers) (x) shall instruct the Trustee in writing with a Company Order to establish the relevant LC Provider Account, specifying (1) that such account will be held in the name of the Master Issuer for the benefit of the Issuers and under the control of the Trustee for the benefit of the Class A Noteholders as pledgees and (2) the name of the beneficiary(ies) of any Investment Income related to such LC Provider Account (to be applied in accordance with Section 5.13(h)). The Issuers acknowledge and agree that the establishment of any LC Provider Account may take up to ten (10) Business Days after the receipt of all information reasonably requested by the Trustee to complete its know your customer procedures with respect to such LC Provider.

(b) Initial Class A Notes Interest Reserve Amount. On the Closing Date, the Issuers shall (i) deposit a portion of the net proceeds of the issuance of the Class A-1 Notes to the Class A Notes Interest Reserve Account and/or (ii) procure one or more letters of credit (each, an “Interest Reserve Letter of Credit”) for the benefit of the Trustee on behalf of the Class A Noteholders pursuant to one or more letter of credit issuance and reimbursement facilities (each, an “LC Facility”) having an aggregate amount available to be drawn (such aggregate availability amount, the “LC Availability” and the portion of the LC Availability represented by any LC Provider, its “LC Availability Portion”) on such date such that the aggregate amount on deposit in the Class A Notes Interest Reserve Account plus the LC Availability at least equals the Class A Notes Interest Reserve Amount on the Closing Date (the “Initial Class A Interest Reserve Amount”).

(c) Quarterly Deposits to Class A Notes Interest Reserve Account. On each Quarterly Payment Date, the Issuers shall apply the amount on deposit in the Collection Account in accordance with clause (viii) of the Priority of Payments to make a deposit to the Issuer Interest Reserve Account to the extent necessary to ensure that the sum of (i) the amount on deposit therein and (ii) LC Availability is at least equal to the Class A Notes Interest Reserve Amount as of such date. The “Class A Notes Interest Reserve Amount” means, with respect to the Closing Date and any Quarterly Payment Date (and any Quarterly Allocation Date related thereto) an amount equal to the aggregate Class A Notes Quarterly Interest Amount due (at the applicable stated rate of interest and calculated for such purpose by excluding any scheduled amortization) on the next six immediately succeeding Quarterly Payment Dates after such Quarterly Payment Date (or the Closing Date, as applicable). The Class A Notes Interest Reserve Amount shall decrease proportionately with any reduction in the Outstanding Principal Amount of the Class A Notes. In the event of such reduction, on any Quarterly Payment Date following the issuance of one or more Interest Reserve Letters of Credit, the resulting Excess Interest Reserve Amount shall be applied towards the reduction of (a) the LC Obligations of any Ineligible LC Provider and (b) the LC Availability Portion for any LC Provider that is not an Ineligible LC Provider, pro rata among all LC Providers based on their respective LC Availability Portions. In connection therewith, on such Quarterly Payment Date, (i) the Trustee (acting at the direction of the Manager (acting on behalf of the Issuers)) shall withdraw and release the amount required under clause (a) above from the related LC Provider Accounts for payment to the related LC Providers and (ii) the LC Availability of any Interest Reserve Letter of Credit for which an Ineligibility Drawing has not been made shall be reduced, in an aggregate amount, concurrent with the applications set forth in (a) and (b), not to exceed the Excess Interest Reserve Amount. If any Excess Interest Reserve Amount exists in the Issuers Interest Reserve Account following the application of the amounts set forth in clauses (a) and (b) above, such Excess Interest Reserve Amount (or portion thereof) shall be withdrawn by the Trustee (acting at the direction of the Manager (acting on behalf of the Issuers)) and deposited into the Collection Account on such Quarterly Payment Date for application in accordance with the Priority of Payments.

(d) Interest Reserve Quarterly Payment Date Applications. On each Quarterly Payment Date, the funds on deposit in the Class A Notes Interest Reserve Account (or, if the funds on deposit in the Class A Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit) shall be applied by the Trustee at the written instruction of the Manager (acting on behalf of the Issuers) in accordance with the Interest Reserve Funding Priority to pay (pro rata according to the amounts then due and payable) the accrued and unpaid Class A Notes Quarterly Interest Amount on the Class A Notes Outstanding to the extent of any Class A Notes Accrued Quarterly Interest Shortfall with respect to such Quarterly Payment Date, and in accordance with Section 5.9.

(e) Earnings from the Issuers Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Issuers Interest Reserve Account shall be withdrawn prior to 10:00 a.m. (New York City time) on each Quarterly Payment Date for deposit to the Collection Account for application as Collections in accordance with Section 5.7 on such Quarterly Payment Date.

(f) Earnings from the LC Provider Accounts. All investments and earnings relating to amounts on deposit in an LC Provider Account shall be made and applied in accordance with 5.13(h).

(g) Release of LC Provider Account. On the date on which no Class A Notes are Outstanding, the Manager shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the LC Provider Accounts and to release all such remaining funds at the direction of the Manager (acting on behalf of the Issuers) and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the LC Provider Account to the LC Provider thereof for cancellation.

Section 5.2 Collection Account.

(a) Establishment of Collection Account. On or before the Closing Date, the Trustee has established and shall maintain a segregated non-interest-bearing trust account no. SPRT16.1 entitled “Deutsche Bank Trust Company Americas f/b/o Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC, Collection Account” (the “Collection Account”) in the name of the

Master Issuer for the benefit of the Issuers, and under the control of the Trustee for the benefit of the Secured Parties as pledgees. The Collection Account shall be an Eligible Account.

(b) Earnings from Collection Account. All interest and earnings (net of losses and expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.8.

Section 5.3 Administrative Accounts.

(a) Establishment of Administrative Accounts. The Trustee has established and shall maintain the following additional segregated non-interest-bearing trust accounts by and under the control of the Trustee for the benefit of the Secured Parties as pledgees, each of which shall be an Eligible Account, as administrative accounts (collectively, the “Administrative Accounts”):

(i) an account no. SPRT16.4 in the name of License Holder I entitled “Deutsche Bank Trust Company Americas f/b/o Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II and Sprint Spectrum License Holder III LLC, Lease Payment Account” for the deposit of Lease Payments (and all other amounts paid to the License Holders pursuant to the Spectrum Lease) (together with any successor account, the “Lease Payment Account”); and

(ii) an account no SPRT16.3 in the name of PledgeCo I entitled “Deutsche Bank Trust Company Americas f/b/o Sprint Spectrum PledgeCo LLC, Sprint Spectrum PledgeCo II LLC and Sprint Spectrum PledgeCo III LLC, PledgeCo Account” for the deposit of amounts paid to the PledgeCos (together with any successor account, the “PledgeCo Account”).

(b) Earnings from the Administrative Accounts. All interest and earnings (net of losses and expenses) paid on funds on deposit in the Administrative Accounts shall be deposited therein and shall be withdrawn prior to 10:00 a.m. (New York City time) on each Quarterly Payment Date for deposit to the Collection Account for application as Collections in accordance with Section 5.7 on such Quarterly Payment Date.

(c) Lease Payment Account. The License Holders authorize and direct the Trustee to withdraw (as a distribution in respect of the Collateral Interest issued by the License Holders to the Issuers) amounts on deposit in the Lease Payment Account on a daily basis for deposit into the Collection Account.

Section 5.4 Required Expense Reserve Account

(a) Establishment of Required Expense Reserve Account. The Trustee has established and shall maintain a segregated non-interest-bearing trust account, account no. SPRT16.5 entitled “Deutsche Bank Trust Company Americas f/b/o Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC, Required Expense Reserve Account” in the name of the Master Issuer for the benefit of the Issuers and under the control of the Trustee for the benefit of the Secured Parties as pledgees, for the deposit of the Required Expense Reserve Amount (the “Required Expense Reserve Account”). The Required Expense Reserve Account shall be an Eligible Account.

(b) Required Expense Reserve. To fund all Securitization Operating Expenses, all Spectrum Portfolio Maintenance Expenses and all Management Provider Fees (collectively, the “Transaction Expenses”) on and after the Closing Date, the Issuers shall maintain on deposit in the Required Expense Reserve Account on each Quarterly Payment Date (subject to the availability of funds in accordance with the Priority of Payments) an amount equal to the amount that the Control Party estimates to be reasonably required to fund the amount of Transaction Expenses that are expected to be incurred and payable in respect of the following six consecutive Quarterly Payment Dates; provided that for the purposes of calculating the Required Expense Reserve Amount, the Securitization Operating Expenses will be assumed to be equal to $700,000 per annum (the “Required Expense Reserve Amount”). If the Required Expense Reserve Amount is decreased by the Control Party on any date of determination, any resulting excess funds on deposit in the Required Expense Reserve Account above the Required Expense Reserve Amount on such date shall be withdrawn by the Trustee at the direction of the Manager (acting on behalf of the Issuers) and deposited in the Collection Account for subsequent application through the Priority of Payments.

(c) The Required Expense Reserve Amount will be held and segregated in the Required Expense Reserve Account.

(d) Initial Required Expense Reserve Amount. The initial Required Expense Reserve will be funded as of the Closing Date from the proceeds of the issuance of the Class A-1 Notes.

(e) [Intentionally Omitted].

(f) Earnings from the Required Expense Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Required Expense Reserve Account will be withdrawn prior to 10:00 a.m. (New York City time) on each Quarterly Payment Date for deposit to the Collection Account for application as Collections in accordance with Section 5.7 on such Quarterly Payment Date.

Section 5.5 Trustee as Securities Intermediary.

(a) The Trustee or other Person holding any Indenture Trust Account held by and under the control of the Trustee for the benefit of the Secured Parties (or, in the case of the Class A Notes Interest Reserve Account, the Class A Noteholders) (collectively the “Trustee Accounts”) shall be the “Securities Intermediary.” If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Issuers shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.5.

(b) The Issuers intend and the Securities Intermediary agrees that:

(i) the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii) the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Issuers, payable to the Issuers or specially indorsed to the Issuers;

(iv) all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v) each item of property (whether investment property, a security, an instrument, cash or any other property) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi) if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuers or any other Person;

(vii) the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement, and for purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii) the Securities Intermediary has not entered into (other than pursuant to this Section 5.5 with respect to the Indenture Trust Accounts or any additional or replacement Account Control Agreement entered into in accordance with the Indenture), and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Issuers purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.5(b)(vi); and

(ix) except for the claims and interest of the Trustee, the Secured Parties, the Issuers and the other Securitization Entities in the Trustee Accounts, or as otherwise set forth in the Transaction Documents, the Securities Intermediary does not have Actual Knowledge of any claim to, or interest, in the Trustee Accounts or in any Financial Asset credited thereto, and if the Securities Intermediary has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Manager, the Back-Up Manager and the Issuers thereof; and

(x) for purposes of the definition of “Accounts” and “Indenture Trust Accounts,” this Section 5.5 shall be deemed to constitute an Account Control Agreement.

(c) At any time after the occurrence and during the continuation of an Event of Default or a Lessee Payment Default Rapid Am Event, the Trustee (with the consent of the Control Party, acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided that at all other times the Issuers (and in the case of the Lease Payment Account, License Holder I, and in the case of the PledgeCo Account, PledgeCo I) shall, subject to the terms of the Indenture and the other Transaction Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts (provided investments in respect of amounts on deposit in any LC Provider Account relating to an

Ineligibility Drawing shall be made at the direction of the applicable LC Provider in accordance with Section 5.13(h)).

Section 5.6 [Intentionally Omitted].

Section 5.7 Collections and Investment Income.

(a) Deposits to the Collection Account. The Manager (or the Back-Up Manager or the Trustee, as applicable, in the case of proceeds received in connection with a realization upon the Collateral) will deposit (or cause to be deposited) all Collections to the Collection Account including the following amounts, in each case promptly following receipt (unless otherwise specified below):

(i) Repurchase Amounts;

(ii) amounts swept from the Lease Payment Account daily in accordance with Section 8.24(g) hereof; and

(iii) any other amounts required to be deposited to the Collection Account hereunder or under any other Transaction Documents.

The Trustee (or the Back-Up Manager, as applicable) will deposit or cause to be deposited into the Collection Account all amounts obtained on account of or as a result of the exercise by the Trustee (or the Back-Up Manager, as applicable) of any of its rights under the Indenture or other Transaction Documents, including under Article IX hereof promptly upon receipt thereof (including pursuant to a Lessee Payment Default Rapid Am Event and the Spectrum Realization Procedures).

(b) Administration of the Indenture Trust Accounts. The Trustee shall have control of all amounts and other property on deposit in the Indenture Trust Accounts for the benefit of the Secured Parties (or, in respect of the Class A Notes Interest Reserve Account, the Class A Noteholders) as part of the Collateral. The Trustee shall invest and reinvest funds deposited in the Indenture Trust Accounts when so instructed by the Issuers (or the Manager on their behalf) (which may be in the form of standing instructions) in Eligible Investments maturing no later than the Business Day preceding each Quarterly Allocation Date; provided that, in each case, such Indenture Trust Account is (A) an Eligible Account, (B) pledged by the Issuers to the Trustee for the benefit of the Secured Parties (or, in respect of the Class A Notes Interest Reserve Account, the Class A Noteholders) pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement. In the absence of instruction from the Issuers (or the Manager on behalf of the Issuers, or the LC Administrative Agent in connection with the LC Provider Accounts), funds in the Indenture Trust Accounts will remain uninvested. All income or other gain from such Eligible Investments will be credited to the related Indenture Trust Account, and any loss resulting from such investments will be charged to the related Indenture Trust Account. Any investments in respect of amounts on deposit in any LC Provider Account relating to an Ineligibility Drawing shall be made at the direction of the applicable LC Provider in accordance with Section 5.13(h). The Issuers shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment. In no event will the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee will not have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity, or the failure of the Issuers or Manager to provide timely written instruction. The Trustee shall have no liability for any delay or fees imposed in liquidation of any investment prior to its stated maturity date.

(c) Investment Income. On a quarterly basis at or prior to 10:00 a.m. (New York City time) on each Quarterly Allocation Date, the Trustee shall calculate and notify the Manager of the Investment Income earned and transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account or the LC Provider Accounts) to the Collection Account for application as Collections on that Quarterly Allocation Date.

(d) Payment Instructions. In accordance with and subject to the terms of the Management Agreement, the Issuers shall cause the Manager to instruct (i) SCI or each guarantor thereunder to make payments under the Spectrum Lease to the Lease Payment Account and (ii) any other Person (not an Affiliate of the Issuers) obligated at any time to make any payments with respect to the Collateral to make such payment to the Collection Account or the LC Provider Accounts (to the extent required under this Base Indenture).

(e) Misdirected Collections. The Issuers agree that if any Collections shall be received by the Issuers or any other Securitization Entity in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by the Issuers or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Issuers or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. All monies, instruments, cash and other proceeds of the Collateral received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.8 Application of Quarterly Collections on Quarterly Allocation Dates. On each Quarterly Payment Date, the Trustee shall, based solely on the information contained in the Quarterly Manager’s Certificate received by the Trustee on the Quarterly Allocation Date relating to such Quarterly Payment Date, withdraw the amount on deposit in the Collection Account as of 10:00 a.m. (New York City time) on such Quarterly Payment Date for payment (or allocation to the Reserve Accounts) in the following order of priority:

(i) first, solely with respect to any funds on deposit in the Collection Account on such Quarterly Payment Date consisting of Repurchase Principal Amounts, in the following priority:

(A) to the LC Providers in accordance with each LC Facility to pay an amount equal to the accrued and unpaid reimbursement obligations in respect of drawings under each Interest Reserve Letter of Credit (including any Applied Amounts) and interest and letter of credit fees under each LC Facility, and then

(B) to the Class A Noteholders, to prepay the portion of the Outstanding Principal Amount of all Class A Notes (on a pro rata basis) and the Class A Make-Whole Prepayment Premium owed in respect of such portion, that together can be paid by such Repurchase Principal Amount;

(ii) second, (A) to reimburse the Back-Up Manager for any unreimbursed Collateral Protection Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Collateral Protection Advances, then (C) to pay to the Back-Up Manager or the Control Party, as applicable, any accrued and unpaid Back-Up Management Fee, the Workout Fee, if applicable, in an amount not to exceed the cap set forth in the definition thereof, the Liquidation Fee, if applicable, in an amount not to exceed the cap set forth in the definition thereof and any accrued and unpaid Consent Fees, and (D) on a pari passu basis with clauses (A) through (C) above following the occurrence and during the continuance of a Lessee Payment Default Rapid Am Event or the acceleration of the Notes upon an Event of Default to pay to the Trustee all accrued and unpaid fees due to the Trustee, all unpaid reimbursable expenses incurred in connection with its duties as Trustee and Indemnification Amounts due and owing to the Trustee;

(iii) third, (A) to the payment of any incurred and unpaid Spectrum Portfolio Maintenance Expenses, then (B) to deposit to the Required Expense Reserve Account the amount necessary to cause the aggregate amounts held in the Required Expense Reserve Account to equal the Required Expense Reserve Amount;

(iv) fourth, to the payment of any previously incurred and unpaid Securitization Operating Expenses, in an aggregate amount not to exceed the Securitization Operating Expense Cap with respect to the annual period in which such Quarterly Payment Date occurs after giving effect to all prior payments of Securitization Operating Expenses in such period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Quarterly Payment Date pursuant to this clause (iv); provided that, following the occurrence and during the continuance of a Lessee Payment Default Rapid Am Event or the acceleration of the Notes upon an Event of Default, the limitation set forth in respect of the Securitization Operating Expense Cap shall not apply, and all incurred and unpaid Securitization Operating Expenses (other than any Indemnification Amounts owed to the Class A Noteholders) shall be paid under this clause (iv) irrespective of such limitation, to the extent of funds available therefor in the Collection Account and the Required Expense Reserve Account;

(v) fifth, unless a Manager Termination Event has occurred and is continuing (other than Manager Termination Events under clauses (iii) and (iv) of the definition thereof during any period in which a successor Manager has replaced the initial Manager under the Management Agreement, in which case, the Management Fee shall remain payable under this clause (v) to such successor), to pay the Manager all Management Fees and all other reimbursable costs, fees and expenses incurred by the Manager in connection with the performance of its duties as Manager;

(vi) sixth, (a) pro rata (i) prior to the occurrence of an Ineligibility Drawing and any Final Drawing with respect to any Interest Reserve Letter of Credit, to pay to the related LC Providers in accordance with each LC Facility, an amount equal to the accrued and unpaid reimbursement obligations in respect of drawings under such Interest Reserve Letter of Credit and accrued and unpaid interest and letter of credit fees under and in accordance with such LC Facilities and (ii) following the occurrence of an Ineligibility Drawing with respect to any Ineligible LC and prior to any Final Drawing, to pay to the related Ineligible LC Provider (A) letter of credit fees in respect of any drawn but unused portion of such Ineligible LC, and (B) accrued and unpaid reimbursement obligations and interest and letter of credit fees under and in accordance with each LC Facility in respect of any Applied Amounts; and (b) following the Final Drawing, to pay to all LC Providers, on a pro rata basis any accrued and unpaid reimbursement obligations and interest and letter of credit fees under and in accordance with each LC Facility in respect of the related Interest Reserve Letter of Credit;

(vii) seventh, to pay to the Class A Noteholders (on a pro rata basis) (a) the Class A Notes Accrued Quarterly Interest Amount in respect of the Class A Notes (equal to the Class A Notes Quarterly Interest Amount and any Class A Notes Accrued Quarterly Interest Shortfall and (b) accrued and unpaid interest in respect of any Optional Prepayment;

(viii) eighth, in the following order of priority: (a) to deposit in the Issuers Interest Reserve Account of the Class A Notes Interest Reserve Account, an amount equal to any Class A Notes Interest Reserve Account Deficiency Amount then (b) at the Manager’s sole discretion, if an Ineligibility Drawing has been made and (x) there is no Class A Notes Interest Reserve Account Deficiency Amount or Required Expense Reserve Deficiency Amount on such date, and no Class A Notes Interest Reserve Account Deficiency Amount, Required Expense Reserve Deficiency Amount or Default would result therefrom, and (y) no payment of interest, principal or Class A Make-Whole Prepayment Premium then due and payable in respect of the Class A Notes or of expenses payable pursuant to clauses (iii) or (iv) above would have to be deferred as a result thereof, to pay to the Ineligible LC Providers in accordance with each LC Facility, an amount equal to the accrued and unpaid reimbursement obligations in respect of the Ineligibility Drawing;

(ix) ninth, (a) if a Rapid Amortization Event or an acceleration of the Class A Notes upon an Event of Default has not occurred or is not continuing (1) to pay to the Class A Noteholders (on a pro rata basis) an amount equal to any Class A Notes Accrued Quarterly Scheduled Principal Amount together with any Class A Notes Quarterly Scheduled Principal Deficiency Amount and (2) to pay to the Class A Noteholders (pro rata) principal in respect of any Optional Prepayment or (b) if a Rapid Amortization Event or an acceleration of the Class A Notes upon an Event of Default has occurred and is continuing, to pay to the Class A Noteholders principal on the Class A Notes (on a pro rata basis) until the Outstanding Principal Amount of the Class A Notes is reduced to zero;

(x) tenth, to the payment of any accrued and unpaid Securitization Operating Expenses not paid under clause (iv) above due to the cap set forth therein, and any accrued and unpaid interest owed in respect thereof at the Advance Interest Rate;

(xi) eleventh, to pay to the Class A Noteholders (on a pro rata basis) an amount equal to any unpaid Class A Make-Whole Prepayment Premium; and

(xii) twelfth, to pay the Residual Amount at the direction of the Issuers.

All payments of interest, principal and Class A Make-Whole Prepayment Premium will be made on a pro rata basis as between the Class A Notes based on the Aggregate Outstanding Principal Amount thereof. All amounts on deposit in the Class A Notes Interest Reserve Account that will be applied on a Quarterly Payment Date in respect of any payment of the Class A Notes Accrued Quarterly Interest Shortfall on such date will be withdrawn directly from the Class A Notes Interest Reserve Account and applied toward such payment in accordance with the Interest Reserve Funding Priority. Each Secured Party agrees that its claims against an Issuer or Guarantor for payment of amounts are subordinate to any claims ranking higher in the Priority of Payments (each such prior claim, a “Senior Claim”), which subordination shall continue until the holder of such Senior Claim, or the Security Trustee on its behalf, has received the full cash amount of such Senior Claim.

Section 5.9 Payments from Indenture Trust Accounts.

(a) On each Quarterly Payment Date, the amounts deposited to the Collection Account in respect of the related Quarterly Collection Period, together with, if necessary, the amounts on deposit in the Class A Notes Interest Reserve Account that are available to make payments on the Class A Notes, will be available to the Trustee to make required payments and deposits in respect of the Class A Notes in accordance with the Priority of Payments and the terms of the Indenture. To the extent that there is a Class A Notes Accrued Quarterly Interest Shortfall on any Quarterly Payment Date, amounts available to be drawn under any Interest Reserve Letters of Credit or the LC Provider Accounts, as applicable, will be drawn on a pro rata basis based on the LC Availability Portion and applied to the payment of such Class A Notes Accrued Quarterly Interest Shortfall in accordance with the Interest Reserve Funding Priority.

(b) On each Quarterly Payment Date, amounts on deposit in the Collection Account, together with, if necessary, amounts on deposit in the Required Expense Reserve Account, will be available to make payments in respect of Spectrum Portfolio Maintenance Expenses, Securitization Operating Expenses and all Management Provider Fees.

(c) On or prior to each Quarterly Calculation Date, the Issuers (or the Manager on their behalf) will calculate all amounts due and payable on the following Quarterly Payment Date under each clause of the Priority of Payments. On or prior to the Quarterly Allocation Date relating to such Quarterly Payment Date, the Issuers (or the Manager on their behalf) will furnish the Quarterly Manager’s Certificate to the Trustee setting forth such calculations, and will instruct the Trustee in writing to withdraw the funds from the Collection Account in respect of the related Quarterly Collection Period for application in accordance with the Priority of Payments (as set forth in the Quarterly Manager’s Certificate) on the following Quarterly Payment Date.

(d) On each Quarterly Payment Date, to the extent that funds on deposit in the Collection Account in respect of the related Quarterly Collection Period are insufficient to pay the accrued and unpaid Class A Notes Quarterly Interest Amount due and payable on such Quarterly Payment Date, the funds on deposit in the Class A Notes Interest Reserve Account (or funds drawn for such purpose under any Interest Reserve Letter of Credit relating to the Class A Notes) will be applied by the Trustee in accordance with the Interest Reserve Funding Priority at the written instruction of the Manager (acting on behalf of the Issuers) to pay (pro rata according to the amounts then due and payable) the Class A Notes Accrued Quarterly Interest Shortfall.

(e) If, as determined on any Quarterly Calculation Date (including any Quarterly Calculation Date following the occurrence and during the continuance of a Lessee Payment Default Rapid Am Event or an acceleration of the Notes following an Event of Default), amounts on deposit in the Collection Account will be insufficient to pay all amounts payable by the Issuers of the Transaction Expenses under and in accordance with the Priority of Payments on the related Quarterly Payment Date (but subject to any cap applicable thereto), on the related Quarterly Allocation Date, the Issuers (or the Manager on their behalf) will direct the Trustee to withdraw an amount equal to the amount of such deficiency from the Required Expense Reserve and deposit it into the Collection Account for payment of such Transaction Expenses under and in accordance with the Priority of Payments on the related Quarterly Payment Date.

(f) Optional Prepayments. The Issuers shall have the right to optionally prepay the Outstanding Principal Amount of all or any Tranche of the Class A Notes, in whole or in part in accordance with the related Series Supplement, subject to payment of principal, interest and any “make-whole” specified in the related Series Supplement.

Section 5.10 Determination of Quarterly Interest.

Quarterly payments of principal of, and Class A Make-Whole Prepayment Premium, if any, and interest on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.11 Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.12 Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.13 Interest Reserve Letters of Credit.

(a) The Issuers may, in lieu of depositing cash in the Issuers Interest Reserve Account in the full amount of the Class A Notes Interest Reserve Amount that is required to be held in the Class A Notes Interest Reserve Account, maintain one or more Interest Reserve Letters of Credit under an LC Facility for the benefit of the Trustee on behalf of the Class A Noteholders. The Interest Reserve Letters of Credit may provide LC Availability equal to all or any portion of the Class A Notes Interest Reserve Amount. The Issuers (or the Manager on their behalf) shall provide notice to the Trustee and the Control Party of any new Interest Reserve Letter of Credit at least five (5) Business Days prior to the initial issuance thereunder and the Trustee shall (at the direction of the Manager, acting on behalf of the Issuers) execute an acknowledgement of the terms of the relevant LC Facility in favor of the LC Providers prior to such date of issuance. For so long as no Lessee Payment Default Rapid Am Event or acceleration of the Class A Note following an Event of Default has occurred, subject to the Interest Reserve Funding Priority, the Interest Reserve Letters of Credit shall be drawn pro rata to fund any Class A Notes Accrued Quarterly Interest Shortfall in respect of the Class A Notes, which drawn amounts shall be deposited into the Class A Notes Interest Reserve Account and applied to the applicable LC Provider Account. Following the occurrence of a Lessee Payment Default Rapid Am Event or acceleration following an Event of Default, the Interest Reserve Letters of Credit shall be drawn in full in connection with the Final Drawing, as described below, and the drawn amounts shall be deposited into the Class A Notes Interest Reserve Account and applied to the applicable LC Provider Account and the Interest Reserve Letters of Credit shall be returned to the applicable LC Provider.

(b) If on any Quarterly Allocation Date the Issuers (or the Manager on their behalf) instruct the Trustee to withdraw funds from the Class A Notes Interest Reserve Account, such funds shall be drawn (i) first, from amounts, if any, on deposit in the Issuers Interest Reserve Account, and (ii) second, pro rata, in respect of each of the LC Providers (based on their respective LC Availability Portions), from, on a pro rata basis, (x) amounts on deposit in the LC Interest Reserve Account, if any, and (y) amounts available to be drawn under their respective Interest Reserve Letters of Credit, in each case, as of such Quarterly Payment Date (such priority, the “Interest Reserve Funding Priority”).

(c) Each Interest Reserve Letter of Credit (1) will name the Trustee, on behalf of the Class A Noteholders, as the beneficiary thereof, (2) will allow the Issuers (or the Manager on behalf of the Issuers) to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts are required to be withdrawn from the Class A Notes Interest Reserve Account and in the circumstances described in the immediately following paragraph, (3) will have an expiration date of no earlier than the first anniversary of its date of issuance (or if earlier, the Series Legal Final Maturity Date for the relevant Series of Notes) and (4) will provide that the proceeds in respect of drawings under such Interest Reserve Letter of Credit will be paid directly into the Class A Notes Interest Reserve Account (collectively, the “Letter of Credit Criteria”).

(d) Notwithstanding anything in the Indenture or any other Transaction Document to the contrary, if one or more Interest Reserve Letters of Credit are issued following the deposit of the

Initial Class A Notes Interest Reserve Amount in the Class A Notes Interest Reserve Account on the Closing Date and such issuance causes an Excess Interest Reserve Amount to be on deposit in the Issuers Interest Reserve Account, then within two Business Days of any such issuance, the Issuers may distribute in cash (only to the extent there are amounts on deposit in the Issuers Interest Reserve Account) such Excess Interest Reserve Amount to their respective parent entities, such that the aggregate amount of all such distributions since the Closing Date does not exceed the amount of the Initial Class A Interest Reserve Amount, and such parent entities may further distribute such amounts, in each case, so long as (i) at the time of such distributions (A) no Default, Potential Rapid Amortization Event or Rapid Amortization Event shall have occurred and be continuing and (B) no Interest Reserve Letter of Credit is an Ineligible Interest Reserve Letter of Credit and (ii) the Issuers (or the Manager on their behalf) shall have delivered to the Trustee and Control Party a notice in respect thereof and certifying as to the foregoing. Following the distributions of Excess Interest Reserve Amounts in accordance with this paragraph in an amount up to the Initial Class A Interest Reserve Amount (collectively, the “Issuers Reserve Distribution”), subsequent distributions of Excess Interest Reserve Amounts shall be made as provided below.

(e) If on any Quarterly Payment Date following the issuance of one or more Interest Reserve Letters of Credit, the Class A Notes Interest Reserve Amount has decreased in connection with any reduction in the Outstanding Principal Amount of the Class A Notes, the resulting Excess Interest Reserve Amount shall be applied towards the reduction of (a) the LC Obligations of any Ineligible LC Provider and (b) the LC Availability Portion for any LC Provider that is not an Ineligible LC Provider, pro rata among all LC Providers based on their respective LC Availability Portions. In connection therewith, on such Quarterly Payment Date, (i) the Trustee (acting at the direction of the Manager (acting on behalf of the Issuers)) shall withdraw and release the amount required under clause (a) above from the related LC Provider Accounts for payment to the related LC Providers and (ii) the LC Availability of any Interest Reserve Letter of Credit for which an Ineligibility Drawing has not been made shall be reduced, in an aggregate amount, concurrent with the applications set forth in (a) and (b), not to exceed the Excess Interest Reserve Amount. If any Excess Interest Reserve Amount exists in the Issuers Interest Reserve Account following the application of the amounts set forth in clauses (a) and (b) above, such Excess Interest Reserve Amount (or portion thereof) shall be withdrawn by the Trustee (acting at the direction of the Manager (acting on behalf of the Issuers)) and deposited into the Collection Account on the related Quarterly Payment Date for application in accordance with the Priority of Payments. “Excess Interest Reserve Amount” means the amount, if any, by which the aggregate amount on deposit in the Class A Notes Interest Reserve Account plus the LC Availability exceeds the Class A Notes Interest Reserve Amount.

(f) An Interest Reserve Letter of Credit shall become an “Ineligible LC” if either (a) five (5) Business Days prior to the expiration of such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Issuers have not otherwise deposited funds into the Class A Notes Interest Reserve Account in the amounts that would otherwise be required had such Interest Reserve Letter of Credit not been issued, or (b) on the date that is thirty (30) days after the date on which such Interest Reserve Letter of Credit became an Ineligible Interest Reserve Letter of Credit (or, if earlier, the expiration date of such Ineligible Interest Reserve Letter Credit) (i) a replacement Interest Reserve Letter of Credit that satisfies the Letter of Credit Criteria and provides an availability at least equal to the availability provided under such Ineligible Interest Reserve Letter of Credit (a “Qualified Replacement LC”) has not been delivered to the Issuers, and (ii) the relevant Rating Agency has not provided confirmation that the downgrade or rating withdrawal resulting in such Interest Reserve Letter of Credit becoming an Ineligible Interest Reserve Letter of Credit will not result in a downgrading, withdrawal or suspension by such Rating Agency of the rating then in effect for the Notes. Each LC Provider of an Ineligible LC is also referred to as an “Ineligible LC Provider.”

(g) On the Business Day following the date that (or, if such date is not a Business Day, the immediately succeeding Business Day) any Interest Reserve Letter of Credit becomes an Ineligible LC, the Trustee (at the direction of the Issuers) or the Control Party (on the Issuers’ behalf) shall submit a notice of drawing under such Ineligible LC and use the proceeds thereof to fund a deposit into the LC Provider Account of the related Ineligible LC Provider in an amount equal to the lesser of (x) the Class A Notes Interest Reserve Account Deficiency Amount, on such date, calculated as if such Interest Reserve Letter of Credit had not been issued and (y) the total available undrawn amount of the such Ineligible LC (each such a drawing, an “Ineligibility Drawing”) and following such Ineligibility Drawing no additional amounts shall be available for drawing under such Ineligible LC and the Ineligible LC shall be returned to the related LC Provider.

(h) If an Ineligibility Drawing has occurred in respect of any Ineligible LC, the related Ineligible LC Provider shall have the right to direct the Manager who shall (on behalf of the Issuers) direct the Trustee to invest the drawn amount on deposit in the LC Provider Account relating to such Ineligible LC Provider in Eligible Investments. In the absence of such direction, funds in the LC Provider Account shall remain uninvested. All income or other gain from such Eligible Investments shall be credited to such LC Provider Account for the benefit of the related Ineligible LC Provider and shall be released by the Trustee (in accordance with the Quarterly Manager’s Certificate) on each Quarterly Payment Date to such Ineligible LC Provider and such Ineligible LC shall be returned to the applicable LC Provider. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall not have any liability in respect of losses incurred as a result of the liquidation, for any delay or fees imposed in relation to the liquidation, or receiving the liquidation proceeds of any investment, or losses incurred as a result of the liquidation of any investment prior to its stated maturity, or the failure of the Ineligible LC Provider or the Manager (on behalf of the Issuers) to provide timely written instruction.

(i) If either (i) an Ineligible LC has ceased to be an Ineligible LC as a result of the conditions provided in clauses (a) and/or (b) of the definition thereof have ceasing to exist (any such cessation, an “Ineligibility Cure”) or (ii) such Ineligible LC has been replaced by a Qualified Replacement LC, then on the following Quarterly Payment Date, the Issuers (or the Manager on their behalf) shall instruct the Trustee to release amounts on deposit in the relevant LC Provider Account directly for payment to the related Ineligible LC Provider and return the applicable Ineligible LC to the related LC Provider. Following any Ineligibility Cure, the related LC Provider and Interest Reserve Letter of Credit shall no longer be treated as an Ineligible LC Provider or an Ineligible LC, respectively.

(j) Promptly following the occurrence of a Lessee Payment Default Rapid Am Event or the acceleration of the Class A Notes following an Event of Default, the Trustee, at the direction of the Manager (acting on behalf of the Issuers) shall submit a notice of drawing under each Interest Reserve Letter of Credit for the full available undrawn amount of such Interest Reserve Letter of Credit (but in no event in excess of the Class A Notes Interest Reserve Amount), and all such amounts drawn shall be deposited by the Trustee into the Class A Notes Interest Reserve Account and credited to the applicable LC Provider Account for application in accordance with the Priority of Payments (such drawings collectively, the “Final Drawing”) and following such Final Drawing (i) no additional amounts shall be available for drawing under the Interest Reserve Letters of Credit and each Interest Reserve Letter of Credit shall be returned to the applicable LC Provider and (ii) any Ineligibility Drawing in the LC Account of such Ineligible LC Provider shall be automatically converted to a Final Drawing.

(k) At any time after forty-eight (48) months from the earliest to occur of (x) the date on which the entire available amount under any Interest Reserve Letter of Credit shall have been drawn in full (excluding an Ineligibility Drawing (unless a Final Drawing has been made in respect of the remaining Interest Reserve Letters of Credit, in which case this clause (x) shall continue to apply)) and remains unreimbursed or (y) the date on which a Lessee Payment Default Rapid Am Event or an acceleration of the Class A Notes has occurred, the LC Administrative Agent on behalf of the LC Providers holding a majority of their aggregate outstanding reimbursement obligations shall have the right to elect (an “LC Election”) to become the Controlling Class Representative. At any time that an LC Administrative Agent is the Controlling Class Representative, one or more Noteholders (individually, an “LC Obligation Purchaser” and collectively, the “LC Obligation Purchasers”) may elect to purchase all of the unreimbursed reimbursement obligations of all LC Providers (including Ineligible LC Providers), together with any unpaid interest and letter of credit fees (“LC Obligations”), whereupon the LC Providers shall sell the LC Obligations to the LC Obligation Purchaser for an amount in cash equal to the amount of the LC Obligations. In the event that more than one Noteholder elects to become an LC Obligation Purchaser, the LC Providers agree to sell to each such Noteholder that has elected to be an LC Obligation Purchaser on a pro rata basis. Following such sale, the LC Obligation Purchasers shall have the same rights with respect to payment of the LC Obligations from the Issuers as the LC Providers and the right to become Controlling Class Representative shall revert back to the Class A Noteholders as if the LC Election had not occurred.

Section 5.14 Replacement of Ineligible Accounts.

If, at any time, any Class A Notes Interest Reserve Account, the Collection Account or any Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Issuers shall (i) within five (5) Business Days of obtaining Actual Knowledge thereof, notify the Control Party thereof and (ii) within thirty (30) days of obtaining Actual Knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) following the establishment of such new Eligible Account, transfer, or with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, and (D) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any of the Collection Account or any Administrative Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each payor of a change in payment instructions, if any.

Section 5.15 Payment of Spectrum Portfolio Maintenance Expenses.

On any Business Day, from time to time, that there are Spectrum Portfolio Maintenance Expenses due and payable on such day (any such date, a “Spectrum Portfolio Maintenance Expense Payment Date”), unless the Manager has paid (or confirmed that it will pay) such Spectrum Portfolio Maintenance Expenses as a Manager Expense Payment on or prior to such day, the Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on such day an amount equal to the lesser of (i) the sum of all unpaid Spectrum Portfolio Maintenance Expenses due and payable on or prior to such Spectrum Portfolio Maintenance Expense Payment Date and (ii) the amount on deposit in the Required Expense Reserve after giving effect to any deposits thereto pursuant to the Priority of Payments on or before such day and apply such funds to pay any Spectrum Portfolio Maintenance Expenses then due and payable. Notwithstanding the foregoing, if any such Spectrum Portfolio Maintenance Expenses are paid by a Successor Manager as Manager Expense Payments, such Successor Manager may cause the Trustee to reimburse such Successor Manager for such Manager Expense Payments on any Business Day as if it were otherwise making a payment of Spectrum Portfolio Maintenance Expenses.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions in General.

(a) Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto. With respect to Class A Notes held in the form of Book-Entry Notes, payment will be made by wire transfer in immediately available funds released by the Paying Agent from the Collection Account no later than 12:30 p.m. (New York City time) to DTC or its nominee, as the registered owner thereof, for further credit by DTC to the accounts of the holders thereof. With respect to Class A Notes held in the form of Definitive Notes, payment will be made (i) by wire transfer in immediately available funds released by the Paying Agent from the Collection Account no later than 12:30 p.m. (New York City time) if a Noteholder holds at least $100 million aggregate principal amount of Class A Notes and has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Note held in the form of a Definitive Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b) All distributions to Noteholders of all Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments on a pro rata basis as between the Class A Notes (i.e., A-1, A-2 and A-3 shall share payments on a pro-rata basis) and pro rata among holders of Notes within each Class of the same alphabetical designation. All distributions to Noteholders of all Series of Notes having the same alphabetical designation shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from exercise of remedies upon an Event of Default or a Lessee Payment Default Rapid Am Event.

(c) The Trustee shall distribute all amounts owed to the Noteholders of any Series of Notes pursuant to the instructions of the Issuers (or the Manager on their behalf) whether set forth in a Quarterly Noteholders’ Report, Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Issuers hereby represent and warrant, for the benefit of the Trustee and the Secured Parties, as follows as of the date hereof and as of each Series Closing Date:

Section 7.1 Existence and Power.

Each Securitization Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary except where the failure to be in good standing or to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Each Securitization Entity has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to have any such licenses, authorizations, consents or approvals could not reasonably be expected to result in a Material Adverse Effect.

Section 7.2 Company Authorization.

The execution, delivery and performance by the Issuers of this Base Indenture and any Series Supplement and by the Issuers and each other Securitization Entity of the other Transaction Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action and (b) do not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity (other than Permitted Liens), except for Liens created by this Base Indenture or the other Transaction Documents, except in the case of clause (b) above, the violation of which would not reasonably be expected to result in a Material Adverse Effect. This Base Indenture and each of the other Transaction Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3 No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Issuers of this Base Indenture and any Series Supplement and by the Issuers and each other Securitization Entity of any Transaction Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained or made by such Securitization Entity prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13.

Section 7.4 Binding Effect.

This Base Indenture and each other Transaction Document to which a Securitization Entity is a party is a valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Issuers, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

Section 7.6 Employee Benefit Plans.

No Securitization Entity has established, sponsored or maintained (or has in the past three (3) years established, sponsored or maintained) any Pension Plan or Multiemployer Plan. To the Actual Knowledge of the Securitization Entities, no event has occurred and no condition exists that could subject any Securitization Entities, either directly or by reason of its affiliation with any member of its Controlled Group, to any liability imposed by Title IV of ERISA, or to any lien imposed by Section 430 of the Code or Section 303 or Title IV of ERISA.

Section 7.7 Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all United States federal Tax returns, all material state, local and foreign Tax returns and all other Tax returns which, to the knowledge of the Issuers, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. Except as would not reasonably be expected to result in a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8 Disclosure.

No written report, financial statements, certificate or other information (other than forward-looking statements and projections, as to which no representation or warranty is made, but which nevertheless have been made in good faith on a reasonable basis) furnished in writing to the Trustee or the Noteholders by or on behalf of the Issuers pursuant to any provision of the Indenture, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture (when taken together with all other information furnished by or on behalf of the Sprint Entities to the Trustee or the Noteholders, as the case may be), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading in each case when taken as a whole and in the light of the circumstances under which they were made.

Section 7.9 Investment Company Act.

No Securitization Entity is, and after giving effect to the issuance of the Notes and the application of the proceeds therefrom none of the Securitization Entities will be required to register as an “investment company” as defined in the 1940 Act. The Securitization Entities intend to operate in a manner such that each Securitization Entity continues to qualify for the exemption provided by Rule 3a-7 under the 1940 Act, or for another exemption or basis other than 3(c)(1) or 3(c)(7) of the 1940 Act for not being required to register as an “investment company” under such Act.

Section 7.10 [Intentionally Omitted].

Section 7.11 Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Transaction Documents, the Securitization Entities shall be Solvent.

Section 7.12 Ownership of Equity Interests; Subsidiaries.

(a) All of the issued and outstanding limited liability company interests of the Issuers are directly owned by PledgeCos, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the PledgeCos free and clear of all Liens (other than Permitted Liens).

(b) All of the issued and outstanding limited liability company interests of the License Holders are directly owned by the Issuers, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Issuers free and clear of all Liens (other than Permitted Liens).

(c) Other than as set forth in Section 7.12(a) and Section 7.12(b), each Securitization Entity has no subsidiaries and owns no Equity Interests in any other Person.

Section 7.13 Security Interests.

(a) The Issuers and Guarantors own and have good title to or leasehold interests in, as applicable, its Collateral, free and clear of all Liens other than Permitted Liens. This Base Indenture and the Guarantee and Collateral Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected or evidence of which Lien has been recorded, in each case in accordance with the provisions of this Base Indenture, and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Issuers and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, and by an implied covenant of good faith and fair dealing. The Issuers and each Guarantor have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Guarantee and Collateral Agreement. The Issuers and each Guarantor have caused, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect or otherwise record evidence, as applicable, of the first-priority security interest (subject to Permitted Liens) in the Collateral granted to the Trustee hereunder or under the Guarantee and Collateral Agreement within ten (10) days of the date hereof.

(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, the Issuers have not, and no Guarantor has, pledged, assigned, sold or granted a security interest in the Collateral by grant, pledge, sale, assignment or other means. All action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral has been, or shall be, duly and effectively taken, consistent with the obligations set forth in Section 7.13 and Section 8.24. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Issuers and any Guarantor and listing the Issuers or Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by the Issuers or such Guarantor in favor of the Trustee, including as assignee in the case of the Contribution Agreements, on behalf of the Secured Parties in connection with this Base Indenture and the Guarantee and Collateral Agreement, and the Issuers have not, and no Guarantor has, authorized any such filing.

(c) All authorizations in this Base Indenture and the Guarantee and Collateral Agreement for the Trustee to execute or file financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Guarantee and Collateral Agreement are powers coupled with an interest and are irrevocable.

Section 7.14 Transaction Documents.

The Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements and the other Transaction Documents are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15 Other Liabilities.

Other than obligations in respect of the Notes or otherwise under the Transaction Documents,, no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including Contingent Obligations.

Section 7.16 Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation would not reasonably be expected to result in a Material Adverse Effect.

Section 7.17 No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees

Section 7.18 Equity Interest in Issuers.

The pledge to the Trustee under the Guarantee and Collateral Agreement of the Equity Interests in the Issuers is designed to assure the servicing, or the timely distribution of the proceeds of, the Collateral.

ARTICLE VIII

COVENANTS

Section 8.1 Payment of Notes.

(a) The Issuers shall pay or cause to be paid the principal of, and Class A Make-Whole Prepayment Premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, Class A Make-Whole Prepayment Premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, Class A Make-Whole Prepayment Premium, if any, and interest then due. Amounts properly withheld under the Code or any applicable state, local or foreign law from a payment to any Noteholder of interest, principal or Class A Make-Whole Prepayment Premium, if any, shall be considered as having been paid by the Issuers to such Noteholder for all purposes of the Indenture and the Notes.

(b) By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable Internal Revenue Service Form W-8 and any required attachments, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Issuers as provided in clause (a) above.

Section 8.2 Maintenance of Office or Agency.

(a) The Issuers will maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange or the payment of principal and Class A Make-Whole Prepayment Premium, may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuers in respect of the Notes and the Indenture may be served, and where, at any time when the Issuers are obligated to make a payment of principal of, and Class A Make-Whole Prepayment Premium, if any, on the Notes, the Notes may be surrendered for payment. The Issuers will give prompt written notice to the Trustee and the Back-Up Manager of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Back-Up Manager with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers will give prompt written notice to the Trustee and the Back-Up Manager of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby designate the applicable Corporate Trust Office as one such office or agency of the Issuers.

Section 8.3 Payment and Performance of Obligations.

The Issuers will, and will cause each other Securitization Entity to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including Tax liabilities and other governmental claims levied or imposed upon each such Securitization Entity or upon the income, properties or operations of such Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Transaction Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Issuers hereunder and the Guarantors under the Guarantee and Collateral Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence.

Except pursuant to a Permitted Silo Merger, each Issuer will, and will cause each other Securitization Entity which it controls to, maintain its existence as a limited liability company validly existing and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. Each Issuer will be, and will cause each other Securitization Entity which it controls to be, treated as a disregarded entity within the meaning of United

States Treasury Regulation Section 301.7701-2(c)(2) and the Issuers will not, nor will they permit any other Securitization Entity to be, classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Section 8.5 Compliance with Laws.

Each Issuer will, and will cause each other Securitization Entity to, comply with all Requirements of Law with respect to the Issuers or such other Securitization Entity except where such non-compliance would not be reasonably expected to result in a Material Adverse Effect; provided such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Securitization Entity, the Manager or the Trustee.

Section 8.6 Inspection of Property; Books and Records.

The Issuers will, and will cause each other Securitization Entity to, keep proper books of record and account in accordance with GAAP. The Issuers will, and will cause each other Securitization Entity to, permit, at reasonable times upon reasonable notice, the Back-Up Manager, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of their properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants, and reimburse the reasonable costs and documented out-of-pocket expenses of one such visit and inspection by each of the Back-Up Manager, the Controlling Class Representative and the Trustee, or any Person appointed by them per calendar year, as a Securitization Operating Expense, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided that during the continuance of a Rapid Amortization Event or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such Person may visit and conduct such activities at any time and all such visits and activities shall be reimbursable as a Securitization Operating Expense. The Back-Up Manager shall coordinate the date and time of such on-site visit with the Controlling Class Representative, the LC Administrative Agent and the Trustee such that the Back-Up Manager, the Controlling Class Representative, the LC Administrative Agent and the Trustee and any Person appointed by any of them to act as its respective agent to conduct their respective annual on-site visits on the same date.

Section 8.7 Notice of Defaults and Other Events.

The Issuers shall provide the Trustee, the Back-Up Manager, the Controlling Class Representative, the LC Administrative Agent and the Rating Agencies with respect to each Series of Notes Outstanding notice within three (3) Business Days of obtaining Actual Knowledge of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (v) any Event of Default or Default or (vi) any material default by a Subject Party under any Collateral Transaction Document, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuers.

Section 8.8 Notice of Material Proceedings.

The Issuers shall, without limiting Section 8.17, provide the Trustee, the Back-Up Manager, the Controlling Class Representative, the LC Administrative Agent and the Rating Agencies with respect to each Series of Notes Outstanding notice within ten (10) days of a determination by the Manager that the commencement or existence of any litigation, arbitration or other proceeding with respect to any Sprint Entity would be reasonably expected to result in a Material Adverse Effect.

Section 8.9 Investments.

The Issuers will, and will cause each other Securitization Entity to, not make, incur, or suffer to exist any Investment, other than (a) Investments in the Indenture Trust Accounts and Eligible Investments or (b) in respect of PledgeCo I, PledgeCo II and PledgeCo III, the Equity Interests each holds in the Master Issuer, Co-Issuer II and Co-Issuer III, respectively and in respect of the Master Issuer, Co-Issuer II and Co-Issuer III, the Equity Interests each holds in License Holder I, License Holder II and License Holder III, respectively.

Section 8.10 Liens.

The Issuers shall not, and shall not permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of their property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.11 Other Indebtedness.

The Issuers shall not, and shall not permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness, other than (subject to the last sentence of this Section 8.11), (i) Indebtedness hereunder or under the Guarantee and Collateral Agreement or any other Transaction Documents or (ii) any Guarantee by any Securitization Entity of the obligations of any other Securitization Entity. No Issuer or License Holder shall issue any “redeemable securities,” as defined in the 1940 Act, or any securities not permitted to be issued by an issuer of asset-backed securities relying on Rule 3a-7 under the 1940 Act.

Section 8.12 Mergers.

On and after the Closing Date, the Issuers shall not, and shall not permit any other Securitization Entity to, without the consent of the Control Party, merge or consolidate with or into any other Person (whether by means of a single transaction or a series of related transactions); provided that all of the constituent entities of any of Silo I, Silo II and/or Silo III may merge or consolidate with or into the corresponding constituent entities of any of Silo I, Silo II and/or Silo III if at such time no Default or Event of Default has occurred and is continuing or will result therefrom, and notice of such merger or consolidation is given to the Rating Agencies (any such merger or consolidation, a “Permitted Silo Merger”).

Section 8.13 Employee Benefit Plans.

The Issuers shall not establish, sponsor or maintain any Pension Plan or Multiemployer Plan or incur any material liability as a result of the sponsorship or maintenance of such plans by a member of the Controlled Group.

Section 8.14 Other Business.

The Issuers shall not, and shall not permit any other Securitization Entity to, except as otherwise permitted under this Base Indenture or the other Transaction Documents, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes, the ownership and maintenance of the Collateral, including the Licenses and the Spectrum Lease and other activities related to or incidental to any of the foregoing.

Section 8.15 Maintenance of Separate Existence.

(a) The Issuers will, and will cause each other Securitization Entity to, except as otherwise permitted hereunder or under the other Transaction Documents:

(i) maintain separate deposit and securities accounts, as applicable, or other accounts, from those of any of its Affiliates (other than each other), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than each other), other than as provided in the Transaction Documents;

(ii) ensure that all transactions between it and any of its Affiliates (other than each other), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (ii);

(iii) to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from any of its Affiliates (other than the Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii); and to the extent that any Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv) provide separate financial statements as required by Section 4.1(e);

(v) conduct its business in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company formalities, including holding all regular and special meetings appropriate to authorize all its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and intercompany transaction accounts;

(vi) not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities);

(vii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii) maintain at least two Independent Managers on its board of managers;

(ix) to the fullest extent permitted by law, so long as any Obligation remains outstanding, remove or replace any Independent Manager only for cause and only after providing the Trustee and the Control Party with no less than three (3) days’ prior written notice of any proposed removal of such Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in the Charter Documents of the applicable Securitization Entity; and

(x) (A) provide, or cause the Manager to provide, to the Trustee and the Control Party, a copy of the executed agreement with respect to the appointment of any replacement Independent Manager and (B) provide, or cause the Manager to provide, to the Trustee, the Control Party and each Noteholder, written notice of the identity and contact information for each Independent Manager upon obtaining Actual Knowledge and at any time that such information has changed from the information set forth in the relevant Charter Document.

(b) Each of the Issuers, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to such Issuer referenced in the opinion of Jones Day regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that such Issuer will, and will cause each other Securitization Entity to, comply with its Charter Documents and any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.16 Insurance.

The Issuers shall cause the Manager to list each Securitization Entity as an “additional insured” or “loss payee” or otherwise cause each Securitization Entity to be covered under any insurance maintained by the Manager or any Sprint Entity for the benefit of each such Securitization Entity pursuant to the Management Agreement.

Section 8.17 Litigation.

If Sprint Corporation is not then subject to, or otherwise filing reports under, Section 13 or 15(d) of the Exchange Act, the Issuers shall, provide a written report to the Manager, the Back-Up Manager and the Rating Agencies for each Series of Notes Outstanding on each Quarterly Payment Date that sets forth all outstanding litigation, arbitration or other proceedings against any Sprint Entity that would have been required to be disclosed in Sprint Corporation’s annual reports, quarterly reports and other public filings which Sprint Corporation would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Sprint Corporation were subject to, or otherwise reporting under, such provisions.

Section 8.18 Collateral Transfer.

The Issuers shall not, and shall not permit any other Securitization Entity to, sell, transfer, lease, license, liquidate or otherwise dispose of any of their property (whether by means of a single transaction or a series of related transactions), including Equity Interests of any other Securitization Entity, except for (i) subleases of the Spectrum Usage Rights to the Affiliated Entities and certain third parties on terms and conditions provided for in the Spectrum Lease, (ii) certain exchanges of Third-Party Leased Licenses for new Directly-Held Licenses so long as (a) the applicable License Holder shall have delivered evidence reasonably satisfactory to the Control Party that such Directly-Held License has been effectively transferred to such License Holder pursuant to Communications Laws and (b) no funds of the License Holders shall have been used in connection therewith, (iii) in connection with an Existing Coverage Consolidation (where “Existing Coverage Consolidation” means a BRS Directly-Held License issued for a Protected Service Area is terminated in the ordinary course or is otherwise no longer in full force and effect, and at the time of such termination or ceasing to be in full force and effect, there exists a corresponding BTA Directly-Held License that is in full force and effect and that provides the applicable License Holder with at least as much ability to serve the affected geographic Protected Service Area (considering the bandwidth available, the radio frequencies involved, and the power levels authorized) as the License Holders had immediately prior to such termination or cessation), (iv) exchanges with a third-party in respect of one or more of the 1.9 GHz FCC licenses held by such third-party and one or more of the 1.9 GHz Directly-Held Licenses held by the License Holders (a “1.9 Swap”) subject to the following terms and conditions (the “1.9 Swap Conditions”): (1) such 1.9 Swap is entered into with an entity unaffiliated with SCI on an arm’s-length basis, (2) the FCC license received in the 1.9 Swap is of equal or greater value than the exchanged license, and is in a 5 x 5 MHz paired configuration within the same BTA market, and the market value of the Spectrum Portfolio will not be lower after giving effect to the 1.9 Swap than it was prior to giving effect to the 1.9 Swap, (3) the 1.9 Swap is entered into in the ordinary course of business, (4) the 1.9 Swap is not materially adverse to the Secured Parties, (5) the 1.9 Swap is made on a fair and non-discriminatory basis with respect to the Spectrum Portfolio and without any preference to SCI’s and its Affiliates’ other FCC license holdings, (6) the total aggregate MHz-pops of the Spectrum Portfolio at the time of such 1.9 Swap that is subject to 1.9 Swaps does not exceed 7.5% of the total aggregate MHz-pops of the Spectrum Portfolio (including 1.9 GHz and 2.5 GHz FCC licenses) as of the Closing Date, provided that a 1.9 Swap entered into prior to the Closing Date but not yet closed pending approval by the FCC will be disregarded for purposes of this clause, (7) the 1.9 Swap has received prior FCC approval, (8) the Manager has provided a certificate to each of the Issuers, the Manager and the Back-Up Manager certifying the preceding conditions and containing a reasonably detailed description of the business purpose and the benefit to the Spectrum Portfolio of the 1.9 Swap, (9) SCI has provided an opinion in substantially the same substance, to the extent relevant, as the regulatory opinion received in connection with the issuance of the Class A Notes, (10) the 1.9 Swap must be an in-kind exchange whereby License-Holder and its counterparty each give and receive an FCC license, or an exchange in which only SCI or other Sprint Affiliate (other than the Securitization Entities) pays cash and not the 1.9 Swap counterparty and (11) the FCC licenses received by the License Holders in connection with the 1.9 Swap shall be equal in amount of MHz-pops (the “Equal MHz-pops Condition”), provided that License Holders may enter into a “non-uniform” 1.9 Swap which does not satisfy the Equal MHz-pops Condition, so long as the “non-uniform” 1.9 Swap does not reduce the 1.9 GHz Directly-Held Licenses MHz-pops by more than 5% of the 1.9 GHz Directly-Held Licenses aggregate MHz-pops held by the License Holders on the Closing Date and (v) Permitted Silo Mergers.

Section 8.19 Dividends, Officers’ Compensation, etc.

Other than distributions of net proceeds of the offering on the Closing Date, the Issuers will not declare or pay any distribution on any of their respective limited liability company interests other than any Issuers Reserve Distributions; provided that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Issuers may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Issuers’ Charter Documents, only after satisfaction of the Priority of Payments. The Issuers shall not, and shall not permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Base Indenture or as consented to by the Control Party.

Section 8.20 Derivatives Generally.

The Issuers shall not, and shall not permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract or forward purchase contract.

Section 8.21 Tax Lien Reserve Amount.

In the event a Tax Lien Reserve Amount is contributed to any PledgeCo, such amount will be contributed by the relevant PledgeCo to the Issuers and held in an Indenture Trust Account(a “Tax Lien Reserve Account”) established with and controlled by the Trustee, in which the Trustee shall have a security interest. The Tax Lien Reserve Amount may only be released from such account as follows: (a) the Back-Up Manager instructs the Trustee in writing to withdraw and pay all of such Tax Lien Reserve Amount in accordance with the written instructions of the Issuers which may include returning such amounts to the relevant PledgeCo for refund to Sprint Corporation or an Affiliate of Sprint Corporation (or the Manager on its behalf) upon receipt by the Trustee, the Manager, the Back-Up Manager and the Controlling Class Representative of reasonably satisfactory evidence obtained by the Issuers or the Manager that the Lien for which such Tax Lien Reserve Amount was established has been released by the IRS; (b) the Issuers, or the Manager on behalf of the Issuers, deliver written instructions to the Trustee to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS on behalf of the Securitization Entities; provided that the Issuers shall deliver, or cause to be delivered, prior written notice of any such written instruction to the Back-Up Manager; or (c) the Control Party instructs the Trustee in writing to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS (i) upon the occurrence and during the continuation of an Event of Default or (ii) upon receipt of written notice from any Securitization Entity stating that the IRS intends to execute on the Lien for which such Tax Lien Reserve Amount was established in respect of any assets of any Securitization Entity; provided that the Control Party shall deliver a copy of any such written instruction to Sprint Corporation.

Section 8.22 Charter Documents.

The Issuers shall not, and shall not permit any other Securitization Entity to, amend, or consent to the amendment of any of their respective Charter Documents to which they are parties or members unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided that the Issuers and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or to allow for any Permitted Silo Merger or any other merger or consolidation permitted under the Indenture or if such amendments would not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Control Party. The Control Party may rely on an Officer’s Certificate to make such determination. The Issuers shall provide written notice to each Rating Agency (with a copy to the Back-Up Manager) of any amendment of any Charter Document of any Securitization Entity.

Section 8.23 Bankruptcy Remoteness

The Issuers shall not, and shall cause the License Holders not to, take or omit to take action, as necessary in order for the Issuers and the other License Holders to remain in compliance with the bankruptcy remoteness criteria as set forth in their respective Charter Documents.

Section 8.24 Further Assurances.

(a) The Issuers will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Back-Up Manager such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest or to record evidence of such security interest, as applicable, subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Transaction Documents or to better assure and confirm unto the Trustee, the Back-Up Manager, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted in the Collateral hereby and by the Guarantee and Collateral Agreement. The Issuers and the other Securitization Entities intend the security interests granted pursuant to the Indenture and the Guarantee and Collateral Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and the Issuers will, and will cause each other Securitization Entity to, take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first-priority perfected security interest in the Collateral or to record evidence of such security interest in the Collateral (in each case, except with respect to Permitted Liens). If the Issuers and the other Securitization Entities fail to perform any of their agreements or obligations under this Section 8.24(a), after written notice to the Issuers and the other Securitization Entities by the Trustee or the Back-Up Manager then the Back-Up Manager may perform such agreement or obligation, and the expenses of the Back-Up Manager incurred in connection therewith shall be payable by the Issuers upon the Back-Up Manager’s demand therefor in accordance with the Priority of Payments. The Back-Up Manager is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection or record evidence, as applicable, of the Trustee’s security interest in the Collateral in the manner authorized in Section 3.5(a) and the Guarantee and Collateral Agreement.

(b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within three (3) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) If any Securitization Entity shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC), any such Securitization Entity shall promptly (in any event within 10 Business Days) notify the Back-Up Manager that it has obtained such an interest and shall sign and deliver documentation reasonably acceptable to the Back-Up Manager granting a security interest under this Base Indenture or the Guarantee and Collateral Agreement, as the case may be, in and to such commercial tort claim or claims.

(d) The Issuers will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(e) The Issuers will, and will cause each other Securitization Entity to, cause all amounts deposited to the Collection Account to be applied in accordance with the Priority of Payments.

(f) On or before each anniversary of the Closing Date, commencing with October 27, 2017, the Issuers shall furnish to the Trustee, the Rating Agencies for each Series of Notes Outstanding, the Back-Up Manager and the LC Administrative Agents an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are necessary to maintain the perfection of, or recordation of evidence of, as applicable, the Lien and security interest created by this Base Indenture and the Guarantee and Collateral

Agreement, as required hereunder and thereunder, under Article 9 of the applicable UCC and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendment or other documents that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest or record evidence, as applicable, of such security interest of this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the applicable UCC in the Collateral until the following calendar year.

(g) On each Business Day on which amounts are held in the Lease Payment Account, the Manager, on behalf of the License Holders, will cause to be swept and deposited to the Collection Account (including pursuant to standing entitlement orders or other instructions evidencing a distribution in respect of the Collateral Interests issued by the License Holders in the Issuers), for application in accordance with the Priority of Payments, all Lease Payments and any other amounts paid to the License Holders pursuant to the Spectrum Lease.

Section 8.25 Defense of Claims.

Each Securitization Entity will agree, at its sole expense, to vigorously defend against any claimed or asserted actions, suits or proceedings, however arising, brought by any Person (other than any Secured Party) during the Specified Period against any Securitization Entity or any of its assets or otherwise in connection with the Transactions and, in furtherance of the foregoing, each Securitization Entity will take such action in such defense as shall be reasonably requested by the Required Noteholders, where “Specified Period” means the period from and after the date on which an event described in clause (iv) of the definition of “Management Termination Event” shall have occurred and prior to the occurrence of a Lessee Payment Default Rapid Am Event.

Section 8.26 Acquisition of Assets.

Other than as permitted hereunder and under the other Transaction Documents, the Issuers shall not, and shall not permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property.

Section 8.27 Actions under the Collateral Transaction Documents and Transaction Documents.

(a) The Issuers will not, and will not permit any Securitization Entity which it controls to, take any action that would permit any Person party to a Collateral Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Collateral Transaction Documents or that would result in the hypothecation, subordination, or discharge of, or impair the validity or effectiveness of, any Collateral Transaction Document (except as permitted under the Collateral Transaction Documents and the Indenture).

(b) Except as otherwise provided in Section 3.2(a) or any other Transaction Document, the Issuers agree that they will not, and will cause each Securitization Entity which it controls not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Transaction Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to the Issuers or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c) The Issuers agree that they will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative), amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transaction Documents except as permitted under the Transaction Documents.

(d) Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) the Issuers will not, and will cause each Securitization Entity which it controls not to, without the prior written consent of the Control Party, terminate the Manager and appoint any Successor Manager in accordance with the Management Agreement (other than in the case of a Specified Manager Termination Event, in which case the Manager will automatically be terminated (without requiring any direction from the Control Party or the Controlling Class Representative)) and (ii) the License Holders will terminate the Manager and appoint one or more Successor Managers in accordance with the Management Agreement with the approval of the Control Party (at the direction of the Controlling Class Representative).

ARTICLE IX

REMEDIES

Section 9.1 Rapid Amortization Events.

The Class A Notes will be subject to rapid amortization following the occurrence (unless waived) of any of the following events as declared by the Control Party (at the direction of the Controlling Class Representative) by written notice to the Issuers (with a copy to the Trustee) (each, a “Rapid Amortization Event”); provided that a Rapid Amortization Event described in clauses (a) and (b) below will occur automatically without any declaration by the Control Party unless the Control Party (acting at the direction of the Controlling Class Representative) and each affected Noteholder and each LC Provider have agreed to waive such event in accordance with Section 9.7:

(a) SCI or any Spectrum Lease Guarantor shall fail to make any lease payment to be made by it when due on a Spectrum Lease Payment Date under the Spectrum Lease and such failure remains unremedied for five (5) Business Days (a “Lessee Payment Default Rapid Am Event”);

(b) the failure to repay or refinance any Tranche of the Class A Notes in full by the Series Anticipated Repayment Date relating to such Tranche of the Class A Notes;

(c) the occurrence of a Manager Termination Event (except pursuant to clauses (iv), (v) or (vi) of the definition thereof); or

(d) an Event of Default shall have occurred.

For the avoidance of doubt, any Scheduled Principal Payments set forth in any Series Supplement shall continue to be made when due and payable subsequent to the occurrence of a Rapid Amortization Event. The Control Party, acting with the consent of the Controlling Class Representative, shall be entitled to waive the occurrence of any Rapid Amortization Event, except in the case of a Rapid Amortization Event pursuant to clauses (a) and (b) above, which shall require the consent of each Noteholder and LC Provider.

Promptly upon the occurrence of a Lessee Payment Default Rapid Am Event or the acceleration of the Class A Notes following the occurrence of an Event of Default, the Control Party (at the direction of the Controlling Class Representative) shall direct the Trustee to proceed to sell, lease, license or otherwise dispose of all or any portion of the Collateral, including through public or private dispositions, which may include an auction sale process, and otherwise exercise the rights of a secured party upon default under the UCC, all in accordance with applicable Requirements of Law and the procedures set forth in the Remedial Provisions (the “Spectrum Realization Procedures”) and, in connection therewith, the Control Party shall have all of the rights and remedies of (and shall be afforded all the protections of) the Trustee set forth in the Remedial Provisions and set forth in the Back-Up Management Agreement. The proceeds from the Spectrum Realization Procedures shall be applied in accordance with the Priority of Payments.

Section 9.2 Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a) the occurrence of any Event of Bankruptcy with respect to any Securitization Entity;

(b) any representation or warranty made or deemed to be made by any of Sprint Corporation, the Spectrum-Licensing Subsidiaries, the Lessee, the Spectrum Lease Guarantors, the Depositors or the Manager (other than a Successor Manager that is not an Affiliate of Sprint, each, a “Sprint Party” and, together with the Securitization Entities, the “Subject Parties”) or any Securitization Entity under any Transaction Document shall prove to be false or incorrect in any material respect when made or deemed made, and such breach remains unremedied for ten (10) Business Days after the Issuers are notified in writing by the Required Noteholders, the Trustee or the Control Party of such breach; provided that no Event of Default will occur pursuant to this clause (b) if (1) the failure of any such representation or warranty to be true and correct in all material respects when made or deemed made can be remedied by making a payment of an Indemnification Amount or Repurchase Amount, (2) the relevant Indemnitor or other applicable Person has paid the required Indemnification Amount or Repurchase Amount in accordance with the terms of the Transaction Documents and (3) such Indemnification Amount or Repurchase Amount, as applicable, has been deposited into the Collection Account;

(c) (A) any Subject Party fails to perform or observe any term, covenant or agreement applicable to it under any Transaction Document to which it is a party (other than those described in subclauses (B) and (C) of this clause (c)) and such failure remains unremedied for fifteen (15) Business Days following the earlier to occur of the date that an Authorized Officer of such Subject Party obtains Actual Knowledge of such failure and the default caused thereby or the date that the Issuers are notified in writing by the Required Noteholders, the Trustee, the Back-Up Manager or the Control Party (acting at the direction of the Controlling Class Representative) of such failure; (B) any Subject Party fails to make any payment or deposit to be made by it when due (including if the Issuers default in the payment of interest on any Series of Notes when the same becomes due and payable) under any Transaction Document (other than payments by the Issuers in respect of principal under this Indenture or payments by SCI or any Spectrum Lease Guarantor due in respect of the Spectrum Lease and other than any such failure constituting a Manager Termination Event) and such failure remains unremedied for five (5) Business Days after an Authorized Officer of the Manager has Actual Knowledge thereof; or (C) the Issuers shall fail to pay any principal of any Series of Notes on its Series Legal Final Maturity Date; provided that, in the case of a failure to pay principal of any Series of Notes on its Series Legal Final Maturity Date resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the Trustee receives written notice or an Authorized Officer of the Trustee has Actual Knowledge of such administrative error or omission; provided, further, that the failure to pay any Class A Make-Whole Prepayment Premium on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default;

(d) any Securitization Entity fails to pay any principal of or premium or interest on any Indebtedness other than any Series of Notes in a principal amount in excess of $1,000,000 (“Securitization Entity Material Indebtedness”) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after any applicable grace period under the documentation governing such Indebtedness; or any other default under any agreement or instrument relating to any Securitization Entity Material Indebtedness, or any other event shall occur in respect thereof, if the effect of such default or event (after giving effect to any applicable grace period) is to accelerate, or to permit the acceleration of, the maturity of such Securitization Entity Material Indebtedness;

(e) the Issuers at any time fail to maintain a valid, perfected, first priority security interest in favor of the Trustee for the benefit of the Secured Parties over a material portion of the Collateral (other than as a result of any act or failure to act by the Secured Parties), provided that if such failure is cured within three (3) Business Days such failure will cease to be an Event of Default;

(f) (A) any of the Directly-Held Licenses or Third-Party Leased Licenses (other than the Third-Party Leased License associated with Clark County) is terminated, or is otherwise no longer in full force and effect or any of the Third-Party Lease Agreements (other than the Third-Party Leased License associated with Clark County) is not renewed or is otherwise not in full force and effect (except in connection with any Third-Party Leased License in respect thereof becoming a Directly-Held License of License Holders), (B) on the effective date set forth in any final order by the FCC (or other governmental body) revoking, canceling or otherwise terminating or failing to renew any of the Directly-Held Licenses or Third-Party Leased Licenses (other than the Third-Party Leased License associated with Clark County), (C) if any of the Directly-Held Licenses or Third-Party Leased Licenses (other than the Third-Party Leased License associated with Clark County) is lawfully reclaimed or taken by the FCC or any other governmental body pursuant to a final order, (D) if any of the Directly-Held Licenses or Third-Party Leased Licenses (other than the Third-Party Leased License associated with Clark County), or the Communications Laws and other laws applicable to the Directly-Held Licenses or Third-Party Leased Licenses, are modified in a manner that materially diminishes the ability of the License Holders to use any of the Third-Party Leased Licenses (other than the Third-Party Leased License associated with Clark County) or Directly-Held Licenses to provide communications services of the same service type and the same quality (considering radiated power, interference received from third-party sources, and geographic scope) as are being provided using such License on the Closing Date, or (E) any License Holder is no longer the holder of, or no longer in “de jure” control and “de facto” control of, any of the Directly-Held Licenses, in each case, except as expressly permitted under this Indenture or the other Transaction Documents, and in the case of subclauses (A) to (E) other than in connection with an Existing Coverage Consolidation; and any such condition, as set forth in subclauses (A) to (E), (X) if both the aggregate MHz-pops of the Licenses adversely affected by any of the conditions set forth in subclauses (A) to (E) is less than 2% of the aggregate MHz-pops of all of the Licenses in the Spectrum Portfolio (excluding the Third-Party Leased License associated with Clark County) or at such time the number of such adversely affected Licenses is less than 10, remains unremedied for 90 calendar days, or (Y) if either the aggregate MHz-pops of the Licenses adversely affected by any of the conditions set forth in subclauses (A) to (E) is 2% or more of the aggregate MHz-pops of all of the Licenses in the Spectrum Portfolio (excluding the Third-Party Leased License associated with Clark County) or at such time the number of such adversely affected Licenses is 10 or more, remains unremedied for twenty (20) Business Days, it being agreed that an Event of Default arising pursuant to this Section 9.2(f) may be waived by the Control Party (acting at the direction of the Controlling Class Representative);

(g) any of the Specified Transaction Documents shall cease to be in full force and effect;

(h) the entry of one or more judgments or decrees against any Securitization Entity for the payment of money in an aggregate amount greater than $1,000,000 remaining undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, nor shall any action be legally taken by a judgment creditor to attach or levy upon any assets of a Securitization Entity to enforce any such judgment (whether insured or uninsured);

(i) (A) the failure of SCI to (directly or indirectly) own 100% of the voting and economic Equity Interests in the Manager, each Spectrum-Licensing Subsidiary (provided that any Spectrum-Licensing Subsidiary may merge or consolidate with another Spectrum-Licensing Subsidiary, SCI or other subsidiary of SCI so long as SCI is the direct or indirect owner of 100% of the voting and economic Equity Interests of the surviving entity) and the Depositors (provided that any Depositor may merge or consolidate with another Depositor in connection with any Permitted Silo Merger or with any other subsidiary of SCI so long as SCI is the direct or indirect owner of 100% of the voting and economic Equity Interests of the surviving entity), (B) the failure of Sprint Corporation to directly own 100% of the voting Class A interests of the PledgeCos and the Intermediate HoldCos, and indirectly own, through the Intermediate HoldCos, 100% of the voting Class A Equity Interests of the PledgeCos, (C) the failure of any of Depositor I, Depositor II or Depositor III to directly own 100% of the non-voting Class B economic interests of Intermediate HoldCo I, Intermediate HoldCo II and Intermediate HoldCo III, respectively, following the transfer thereof to the Depositors (provided that any Intermediate HoldCo may merge or consolidate with another Intermediate HoldCo in connection with a Permitted Silo Merger), (D) the failure of any of Depositor I, Depositor II or Depositor III to own (directly or indirectly through Intermediate HoldCo I, Intermediate HoldCo II or Intermediate HoldCo III, as applicable) 100% of the non-voting Class B economic interests of PledgeCo I, PledgeCo II and PledgeCo III, respectively, (E) the failure by any of PledgeCo I, PledgeCo II or PledgeCo III to own directly 100% of the Equity Interests in the Master Issuer, Co-Issuer II or Co-Issuer III, respectively, or (F) the failure by any of the Master Issuer, Co-Issuer II or Co-Issuer III to own directly 100% of the Equity Interests in License Holder I, License Holder II or License Holder III, respectively, in each case other than as the result of, or as expressly permitted above in connection with, a Permitted Silo Merger;

(j) failure to pay principal on any Series of Notes in the amount of funds, if any, available pursuant to subclause (b) of clause (ix) of the Priority of Payments, as applicable, for the related Quarterly Payment Date that remains unremedied for two (2) Business Days;

(k) (A) the occurrence of a “Termination Event” under the Spectrum Lease (other than as a result of (1) a failure by SCI or any Spectrum Lease Guarantor to make any payment when due in respect of the Spectrum Lease or a Lessee Payment Default Rapid Am Event or (2) a “change of control” as set forth in clause (iv) of the definition thereof), (B) a Subject Party fails to perform or observe any term, covenant or agreement applicable to it under the Spectrum Lease (other than as described in clause (A) above) and such failure remains unremedied for ten (10) Business Days after the Issuers are notified in writing by the Required Noteholders, the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such failure, or (C) the Spectrum Lease is amended, supplemented or otherwise modified without the consent of the Control Party (acting at the direction of the Controlling Class Representative);

(l) other than following the occurrence and continuance of a Rapid Amortization Event, at any time (a) the sum of the amounts on deposit in the Class A Notes Interest Reserve Account plus the LC Availability is not at least equal to the Class A Notes Interest Reserve Amount or (b) the amounts on deposit in the Required Expense Reserve Account are not at least equal to the Required

Expense Reserve Amount, in each case, as of the most recent Quarterly Payment Date, after giving effect to the application of Collections and any increase in the LC Availability on such date, and such failure remains unremedied for five (5) Business Days;

(m) any of the Subject Parties is determined to be either an “investment company” or under the “control” of an “investment company” under the 1940 Act;

(n) the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such lien has not been released within sixty (60) days, unless (i) SCI or a subsidiary thereof has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted lien within sixty (60) days of such payment, or (ii) such lien or the asserted liability is being contested in good faith and SCI or a subsidiary thereof has contributed to the PledgeCos funds in the amount necessary to satisfy the asserted liability (the “Tax Lien Reserve Amount”), which such funds are set aside and remitted to an Indenture Trust Account as provided in Section 8.21;

(o) any Securitization Entity fails to perform or comply with any material provision of its Charter Documents or any provision of Section 8.15 or the Guarantee and Collateral Agreement respectively relating to legal separateness of the Securitization Entities, which failure is reasonably likely to cause the contribution of the Collateral to such Securitization Entity pursuant to the Contribution Agreements to fail to constitute a “true sale” or other absolute assignment of such Collateral pursuant to such Contribution Agreement or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity relative to any Person other than another Securitization Entity and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of an Authorized Officer of such Securitization Entity or written notice to such Securitization Entity from the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such failure;

(p) a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral pursuant to a Contribution Agreement does not constitute a “true sale” or other absolute assignment of such Collateral pursuant to such agreement, or

(q) failure to consummate a Change of Control Prepayment on or before the Change of Control Prepayment Date,

then (i) in the case of any event described in each clause above (except for clause (a) thereof) that is continuing, the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Issuers, shall declare the Notes of all Series to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, any applicable Class A Make-Whole Prepayment Premium, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (a) above, the unpaid principal amount of the Notes of all Series, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders (including any applicable Class A Make-Whole Prepayment Premium) and the other Secured Parties under the Indenture Documents, shall immediately and without further act become due and payable, and in each case the Trustee will have all rights and remedies under the Uniform Commercial Code including the right to perform the Spectrum Realization Procedures, which may include complying with direction of the Control Party in accordance with the Remedial Provisions and the Back-Up Management Agreement (with any amounts realized from Spectrum Realization Procedures to be paid pursuant to the Priority of Payments). Promptly following the

Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Issuers, each Rating Agency for each Series of Notes Outstanding, the Controlling Class Representative, the Manager, the Back-Up Manager, each Noteholder, the LC Administrative Agent and each other Secured Party.

If any Securitization Entity obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, such Securitization Entity will notify the Trustee, the Manager, the Back-Up Manager and each other Securitization Entity within five (5) Business Days of obtaining such Actual Knowledge.

Notwithstanding anything herein to the contrary, none of the Securitization Entities nor any of their respective Affiliates will be permitted to make any cash (or other) contribution, or any payment on the Spectrum Lease to the Lessors for distribution, to the Issuers in order to cure or prevent an Event of Default resulting from the failure to pay interest on any Series of Notes if a Lessee Payment Default Rapid Am Event has occurred.

Section 9.3 Certain Rights of the Control Party and the Trustee upon Event of Default and Lessee Payment Default Rapid Am Event.

(a) Payment of Principal and Interest. The Issuers covenant that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or Class A Make-Whole Prepayment Premium, if any, on any Series of Notes Outstanding when due and payable, the Issuers will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(f), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, Class A Make-Whole Prepayment Premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Trustee and its agents and counsel.

(b) Proceedings To Collect Money. In case the Issuers shall fail to pay any amounts payable under this Indenture when due, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuers and collect in the manner provided by law out of the property of the Issuers, wherever situated, the moneys adjudged or decreed to be payable.

(c) Other Proceedings. As Control Party, the Back-Up Manager acting at the direction of the Controlling Class Representative will (a) upon acceleration of the Class A Notes following an Event of Default and (b) following a Lessee Payment Default Rapid Am Event promptly direct the Trustee to:

(i) proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate proceedings (including any FCC and/or other regulatory filings) as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Transaction Document or by law, including any remedies of a secured party under applicable law;

(ii) (A) direct the Issuers to exercise (and the Issuers agree to exercise) all rights, remedies, powers, privileges and claims of the Issuers against any party to any Collateral Transaction Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to the Issuers, and any right of the Issuers to take such action independent of such direction shall be suspended, and (B) if (x) the Issuers shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) the Issuers refuse to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision of the Indenture to direct the Issuers to take such action);

(iii) institute proceedings from time to time for the complete or partial foreclosure with respect to the Collateral; and/or

(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law and otherwise in compliance with Communications Laws; provided that (i) the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative) and the Trustee shall provide notice to the Issuers of a proposed sale of Collateral and (ii) in no event shall the Trustee sell the claim under the Spectrum Lease to any Person not an Affiliate of the Lessee other than in connection with a disposition of the Spectrum Portfolio.

(d) Sale of Collateral. In connection with any sale of the Collateral (which may proceed separately and independently from the exercise of other remedies under the Indenture or the Guarantee and Collateral Agreement), or any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document to the extent permitted by law:

(i) any of the Trustee, any Noteholder and/or any other Secured Party may bid for and purchase the property being sold, subject to the Communications Laws, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv) the receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser at such sale for their purchase money, and such purchaser, and their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e) Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee or the Control Party of any of their respective rights hereunder or under the Guarantee and Collateral Agreement shall be held by the Trustee or the Control Party as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in the priorities set forth in the Priority of Payments; provided that, unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed pro rata among each Series of Notes based upon the Outstanding Principal Amount of the Notes of each such Class.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h) Attorney in Fact. Upon the occurrence and during the continuance of any Event of Default each of the Trustee and the Control Party is hereby appointed (without the obligation) the attorney in fact of the Issuers for the purpose of carrying out the provisions of this Article IX and taking any action and executing any instruments that the Trustee and the Control Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Article IX to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of the Issuers representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Issuer for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person shall step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Guarantee and Collateral Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture or the Guarantee and Collateral Agreement; and

(d) consents and agrees that, subject to the terms of the Indenture and the Guarantee and Collateral Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (at the direction of the Controlling Class Representative)) determine.

Section 9.5 Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Transaction Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Transaction Document or otherwise, is limited in recourse to the property and assets of the Securitization Entities. The proceeds of the property and assets of the Securitization Entities having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee, the Rating Agencies and the Back-Up Manager, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (a) thereof), Potential Rapid Amortization Events and Rapid Amortization Events and its consequences; provided that before any waiver may be effective, the Back-Up Manager must have received any reimbursement then due or payable in respect of unreimbursed Collateral Protection Advances (including interest thereon) or any other amounts then due to the Back-Up Manager or the Trustee hereunder or under the Transaction Documents; provided that the Control Party shall provide written notice of any such waiver to each Rating Agency for each Series of Notes Outstanding (with a copy to the Back-Up Manager). Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(a) shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee, the Rating Agencies for each Series of Notes Outstanding and the Back-Up Manager, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided that a Rapid Amortization Event described in clause (a) or clause (b) of Section 9.1 relating to a particular Series of Notes shall not be permitted to be waived by any party unless each affected Secured Party has consented in writing to such waiver.

Section 9.7 Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (acting at the direction of the Controlling Class Representative, subject to Section 11.4(f)) may institute and direct the time, method and place of conducting, any proceeding in respect of any enforcement of the Collateral or conducting any proceeding in respect of any enforcement of Liens on the Collateral or conducting any proceeding for any remedy available to the Trustee and to direct the exercise of any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law, the Manager Standard (if the Back-Up Manager is acting as Successor Manager), the Back-Up Management Standard or with the Indenture;

(b) the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and

(c) such direction shall be in writing;

provided that, the Trustee may refuse to follow any direction if it reasonably believes such direction violates law, the Back-Up Management Standard, the Base Indenture or the Guarantee and Collateral Agreement or it has not received reasonably satisfactory indemnity. The Trustee will take no action referred to in this Section 9.8 unless instructed to do so by the Control Party in writing.

Section 9.8 Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, no holder of a Note has the right to pursue any remedy with respect to the Base Indenture or any other Transaction Document, unless:

(a) such Noteholder has given to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b) the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes have made a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative indemnification reasonably satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d) the Trustee does not comply with such request within sixty (60) days of receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Majority of Class A Noteholders; and

(f) the Control Party (at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Transaction Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.9 Rights of Noteholders.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to bring suit for the enforcement of any payment on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.10 The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.11 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.8, the Control Party or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.12 Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Transaction Document and such Proceeding has been discontinued or abandoned or dismissed for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.13 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Transaction Document, or otherwise, shall not prevent the concurrent or future assertion or employment of any other appropriate right or remedy.

Section 9.14 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Noteholder or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Lessee Payment Default Rapid Am Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Noteholders or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Noteholders or any other Secured Party, as the case may be.

Section 9.15 Waiver of Stay or Extension Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Transaction Document; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantages of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.16 Government Approvals.

Notwithstanding anything to the contrary contained in any Transaction Document, any foreclosure on or sale or other transfer or disposition of any of the Collateral pursuant to the Spectrum Realization Procedures or otherwise, including by way of a sale, transfer, or disposition of Equity Interests in the License Holders or the Issuers, or other exercise of remedies in respect of the Collateral (a “Disposition”) that results in changing the de jure or de facto control of the Directly-Held Licenses or de facto control of the Third-Party Leased Licenses from the License Holders to any other Person shall be conducted in accordance with the Communications Laws and, if and to the extent required thereby, subject to the prior approval of the FCC or any other applicable Governmental Authority. Any Disposition that results in the transfer of any rights to use the spectrum encompassed by any Third-Party Lease Agreement shall require the consent of the Third-Party Lease Counterparty thereunder to the extent required therein, after giving effect to the Third-Party Lease Consent/Assignments. Each Securitization Entity agrees to take any lawful action that may be necessary or desirable which the Back-Up Manager or the Trustee may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Secured Parties by the Transaction Documents, including specifically, after the occurrence and during the continuance of an Event of Default or after the occurrence of a Lessee Payment Default Rapid Am Event, the use of such Securitization Entity’s best efforts to assist in obtaining any approval of the FCC and any other Governmental Authority that is then required under the Communications Laws or under any other applicable Requirements of Law and any required consents under the Third-Party Lease Agreements after giving effect to the Third-Party Lease Consent/Assignments for any action or transaction contemplated by any Transaction Document, including the sale or other transfer or disposition of Collateral pursuant to the Spectrum Realization Procedures or otherwise following the occurrence and during the continuance of an Event of Default. Such efforts shall include, to the extent permitted by the Communications Laws, sharing with the Back-Up Manager and the Trustee any FCC registration numbers, account numbers and passwords for the FCC’s electronic filing system, and preparing, certifying and filing (or causing to be prepared, certified and filed) with the FCC or any other applicable Governmental Authority any portion of any application or applications for approval of the assignment or other transfer of control of the Licenses, the Third-Party Lease Agreements or any Securitization Entity required to be filed under Communications Laws for approval of any sale or other transfer or disposition of any part of the Collateral.

ARTICLE X

THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a) The Trustee is hereby authorized and directed to execute, deliver and perform each of the Transaction Documents or any other related document, in each case, to which the Trustee is or is intended to be a party, and each Noteholder, by its acceptance thereof, agrees that the Trustee has no responsibility for the commercial terms of such Noteholder’s rights or the terms of any such Transaction Document related thereto.

(b) In case an Event of Default or Rapid Amortization Event actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall (except in the case of the receipt of directions with respect to such matter from the Control Party or the requisite percentage of Noteholders in accordance with the terms of this Base Indenture or another Transaction Document) exercise the rights and powers vested in it by the Indenture and the other Transaction Documents, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Back-Up Manager Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee shall have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative or the requisite percentage of Noteholders in connection with an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Back-Up Manager Termination Event or for acting or failing to act due to any direction or lack of direction from the Control Party, the Controlling Class Representative, or the requisite percentage of Noteholders. No provision of this Base Indenture may be construed to relieve the Trustee from liability for its own negligent action, negligent failure to act, fraud, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order), except as provided in Section 10.1(d). The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform on their face to the requirements of this Indenture; provided that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement opinion, report, document, order or other instrument furnished by the Issuers under the Indenture.

(c) Except during the occurrence and continuance of an Event of Default or a Rapid Amortization Event of which a Trust Officer shall have Actual Knowledge:

(i) The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Transaction Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into the Indenture or any other Transaction Document against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Transaction Document; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform on their face to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(d) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, fraud, bad faith or its own willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order), except that:

(i) This clause (d) does not limit the effect of clause (b) of this Section 10.1.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Control Party or the holders of the requisite percentage of Noteholders in accordance with this Base Indenture relating to the time, method and place for conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Base Indenture.

(iv) The Trustee shall not be charged with knowledge of any Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event or Potential Manager Termination Event or Back-Up Manager Termination Event until such time as a Trust Officer of the Trustee shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(v) the Trustee will not be liable for any action taken or omitted by the Trustee in good faith at the direction of the Control Party and/or the Noteholders of the requisite percentage of Notes under circumstances in which such direction is required or permitted by the terms of this Base Indenture.

(e) Notwithstanding anything to the contrary contained in this Base Indenture, no provision of this Base Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability financial or otherwise in the performance of any of its duties or exercise of its rights or powers hereunder, if the Trustee has reasonable grounds for believing that repayment of such funds or security or indemnity reasonably satisfactory to it against such risk or liability is not assured to it. The

Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(f) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(g) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Transaction Documents.

(h) Whether or not therein expressly so provided, every provision of the Indenture and the other Transaction Documents relating to the conduct of, affecting the obligations or liability of, or affording rights and protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(i) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Securitization Entities to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Transaction Documents by the Securitization Entities.

(j) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Control Party and/or the holders of the requisite percentage of Notes under circumstances in which such direction is required of permitted by the terms of the Base Indenture.

(k) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refiling or redepositing of any thereof; (ii) to see to any insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any certificate, instrument, report, consent, order, document, statement, notice, request, approval, direction or other paper of the Manager, the Control Party, the Back-Up Manager or any other person delivered to the Trustee pursuant to this Base Indenture or any other Transaction Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(l) The Trustee shall not be personally liable for special, indirect, consequential or punitive damages or loss of any kind whatsoever (including, but not limited to, lost profits) arising out of, in connection with or as a result of the performance of its duties under the Indenture (even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action).

(m) It is understood and agreed that the Trustee is executing each of the Third-Party Lease Consent/Assignments for the purposes of obtaining the benefits thereof and the rights thereunder, including the right to receive notices of default, and it shall have no obligations or liabilities thereunder.

Section 10.2 Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document, statement, notice, request, approval, direction or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, attorneys, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, attorney, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided that the Trustee shall have received the consent (such consent not to be unreasonably withheld or delayed) of the Back-Up Manager prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence which it in good faith believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Transaction Documents.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Back-Up Manager, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party, pursuant to the provisions of this Base Indenture or any Series Supplement, unless the Trustee shall have been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(f) Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes. The Trustee shall have received security or indemnity reasonably satisfactory to the Trustee for the costs, expenses and liabilities which may be incurred thereby. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Issuers and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g) The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence or willful misconduct for the performance of such act.

(h) In order to comply with the laws, rule, regulations and executive order in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Patriot Act Law”), the Trustee and the Securities Intermediary are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and the Securities Intermediary. Accordingly, each of the Issuers agree to provide to the Trustee and the Securities Intermediary, upon their reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Securities Intermediary to comply with the Applicable Patriot Act Law.

(i) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable FATCA Law”) that a foreign financial institution, issuer, trustee, paying agent or other party hereto is or has agreed to be subject to, the Issuers, agree (i) to provide the Trustee sufficient information about the parties, including, but not limited to, the Issuers, the Control Party, the Back-Up Manager, the Manager or the Controlling Class Representative, and/or transaction (including any modification of the terms of such transactions) so the Trustee can determine whether it has a tax related obligations under Applicable FATCA Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable FATCA Law for which the Trustee shall not have any liability and (iii) to hold harmless the Trustee for any losses they may suffer due to the actions the Trustee may take to comply with Applicable FATCA Law. The terms of this section shall survive the termination of this Indenture.

(j) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(k) All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with the Priority of Payments.

(l) The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act and shall be fully protected in relying on such written direction.

(m) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by a Company Order.

(n) Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate of the Issuers, the Manager or the Back-Up Manager and shall incur no liability for its reliance thereon.

(o) The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any transfer agent (other than the Trustee itself acting in that capacity), Clearstream, Euroclear, any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

(p) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(q) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Manager or the Issuers . In the absence of such direction, such funds shall remain uninvested. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation, for any delay or fees imposed in relation to the liquidation, or receiving the liquidation proceeds of any investment, or losses incurred as a result of the liquidation of any investment prior to its stated maturity, or the failure of the Issuers or Manager to provide timely written instruction. The Trustee shall have no liability for any delay or fees imposed in liquidation or receiving the liquidation proceeds of any investment or any losses incurred as a result of the liquidation of any investment prior to its stated maturity date.

(r) Except as provided in Section 5.7(c), the Trustee shall have no obligation to calculate nor shall it be responsible or liable for any calculation under this Indenture or any other Transaction Document.

(s) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each case, with respect to its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(t) For any purpose under the Transaction Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by any of the Securitization Entities, any other obligator upon the Notes, the Manager or any Affiliate of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by any of the Securitization Entities, any other obligator upon the Notes, the Manager or any Affiliate of them.

(u) The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of Independent Auditors by the Issuers (or the Manager on behalf of the Issuers) or the terms of any agreed upon procedures in respect of such engagement; provided that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that the Issuers had agreed that the procedures to be performed by the Independent Auditors are sufficient for the Issuers’ purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it and shall have no liability or responsibility for taking any action or omitting to take any action in accordance with this Section 10.2(u); provided further that in the event that such Independent Auditor requires the Trustee to agree to procedures performed by such Independent Auditor, the Issuers hereby direct the Trustee to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement in conclusive reliance on the forgoing direction of the Issuers, and the Trustee shall not be obligated to make any inquiry or investigations as to, and shall not have any obligation in respect of, the validity or correctness of such procedures.

(v) The Trustee shall be afforded, in each Transaction Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Transaction Document.

(w) Receipt by the Trustee of any report or other information received by, or otherwise made available to the Trustee pursuant to the terms of this Base Indenture or any other Transaction Document, or information otherwise publically available (other than any information or notice received by the Trustee to notify the Trustee of the occurrence of any event) shall not be deemed to constitute either actual or constructive knowledge by the Trustee of such information.

(x) The Trustee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Issuers thereto or as to the security afforded by this Base Indenture, any Transaction Document or any other agreement related thereto or as to the validity, execution, enforceability, legality or sufficiency of this Base Indenture, any Transaction Document or of any Lien secured hereby, and the Trustee shall incur no liability or responsibility in respect of any such matters. Notwithstanding anything herein to the contrary, the Trustee shall not have any duty or responsibility in respect of any recording, filing, or depositing of this Base Indenture, any Transaction Document or any other agreement or instrument, monitoring or filing any financing statement or continuation statement to evidence a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation or perfection or the sufficiency or validity of any security interest related hereto (including, for the avoidance of doubt, pursuant to Section 4.2 of the Guarantee and Collateral Agreement). The Trustee shall be authorized to, but shall in no event have any duty or responsibility to, (i) file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest related hereto or (ii) request any Guarantor to take or omit to take any action pursuant to Section 4.2 of the Guarantee and Collateral Agreement.

(y) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental action (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(z) The Trustee shall have no liability for granting access to its website or for any Person’s use of the information on its website. The Trustee shall be fully protected under its indemnity for any action or inaction taken regarding access or use of its website.

Section 10.3 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may not become the owner or pledgee of Notes.

Section 10.4 Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing and is actually known to a Trust Officer of the Trustee, or written notice of the existence thereof has been received by a Trust Officer of the Trustee, the Trustee shall promptly provide the Noteholders, the Manager, the Back-Up Manager, the Issuers and each Rating Agency for each Series of Notes Outstanding with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by first class mail.

Section 10.5 Compensation and Indemnity.

(a) The Issuers shall jointly and severally promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Transaction Documents to which the Trustee is a party as the Trustee and the Issuers shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall jointly and severally further pay or reimburse the Trustee for its reasonable and documented disbursements and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture or any other Transaction Documents which amounts shall constitute Securitization Operating Expenses payable in accordance with the Priority of Payments (it being understood that following an Event of Default or Rapid Amortization Event, such amounts shall be payable pursuant to clause (ii) of the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel and all persons not regularly in its employ. The Issuers shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence, as determined in a final, non-appealable order from a court of competent jurisdiction. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b) The Issuers shall jointly and severally indemnify and hold harmless the Trustee and its directors, officers, representatives, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the Trustee’s participation in the transactions contemplated hereby and the activities of the Trustee pursuant to this Base Indenture, any Series Supplement or any other Transaction Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Issuers, the Control Party, the Back-Up Manager, the Manager or otherwise, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Issuers, the Back-Up Manager, the Control Party, the Manager or any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Transaction Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided that the Issuers shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee, as determined in a final, non-appealable order from a court of competent jurisdiction.

(c) The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b) The Trustee may, after giving thirty (30) days prior written notice to the Issuers, the Noteholders, the Manager, the Back-Up Manager, the Controlling Class Representative and each Rating Agency for each Series of Notes Outstanding, resign at any time from its office and be discharged from the trust hereby created; provided that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. Subject to the appointment of a successor Trustee, the Control Party or the Issuers may remove the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i) the Trustee fails to comply with Section 10.8;

(ii) the Trustee becomes incapable of acting;

(iii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code; or

(iv) the Trustee fails generally to pay its debts as such debts become due.

provided that, if the Trustee fails to comply with the terms set forth in Section 10.8 as a result of its failure to satisfy the Trustee Rating Requirement, the Trustee shall be promptly removed following the Issuers receipt of notice of such failure, and a successor Trustee shall be appointed within thirty (30) days of such removal in accordance with the terms hereof (provided that the Trustee subject to removal shall remain in its capacity as Trustee until such successor has been appointed, in accordance with the terms hereof). If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, upon receiving notice the Issuers shall promptly, with the prior written consent of the Control Party, appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Majority of Noteholders of the Controlling Class (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(c) If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Control Party, the retiring Trustee, at the expense of the Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee after written request by the Manager, the Back-Up Manager or any Noteholder fails to comply with Section 10.8, the Manager, the Back-Up Manager or such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Back-Up Manager and the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Transaction Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to the Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Issuers’ obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

(f) No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture and a Rating Agency Notification has been provided and the Control Party has provided its consent with respect to such appointment, which consent shall not be unreasonably delayed.

Section 10.7 Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee without the execution or filing of any paper with any party hereto or any further act on the part of any party hereto except where an instrument of transfer or assignment is required by law to effectuate succession; provided that written notice of such consolidation, merger or conversion shall be provided to the Issuers, the Back-Up Manager and the Noteholders; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

(a) There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Back-Up Manager and (v) have a long-term unsecured debt rating of at least “BBB” by Fitch and “A3” by Moody’s (the “Trustee Rating Requirement”).

(b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall notify the Issuers, the Manager, the LC Administrative Agent and the Control Party (who shall notify the Controlling Class Representative), and shall resign after written request that it do so by the Issuers or by the Control Party at the direction of the Controlling Class Representative, in the manner and with the effect specified in Section 10.6 (provided that the Trustee shall resign promptly following any failure by it to satisfy the Trustee Rating Requirement).

(c) The Trustee in its individual or any other capacity may not become the owner or pledgee of Class A Notes.

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Transaction Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party and the Issuers and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Back-Up Manager. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Back-Up Manager and the Issuers unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Transaction Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Transaction Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Back-Up Manager and the Issuers.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee.

The Trustee represents and warrants to the Issuers and the Noteholders as of the Closing Date that:

(a) the Trustee is a New York banking corporation organized, existing and in good standing under the laws of the United States;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Transaction Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Transaction Document and to authenticate the Notes;

(c) this Base Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Trustee; and

(d) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a) (other than subclause (iv) therein as to which no representation or warranty by the Trustee is given).

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1 Controlling Class Representative.

(a) On the Closing Date and until a Controlling Class Representative shall have been elected pursuant to the terms set forth in this Article XI, (i) the Back-Up Manager in its capacity as Control Party, is authorized (in accordance with the Back-Up Management Standard) to implement any CCR Consent Request and to take any action in respect of any matter that is required to be approved or rejected by the Control Party alone, in accordance with Section 11.4, and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Transaction Document shall be delivered to the Control Party. In respect of Consent Requests that require the consent of the Noteholders or any applicable majority of Noteholders (including any Majority Controlling Class Event), the Trustee shall obtain the requisite consent therefrom in accordance with the terms set forth in the Back-Up Management Agreement, in accordance with Section 11.4. On the Closing Date, the initial purchasers of the Notes will use commercially reasonable efforts to provide the Trustee with the Initial Controlling Class Member List. Within five (5) Business Days following the Closing Date, the Trustee shall deliver a notice substantially in the form of Exhibit D attached hereto, through the Applicable Procedures of the Clearing Agency for the related Series and posted to the Trustee’s internet website at https://tss.sfs.db.com/investpublic/, announcing that there will be an election of a Controlling Class Representative and offering Controlling Class Members the opportunity to provide the Trustee with their contact information in writing within ten (10) Business Days of the date of such notice should they wish to participate in the election (such election, the “Initial CCR Election”). The Trustee shall provide any contact information that it receives, and any contact information set forth in the Initial Controlling Class Member List, to the Manager and the Issuers upon request. During the Initial CCR Election, any notices and communications required to be sent by the Trustee pursuant to this Section 11.1 shall be sent directly to the Controlling Class Members solely at the mail and e-mail addresses provided to the Trustee in the Initial Controlling Class Member List and by each Controlling Class Member individually, and all communications delivered to the Trustee by any Controlling Class Member shall be sent directly by such Controlling Class Member (and not through the Applicable Procedures of the Clearing Agency). The Trustee shall be entitled to conclusively rely on any communications from Controlling Class Members received from email addresses specifically set forth on the Initial Controlling

Class Member List. To the extent the Trustee receives communications from individuals not listed on the Initial Controlling Class Member List, even if from the same institutions, the Trustee shall not consider such communication a valid communication. During any subsequent CCR Election or any communications with respect thereto, both the Trustee and the Controlling Class Members shall be entitled to rely on the Applicable Procedures of the Clearing Agency for all such notices and communications.

(b) Within thirty (30) days after the Closing Date or any CCR Re-election Event, the Trustee will send to each of the Controlling Class Members for which it has obtained contact information a written notice (with copies to the Manager and the Issuers) substantially in the form attached as Exhibit E hereto, announcing an election and soliciting nominations for a Controlling Class Representative (a “CCR Election Notice”). Each Controlling Class Member will be allowed to nominate one CCR Candidate by submitting a nomination to the Trustee substantially in the form attached as Exhibit F hereto (a “CCR Nomination”) within either (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Election Notice, or (ii) in the case of any subsequent election, thirty (30) calendar days of the date of the CCR Election Notice (such period, as applicable, the “CCR Nomination Period”). Each Controlling Class Member submitting a CCR Nomination shall represent that (i) as of (A) for the Initial CCR Election, the Closing Date or (B) in the case of any subsequent election, a date not more than ten (10) Business Days prior to the date of the CCR Election Notice as determined by the Trustee (either such date, the “Nomination Record Date”) it was the Note Owner or Noteholder, as applicable, of the Outstanding Principal Amount of Notes of the Controlling Class specified by it in the CCR Nomination; and (ii) the CCR Candidate that it has nominated pursuant to such CCR Nomination is a Controlling Class Member.

(c) Based upon the CCR Nominations that are received by the Trustee, within three (3) Business Days following the end of the CCR Nomination Period, the Trustee shall either (i) notify the Manager, the Issuers, the Back-Up Manager and the Controlling Class Members that no nominations have been received and that the election will not be held, or (ii) prepare and send to each applicable Controlling Class Member a ballot in the form of Exhibit G attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest Aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if fewer than three (3) candidates are nominated, the CCR Ballot will list all candidates). Each Controlling Class Member shall, in its sole discretion, indicate its vote for Controlling Class Representative by returning a completed CCR Ballot directly to the Trustee within (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Ballot or (ii) in the case of any subsequent election, thirty (30) calendar days of the date of the CCR Ballot (a “CCR Election Period”). Each Controlling Class Member returning a completed CCR Ballot will also be required to confirm that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), such Controlling Class Member was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot.

(d) If a CCR Candidate receives votes from Controlling Class Members owning or beneficially owning at least 50% of the Outstanding Principal Amount of Notes of the Controlling Class (or any beneficial interest therein) that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date), such CCR Candidate shall be the Controlling Class Representative. Notes of the Controlling Class actually known to the Trustee to be held by the Issuers or any Affiliate of the Issuers, or held by the Back-Up Manager or any Affiliate of the Back-Up Manager, will not be considered Outstanding for such voting purposes. If two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class, the Controlling Class Representative shall be the CCR Candidate chosen by the Manager, pursuant to the Management Agreement. In the event that no CCR Candidate receives 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class with respect to which votes were submitted, the Trustee will notify the Manager, the Securitization Entities, the Back-Up Manager, the Rating Agencies and the Controlling Class Members that no Controlling Class Representative will be appointed, and until a CCR Re-election Event occurs and a new Controlling Class Representative is elected (i) the Control Party shall exercise the rights of the Controlling Class Representative in accordance with the Back-Up Management Standard and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Transaction Document shall be delivered to the Control Party.

(e) In the event that a Controlling Class Representative is elected or chosen pursuant to Section 11.1(d), the Trustee shall forward an acceptance letter in the form of Exhibit H attached hereto (a “CCR Acceptance Letter”) to such Controlling Class Representative. No Person shall be appointed Controlling Class Representative unless it executes such CCR Acceptance Letter, pursuant to which it shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Back-Up Manager, the Rating Agencies and the Controlling Class Members and (iii) represent and warrant that it is a Controlling Class Member and shall notify the Trustee in writing promptly if it ceases to be a Note Owner.. Within two (2) Business Days of receipt of the acceptance letter, the Trustee shall promptly forward copies thereof, or provide notice of the identity and contact information of the new Controlling Class Representative, to the Manager, the Securitization Entities, the Back-Up Manager, the Rating Agencies and the Controlling Class Members.

(f) Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative or from a Majority of Controlling Class Members, as applicable, the Trustee shall deliver to each Noteholder, the Issuers, the Manager and the Back-Up Manager a notice setting forth the name and address of the new Controlling Class Representative.

(g) The Trustee shall be entitled to conclusively rely on, and will be fully protected in all actions taken or not taken by it with respect to, (i) the Initial Controlling Class Member List for purposes of identifying the recipients of the CCR Election Notices and CCR Ballots and all subsequent communications related to the Initial CCR Election, (ii) any subsequent election of a Controlling Class Representative, the Applicable Procedures of the Clearing Agency for delivery of the CCR Election Notices and CCR Ballots to Note Owners of Notes of the Controlling Class and (iii) the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters.

(h) The Back-Up Manager (in its capacity as Back-Up Manager and Control Party) shall be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder or under the other Transaction Documents that the Back-Up Manager (in its capacity as Back-Up Manager and Control Party) may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(i) The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any Consent Recommendation delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such Consent Recommendation shall be deemed to contain confidential information.

Section 11.2 Resignation or Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Back-Up Manager and to each Noteholder of the Controlling Class. As of any Record Date, a

Majority of Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Back-Up Manager and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period following such resignation or removal; provided that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate and appointed as Controlling Class Representative pursuant to Section 11.1; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee shall notify the Back-Up Manager and the parties to this Base Indenture of such event.

Section 11.3 Expenses and Liabilities of the Controlling Class Representative.

(a) The Controlling Class Representative shall have no liability to the Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Indenture or for errors in judgment; provided that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Note Owner and Noteholder is deemed to acknowledge and agree, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Note Owners or Noteholders of one or more Classes of Notes, or that conflict with other Note Owners or Noteholders, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Note Owners or Noteholders other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Note Owners or Noteholders of one or more other Classes of Notes, or that favor its own interests over those of other Note Owners or Noteholders or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b) Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members, pro rata according to their respective Outstanding Principal Amounts. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative and the Back-Up Manager or the Trustee are also named parties to the same action and, in the sole judgment of the Back-Up Manager, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and there is no potential for the Back-Up Manager or the Trustee to be an adverse party in such action as regards the Controlling Class Representative, the Back-Up Manager shall be required to assume the defense (with any costs incurred in connection therewith being deemed to be reimbursable as a Collateral Protection Advance) of any such claim against the Controlling Class Representative.

Section 11.4 Control Party.

(a) Control Party Consent Requests. Pursuant to the Back-Up Management Agreement and the other Transaction Documents, the Control Party is authorized to consent to and implement, subject to the Back-Up Management Standard, any Consent Request that does not require the consent of any Noteholder, including the Controlling Class Representative.

(b) Controlling Class Representative Consent Requests. Subject to the terms of this Base Indenture, the Controlling Class Representative will be entitled to instruct the Control Party with respect to the approval of any Consent Request that expressly requires, pursuant to the terms of the Transaction Documents, the consent or direction of the Controlling Class Representative (each, a “CCR Consent Request”) and will be authorized to approve CCR Consent Requests. For any CCR Consent Request the Control Party shall evaluate such CCR Consent Request and shall formulate and present a written Consent Recommendation and promptly deliver such CCR Consent Request and a Consent Recommendation to the Trustee (upon which the Trustee may conclusively rely) to forward to the Controlling Class Representative (if a Controlling Class Representative exists at such time). The Control Party is not authorized to implement any CCR Consent Request until the Control Party receives the consent or direction of the Controlling Class Representative; provided that (i) the Control Party shall work in good faith with the Controlling Class Representative to obtain such consent and (ii) if the Controlling Class Representative fails to approve or reject a CCR Consent Request within ten (10) Business Days after receipt of such CCR Consent Request and the related Consent Recommendation (the “Specified Consent Period”), the Control Party shall approve or reject and, if approved, be authorized to implement the CCR Consent Request in accordance with the Back-Up Management Standard, whether or not the Indenture indicates that the Control Party is required to act with the consent or at the direction of the Controlling Class Representative with respect to any specific matter relating to such CCR Consent Request.

(c) CCR Consent Requests in the Absence of a Controlling Class Representative. If at any time there is no Controlling Class Representative (including prior to the initial CCR Election Period and during any CCR Election Period), the Control Party may exercise the rights of the Controlling Class Representative and shall approve or reject and, if applicable, implement such CCR Consent Request in accordance with the Back-Up Management Standard.

(d) Noteholder and Majority Controlling Class Consent Requests. For any Consent Requests that expressly require the consent of all Noteholders or any applicable majority of Noteholders (including any Majority Controlling Class Event), the Control Party shall evaluate such Consent Request and shall formulate and present a Consent Recommendation to the Trustee which shall forward such Consent Request and the Consent Recommendation to each Noteholder or each affected Noteholder, as applicable. Until the consent of each Noteholder (or the applicable majority of Noteholders) that is required to consent to any such Consent Request has been obtained and the Control Party is provided with notice of such consents being obtained by the Trustee, the Control Party is not authorized to implement such Consent Request. The Back-Up Manager as Control Party, will have the right to consult with the Controlling Class Representative with respect to any Consent Requests and Consent Recommendations and any other proposed course of action under any Transaction Document.

(e) The Control Party shall promptly notify the Trustee, the Manager, the Issuers and the Controlling Class Representative if the Control Party determines, in accordance with the Back-Up Management Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Manager, the Issuers and the Controlling

Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(f) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by any Noteholder, the Controlling Class Representative or any LC Provider may (i) require or cause the Trustee or the Control Party to violate applicable law (including the Communications Laws), the terms of this Indenture, the Notes, the Back-Up Management Agreement or the other Transaction Documents, including, with respect to the Control Party, the Control Party’s obligation to act in accordance with the Back-Up Management Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Control Party’s or Back-Up Manager’s responsibilities under the Back-Up Management Agreement or the Trustee’s responsibilities under this Indenture, the Notes and other Transaction Documents. The Trustee and the Control Party shall not be required to follow any such advice, direction or objection.

Section 11.5 Note Owner List.

(a) Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes. To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee. The Trustee will be required to furnish the Manager, the Control Party and the Controlling Class Representative upon request with the information maintained in such register as of the most recent date of determination. Every Note Owner, by receiving and holding a beneficial interest in a Note, will agree that none of the Trustee, the Issuers, the Back-Up Manager, the Controlling Class Representative or any of their respective agents will be held accountable by reason of any disclosure of any such information as to the names and addresses of the Note Owners in the register maintained by the Trustee.

(b) Note Owners having beneficial interests of not less than $100,000,000 in aggregate principal amount of Notes that wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding. If such request states that such Note Owners desire to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit I certifying that such Note Owners hold beneficial interests of not less than $100,000,000 in aggregate principal amount of Notes (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall transmit the requested communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding, and shall give the Issuers, the Back-Up Manager and the Controlling Class Representative notice that such request has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice of such request and transmission to the Issuers, the Back-Up Manager and the Controlling Class Representative.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1 Termination of the Issuers’ and Guarantors’ Obligations.

(a) Satisfaction and Discharge. The Indenture and the Guarantee and Collateral Agreement shall be discharged when all Outstanding Notes have been delivered to the Trustee for cancellation, the Issuers have paid all sums payable hereunder and under each other Transaction Document in full in cash; except that (i) the Issuers’ obligations under Section 10.5 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.12 shall survive. The Trustee, on request of the Securitization Entities and upon receipt of the Officer’s Certificate and Opinion of Counsel required herein, will execute proper instruments prepared by the Securitization Entities acknowledging confirmation of, and discharge under, the Indenture and the Guarantee and Collateral Agreement.

(b) Indenture Defeasance. The Issuers may terminate all of their obligations under the Indenture and all obligations of the Guarantors under the Guarantee and Collateral Agreement in respect thereof and release all Collateral if:

(i) the Issuers irrevocably deposit in trust with the Trustee or with a trustee reasonably satisfactory to the Control Party and the Trustee U.S. Dollars and/or Government Securities in an amount sufficient (after giving effect to the application of funds on deposit in the Collection Account in accordance with the Priority of Payments), in the written opinion of a nationally recognized firm of independent certified public accountants or investment banking or valuation firm approved by the Control Party (at the direction of the Controlling Class Representative) delivered to the Trustee, to pay all principal, Class A Make-Whole Prepayment Premium, if any, and interest on the Outstanding Notes to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay other sums payable by them hereunder, under the Back-Up Management Agreement and each other Transaction Document; provided, that any Government Securities must provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be, and the Trustee must have been irrevocably instructed to apply such funds to the payment of principal, Class A Make-Whole Prepayment Premium, if any, and interest with respect to the Notes and such other sums;

(ii) the Issuers deliver notice of prepayment, redemption or maturity of the Notes in full to the Noteholders of Outstanding Notes, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Rating Agencies, which notice is expressly stated to be, or has become as of the prepayment date, redemption date or maturity date, as applicable, irrevocable (provided that such notice may be conditioned upon the contemporaneous closing of a financing the proceeds of which will be used to fund all or a portion of such deposit), and the date of prepayment, redemption or maturity as specified in such notice when delivered was not longer than twenty (20) Business Days after the date of such notice;

(iii) the Issuers deliver notice of such deposit to the Control Party, the Manager, the Back-Up Manager and the Rating Agencies, on or before the date of the deposit; and

(iv) the Issuers deliver to the Trustee and the Back-Up Manager an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Guarantee and Collateral Agreement shall cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.12, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments prepared by the Securitization Entities acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement.

(c) Series Defeasance. Except as may be provided to the contrary in any Series Supplement, the Issuers, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of all Outstanding Notes of a particular Series (the “Defeased Series”) or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all of their Obligations under the Indenture and all Obligations of the Guarantors under the Guarantee and Collateral Agreement in respect of such Series of Notes on and as of any Business Day (the “Series Defeasance Date”) if:

(i) the Issuers irrevocably deposit in trust with the Trustee, or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Issuers, U.S. dollars and/or Government Securities sufficient (after giving effect to the application of funds on deposit in the Collection Account), in the written opinion of a nationally recognized firm of independent certified public accountants or investment banking or valuation firm approved by the Control Party (at the direction of the Controlling Class Representative) delivered to the Trustee, to pay, without duplication;

(1) all principal, Class A Make-Whole Prepayment Premium, if any, and interest on the Outstanding Notes of such Defeased Series (including additional interest that accrues after the anticipated repayment date or renewal date, if applicable) and any other amounts that will be due and payable by the Issuers solely with respect to the Defeased Series to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay other sums payable by them under the Base Indenture and each other Transaction Document with respect to such Defeased Series of Notes;

(2) all Management Fees, Back-Up Management Fees, unreimbursed Collateral Protection Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Back-Up Manager (including in its role as Control Party) each LC Provider and the LC Administrative Agent, in each case that will be due and payable as of the following Quarterly Calculation Date; and

(3) all Securitization Operating Expenses that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

provided that any Government Securities must provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date,

redemption date or maturity date, as the case may be, and the Trustee must have been irrevocably instructed to apply such funds to the payment of principal, Class A Make-Whole Prepayment Premium, if any, and interest with respect to the Notes of such Series and such other sums;

(ii) the Issuers deliver notice of prepayment, redemption or maturity of such Series of Notes to the Noteholders of the Defeased Series, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Rating Agencies not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable; provided that such notice may be conditioned upon the contemporaneous closing of a financing the proceeds of which will be used to fund all or a portion of such deposit;

(iii) after giving effect to the deposit, if any other Series of Notes is Outstanding, the Issuers deliver to the Trustee an Officer’s Certificate of the Issuers stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and will be continuing;

(iv) the Issuers deliver to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Issuers with the intent of preferring the holders of the Defeased Series over other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding other creditors;

(v) the Issuers deliver notice of such deposit to the Control Party, the Manager, the Back-Up Manager, the LC Administrative Agent and the Rating Agencies on or before the date of the deposit;

(vi) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any Indenture Documents; and

(vii) the Issuers deliver to the Trustee and Back-Up Manager an Officer’s Certificate and Opinion of Counsel to the effect that all conditions precedent to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Guarantee and Collateral Agreement shall cease to be of further effect with respect to such Defeased Series, the Issuers and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (2) the Noteholders’ and the Trustee’s obligations under Section 14.12 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a). The Trustee, on demand of the Securitization Entities, shall execute proper instruments prepared by the Securitization Entities acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement of such Series Obligations.

(d) After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities and delivery of an Officer’s Certificate and Opinion of Counsel shall reassign, pursuant to documentation prepared by the Securitization Entities, (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Back-Up Manager, the Trustee and the Issuers shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Transaction Documents to the payment of principal, Class A Make-Whole Prepayment Premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3 Repayment to the Issuers.

(a) The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money remaining after the satisfaction and discharge of this Indenture or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b) Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal, Class A Make-Whole Prepayment Premium or interest that remains unclaimed for two (2) years after the date upon which such payment shall have become due.

(c) The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4 Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under the Indenture or the other Indenture Documents and in respect of the Notes and the Guarantors’ obligations under the Guarantee and Collateral Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Issuers or Guarantors make any payment of principal, Class A Make-Whole Prepayment Premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Issuers and the Guarantors shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1 Without Consent of the Controlling Class Representative or the Noteholders.

(a) Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Issuers and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to issue additional Notes or to create a new Series of Notes, in accordance with Section 2.2 (except that the consent of the Control Party and the applicable LC Provider is only necessary to the extent required by Section 2.2);

(ii) to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided that the Issuers will not pursuant to this Section 13.1(a)(ii) surrender any right or power they have under the Transaction Documents;

(iii) to mortgage, pledge, convey, assign and transfer to the Trustee for the benefit of the Secured Parties any property or assets (other than such property or assets the pledge or ownership of which would conflict with this Indenture or the other Transaction Documents) as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Issuers, the Back-Up Manager and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(iv) to correct any manifest error or defect or to cure any ambiguity, defect or inconsistency or to correct or supplement any provisions herein, in any Series Supplement or in any Notes, or in the Guarantee and Collateral Agreement or any other Indenture Document to which the Trustee is a party which may be inconsistent with any other provision herein or therein or with the final offering memorandum for any Series of Notes;

(v) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(vi) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Guarantee and Collateral Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii) to correct or supplement any provision herein , in any Supplement, in the Guarantee and Collateral Agreement or any other Indenture Document to which the Trustee is a party that may be inconsistent with any other provision or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture, in any Supplement, in the Guarantee and Collateral Agreement or any other Indenture Document to which the Trustee is a party or with any offering memorandum for any Series of Notes;

(viii) to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(ix) to facilitate the transfer of Notes in accordance with Requirements of Law (as evidenced by an Opinion of Counsel); or

(x) take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax, including withholding Tax;

provided that in the case of any Supplement pursuant to clause (x) above, the Trustee and the Back-Up Manager shall have received an Officer’s Certificate certifying that such action would not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Back-Up Manager, the Trustee or any other Secured Party.

(b) Upon the request of the Issuers and receipt by the Control Party and the Trustee of the documents described in Section 2.2 and delivery by the Control Party of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Issuers in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2 With Consent of the Controlling Class Representative or the Noteholders.

(a) Except as provided in Section 13.1, the provisions of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement and any other Indenture Document to which the Trustee is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement with the written consent of the Control Party (at the direction of the Controlling Class Representative). Notwithstanding the foregoing:

(i) any amendment, waiver or other modification that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Transaction Document or defaults hereunder or thereunder and their consequences provided for herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii) any amendment, waiver or other modification that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document with respect to any material part of the Collateral, or except as otherwise permitted by the Transaction Documents, terminate the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document shall require the consent of each affected Noteholder and each other affected Secured Party;

(iii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, Class A Make-Whole Prepayment Premium, if any, or interest on any Note and any other Obligations (or reduce the principal amount of, Class A Make-Whole Prepayment Premium, if any, or rate of interest on any Note and any other Obligations); (B) affect adversely the interests, rights or obligations of any Secured Party individually in comparison to any other Secured Party; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) amend the contractual right expressly set forth in the Indenture of any Noteholder or

Note Owner to institute suit for the enforcement of any such payment or the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, on or after the respective due dates thereof, (F) subject to the ability of the Control Party (at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.6, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event,” “Rapid Amortization Event” (as defined in the Base Indenture or any applicable Series Supplement) (or the waiver of any consequence of any Rapid Amortization Event as provided for in this Indenture), “Priority of Payments” or “Outstanding” (as defined in the Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2 or Article IX, shall require the consent of each affected Noteholder and each other affected Secured Party;

(iv) any amendment, waiver or other modification that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of each affected Noteholder;

(v) any amendment to any Transaction Document that would materially increase the Back-Up Manager’s, including its role as Control Party, obligations or liabilities, or materially decrease the Back-Up Manager’s, including its role as Control Party, rights or remedies under the Back-Up Management Agreement, the Indenture or any other Transaction Document will require the consent of the Back-Up Manager; and

(vi) any amendment, waiver or modification that would adversely affect any LC Provider specifically in its capacity as an LC Provider (including any change to the terms relating to drawings or the amount, priority or timing of any payment due to such LC Provider, including, without limitation, any waiver, modification or change to the definition of Rapid Amortization Event to the extent it would result in a change, modification, delay or avoidance of a Final Drawing; provided that the foregoing will not prohibit the waiver of an Event of Default otherwise in accordance with the Indenture) shall require the consent of such LC Provider.

(b) No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c) The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3 Supplements.

Each amendment or other modification to the Indenture, the Notes or the Guarantee and Collateral Agreement shall be set forth in a Supplement or an amendment, as applicable, a copy of which shall be delivered to each Rating Agency, the Controlling Class Representative, the Manager, the Back-Up Manager, the Issuers and the LC Providers. The Issuers shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or the Guarantee and Collateral Agreement no less than five (5) days prior to the effectiveness of the related Supplement; provided that such Supplement or amendment, as applicable, need not be in final form at the time such notice is given. The initial effectiveness of each Supplement or amendment, as applicable, shall be subject to the delivery to the Manager, the Back-Up Manager and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture or the other Transaction Documents, as applicable, and the conditions precedent set forth herein and therein with respect thereto have been satisfied. Any Series Supplement may be amended in accordance with the manner provided in Sections 13.1 and 13.2 and subject to additional requirements as set forth in such Series Supplement.

Section 13.4 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuers may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6 The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and shall be fully protected in relying upon, an Officer’s Certificate of the Issuers and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and the other Transaction Documents, as applicable, and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Issuers and the Guarantors in accordance with its terms.

Section 13.7 Amendments and Fees.

The Issuers, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Transaction Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Issuers only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and except as provided in the Back-Up Management Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Transaction Document.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Notices.

(a) Any notice or communication by the Issuers, the Manager or the Trustee to any other party, as applicable, shall be in writing and delivered in person, delivered by email, posted on a password protected website for which the recipient has granted access (other than in respect of notices commercially delivered to the Trustee) or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Issuers:

Sprint Spectrum Co LLC

Sprint Spectrum Co II LLC

Sprint Spectrum Co III LLC

c/o Sprint Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Attention: VP Corporate Planning and Treasury

Facsimile: 913-523-9862

If to the Manager:

Sprint Spectrum, L.P.

c/o Sprint Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Attention: VP Corporate Planning and Treasury

Facsimile: 913-523-9862

If to the Issuers or the Manager with a copy to (which shall not constitute notice):

Jones Day

259 Vesey Street

New York, New York 10281

Attention: J. Eric Maki

Facsimile: 212.755.7306

If to the Back-Up Manager:

Midland Loan Services, a division of

PNC Bank, National Association

10851 Mastin Street

Building 82, Suite 700

Overland Park, Kansas 66210

Attention: President

Facsimile: 877-636-5471

If to the Trustee:

(a) for Note transfer purposes and presentment of Notes for final payment:

DB Services Americas, Inc.,

Institutional Cash & Security Services (ICSS)

Issuer Services Operations Group

5022 Gate Parkway, suite 200

Jacksonville FL 32556

(b) for all other purposes:

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor, Mail Stop NYC60-1625

New York, NY 10005

Attention: Lou Bodi – Deal ID SPRT16

Email: louis.bodi@db.com

If to Moody’s:

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention: ABS/RMBS Monitoring Department, 24th Floor

E-mail: ServicerReports@moodys.com

If to Fitch:

33 Whitehall Street

New York, New York 10004

Attention: Maria Paula Moreno or Andres De La Cuesta

E-mail: maria.moreno@fitchratings.com or andres.delacuesta@fitchratings.com

(b) The Issuers or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuers may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(d) Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Transaction Document.

(e) If the Issuers deliver a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Controlling Class Representative, the LC Administrative Agent and the Trustee at the same time.

(f) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder. In the event Definitive Notes are issued pursuant to Section 2.13, or otherwise the Applicable Procedures of the Clearing Agency for delivery of notices and communications are unavailable, the Trustee may deliver any notices and communications to Noteholders to email addresses or via first class mail to such addresses as may be provided to the Trustee from time to time by holders of Class A Notes.

(g) Notwithstanding any other provision herein, for so long as SCI is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to the Issuers, or by the Issuers to the Manager, shall be deemed to have been delivered to both the Issuers and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or the Issuers be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(g).

Section 14.2 Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Issuers to the Controlling Class Representative, the Back-Up Manager or the Trustee to take any action under the Indenture or any other Transaction Document, the Issuers to the extent requested by the Controlling Class Representative, the Back-Up Manager or the Trustee shall furnish to the Controlling Class Representative, the Back-Up Manager and the Trustee (a) an Officer’s Certificate of the Issuers in form and substance reasonably satisfactory to the Controlling Class Representative, the Back-Up Manager or the Trustee, as applicable (which shall include the statements set forth in Section 14.3), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Transaction Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Issuers.

Section 14.3 Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Transaction Document shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.4 Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.5 Benefits of Indenture.

Except as set forth in this Section 14.5 and any Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture. Each of the Back-Up Manager (in its capacities as Back-Up Manager and as Control Party), each LC Provider and the LC Administrative Agent, shall be an express direct third-party beneficiary of this Indenture and the other Transaction Documents (including with respect to associated amendment provisions and the Priority of Payments), and shall each have all of the rights and benefits of a “Secured Party” as if it was a party hereto and thereto.

Section 14.6 Payment on Business Day.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and Class A Make-Whole Prepayment Premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.7 Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.8 Successors.

All agreements of the Issuers in the Indenture, the Notes and each other Transaction Document to which it is a party shall bind its successors and assigns; provided, however, the Issuers must not assign their obligations or rights under the Indenture or any other Transaction Document, except with the written consent of the Back-Up Manager and the Trustee. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.9 Severability.

In case any provision in the Indenture, the Notes or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.10 Counterpart Originals.

This Base Indenture may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

Section 14.11 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.12 No Bankruptcy Petition Against the Securitization Entities.

Each of the Trustee, the Noteholders and the other Secured Parties hereby covenants and agrees that, at any time prior to the date which is (a) one (1) year, or (b) if longer, the applicable preference period in effect, and in case of (a) or (b) plus one (1) day following the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided that nothing in this Section 14.12 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.12, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.12 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.13 Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuers and at their expense.

Section 14.14 Waiver of Jury Trial.

THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, ANY SERIES SUPPLEMENT, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.15 Submission to Jurisdiction; Waivers.

THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMIT FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE INDENTURE AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENT THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREE THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE ISSUERS OR THE TRUSTEE, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH IN SECTION 14.1 OR AT SUCH OTHER ADDRESS OF WHICH THE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(d) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 14.15 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. FOR THE AVOIDANCE OF DOUBT THIS CLAUSE (E) SHALL NOT LIMIT THE RIGHT OF ANY INDEMNIFIED PARTY HEREUNDER TO THE INDEMNIFIED AMOUNTS OWED TO SUCH PARTY IN ACCORDANCE WITH THE TERMS HEREOF.

Section 14.16 1.9 Swaps; Release of Collateral.

Upon request of the Issuers in connection with any exchange permitted by Section 8.18, the Collateral subject to such exchange may be released by the Trustee at the direction of the Manager or the Back-Up Manager, as the case may be, from the Liens and security interests created by the Transaction Documents in accordance with the provisions of the relevant Transaction Documents upon receipt by the Trustee and Control Party of an Officers’ Certificate of the Manager and an Opinion of Counsel certifying that all conditions precedent under the relevant Transaction Documents to such release have been met and any necessary or proper instruments of termination, satisfaction or release have been prepared by the Manager or the Back-Up Manager. The Trustee shall execute, deliver or acknowledge (at the Issuers’ expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to the relevant Transaction Documents. The Trustee shall not be liable for any such release undertaken in good faith in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term in the Indenture or in any Transaction Document to the contrary, the Trustee shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Master Issuer, Co-Issuer II, Co-Issuer III, the Trustee and the Securities Intermediary has caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

SPRINT SPECTRUM CO LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

SPRINT SPECTRUM CO II LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

SPRINT SPECTRUM CO III LLC

By:	/s/ Janet M. Duncan
	Name:	Janet M. Duncan
	Title:	Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee and as Securities Intermediary

By:	/s/ Louis Bodi
	Name:	Louis Bodi
	Title:	Vice President

By:	/s/ Maria Inoa
	Name:	Maria Inoa
	Title:	Assistant Vice President

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1.9 Swap Conditions” has the meaning set forth in Section 8.19 of the Base Indenture.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Agreement” means each agreement governing the establishment and maintenance of any Indenture Trust Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement pursuant to which the Trustee (or, if such Account Control Agreement is entered into with a third-party securities intermediary, such third-party securities intermediary) is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” means, collectively, the Indenture Trust Accounts and any other account subject to an Account Control Agreement.

“Accrued Tax Amount” means any Tax liability of Sprint Corporation (or, if Sprint Corporation is not the taxable parent entity of any Securitization Entity, such other taxable parent entity) (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries.

“Actual Knowledge” means the actual knowledge of (i) in the case of SCI or the Manager, or a Sprint Party other than SCI or the Manager, in its individual capacity, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of SCI, (ii) in the case of any Securitization Entity, any manager or director (as applicable) or officer of such Securitization Entity, (iii) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event or (iv) with respect to any other Person, any member of senior management of such Person.

“Additional Notes” means additional Class A Notes of any existing Series or any additional Series of Notes issued by the Issuers after the Closing Date.

“Additional Notes Pro-Forma DSCR” has the meaning set forth in Section 2.2(b)(iv)(M) of the Base Indenture.

“Administrative Accounts” has the meaning set forth in Section 5.3 of the Base Indenture.

“Advance Interest Rate” means a rate equal to the Prime Rate plus 2.0% calculated on the basis of a 360-day year of twelve 30-day months.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control.”

“Agent” means any Registrar or Paying Agent.

“Agent Members” means members of, or participants in, The Depository Trust Company, a New York Corporation, or a nominee thereof.

“Aggregate Outstanding Principal Amount” means (i) with respect to any Class of Notes, the sum of the Outstanding Principal Amounts of the Notes of such Class, (ii) with respect to any Series of Notes, the sum of the Outstanding Principal Amounts of the Notes of such Series and (iii) with respect to all of the Notes, the sum of the Outstanding Principal Amounts of the Notes.

“Applicable FATCA Law” has the meaning set forth in Section 10.2(i) of the Base Indenture.

“Applicable PATRIOT Act Law” has the meaning set forth in Section 10.2(h) of the Base Indenture.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Applicants” has the meaning set forth in Section 2.7(a) of the Base Indenture.

“Applied Amounts” means any drawn portion of an Ineligible LC that has been withdrawn from the applicable LC Provider Account and applied toward the payment of interest on the Class A Notes.

“Approved Valuation Firm” means Aetha, Analysys Mason, National Economic Research Associates, Inc., FTI Consulting Inc. and any other valuation firm approved by the Control Party (acting at the direction of the Controlling Class Representative).

“Authorized Officer” means, with respect to (i) any Securitization Entity, any officer who is authorized to act for such Securitization Entity in matters relating to such Securitization Entity, including an Authorized Officer of the Manager authorized to act on behalf of such Securitization Entity; (ii) SCI, in its individual capacity, and the Manager, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of SCI or any other officer of SCI who is responsible for managing the Spectrum Portfolio or otherwise authorized to act for the Manager in matters relating to, and binding upon, the Manager with respect to the subject matter of the request, certificate or order in question; (iii) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer; (iv) the Back-Up Manager, any officer of the Back-Up Manager who is duly authorized to act for the Back-Up Manager with respect to the relevant matter; or (v) the Control Party, any officer of the Control Party who is duly authorized to act for the Control Party with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Back-Up Management Agreement” means the Back-Up Management Agreement entered into by and among the Back-Up Manager, the Manager, the Securitization Entities and the Trustee, as amended, supplemented or otherwise modified from time to time.

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“Back-Up Management Fee” has the meaning set forth in the Back-Up Management Agreement.

“Back-Up Management Standard” has the meaning set forth in the Back-Up Management Agreement.

“Back-Up Manager” means Midland Loan Services, a division of PNC Bank, National Association, in its capacity as Back-Up Manager pursuant to the Back-Up Management Agreement, and any successor Back-Up Manager.

“Back-Up Manager Termination Event” has the meaning set forth in Section 8.1 of the Back-Up Management Agreement.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

“Base Indenture” means the Base Indenture, dated as of the Closing Date, by and among the Issuers and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of the Base Indenture.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners in accordance with Section 2.13, such Definitive Notes will replace Book-Entry Notes.

“Business Day” means any day other than Saturday or Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed, in New York, New York, or the city in which the Corporate Trust Office of the Trustee is located if so required by such successor.

“Capitalized Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Indenture, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of the Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Candidate” means any nominee submitted to the Trustee on a CCR Nomination pursuant to Section 11.1(b) of the Base Indenture.

“CCR Consent Request” has the meaning set forth in Section 11.4(b) of the Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(b) of the Base Indenture.

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“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Re-election Event” will occur each time (i) Additional Notes of the same Series as the Series 2016-1 Class A Notes are issued or a new Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the Trustee receives a written request for an election for a Controlling Class Representative from a Majority of Controlling Class Members, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice of the Controlling Class Representative ceasing to be a Note Owner and the Controlling Class Representative agrees to notify the Trustee in writing promptly if it ceases to be a Note Owner, (vi) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative or (vii) there is no Controlling Class Representative and the Control Party requests an election be held (provided that the Control Party may give only two such directions per calendar year).

“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“Change of Control Prepayment” has the meaning set forth in the applicable Series Supplement.

“Change of Control Prepayment Date” has the meaning set forth in the applicable Series Supplement.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each, an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Closing Date.

“Charter Documents” means, with respect to any entity and at any time, the certificate of incorporation, certificate of formation, operating agreement, by-laws, memorandum of association, articles of association, or such other similar document, as applicable to such entity in effect at such time.

“Clark County” means Clark County School District in its capacity as a Third-Party Lease Counterparty.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A Make-Whole Prepayment Premium” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Class A Noteholder” means any Holder of Class A Notes of any Series.

“Class A Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Class A Notes” in the applicable Series Supplement.

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“Class A Notes Accrued Quarterly Interest Amount” means, for each Quarterly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Class A Notes Outstanding, the amounts identified as “Class A Notes Accrued Quarterly Interest Amount” in each applicable Series Supplement.

“Class A Notes Accrued Quarterly Interest Shortfall” has the meaning specified in the applicable Series Supplement.

“Class A Notes Accrued Quarterly Scheduled Principal Amount” means with respect to each Quarterly Payment Date, the aggregate amounts identified as the “Class A Notes Accrued Quarterly Scheduled Principal Amount” in the applicable Series Supplement.

“Class A Notes Interest Reserve Account” means the account maintained by the Trustee pursuant to Section 5.1(a) of the Base Indenture or any successor securities account maintained pursuant to Section 5.1(a) of the Base Indenture.

“Class A Notes Interest Reserve Account Deficiency Amount” means, as of any date of determination, an amount (not less than zero) equal to (x) the Class A Notes Interest Reserve Amount over (y) the sum of (1) the amount on deposit in the Class A Notes Interest Reserve Account plus (2) the LC Availability on such date; provided that following the occurrence of a Lessee Payment Default Rapid Am Event or an acceleration of the Notes following an Event of Default, the Class A Notes Interest Reserve Account Deficiency Amount will be deemed to be zero.

“Class A Notes Interest Reserve Amount” means, with respect to the Closing Date and any Quarterly Payment Date (and any Quarterly Allocation Date related thereto) an amount equal to the aggregate Class A Notes Quarterly Interest Amount due (at the applicable stated rate of interest) on the next six immediately succeeding Quarterly Payment Dates after such Quarterly Payment Date (or the Closing Date, as applicable).

“Class A Notes Quarterly Interest” means, for any Interest Accrual Period, with respect to all Class A Notes Outstanding, the aggregate Class A Notes Accrued Quarterly Interest Amount due and payable on all such Class A Notes with respect to such Interest Accrual Period.

“Class A Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amounts identified as the “Class A Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Class A Notes Quarterly Scheduled Principal Amounts” means, with respect to any Class of Class A Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Class A Notes.

“Class A Notes Quarterly Scheduled Principal Deficiency Amount” means, as of any date of determination, the aggregate amount, if any, of due and unpaid Class A Notes Quarterly Scheduled Principal Amounts on each Class of Class A Notes Outstanding with respect to each Quarterly Payment Date prior to such date of determination.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

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“Clearing Agency Participants” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means October 27, 2016.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Guarantee and Collateral Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Interests” means the Equity Interests held by each Issuer in its related License Holder and the Equity Interests held by each PledgeCo in its related Issuer.

“Collateral Protection Advance” means any advance made by the Manager in its sole discretion or by the Back-Up Manager pursuant to the Back-Up Management Agreement of (a) payments of taxes, assessments, insurance premiums, filing fees and other fees, costs and expenses and (b) payments of any expenses of any Securitization Entity, in each case necessary to protect, preserve or restore the Collateral, provided that, for the avoidance of doubt, payments by the Manager constituting Manager Expense Payments do not constitute Collateral Protection Advances.

“Collateral Transaction Documents” means the Contribution Agreements, the Charter Documents of each Securitization Entity, the Account Control Agreements, the Management Agreement and the Back-Up Management Agreement.

“Collection Account” means the account maintained by the Trustee pursuant to Section 5.2 of the Base Indenture or any successor securities account maintained pursuant to Section 5.2 of the Base Indenture.

“Collections” means, with respect to each Quarterly Collection Period, all amounts received by or for the account of the Securitization Entities during such Quarterly Collection Period, including (without duplication):

(i) all lease payments and receivables of any kind paid under the Spectrum Lease and swept from the Lease Payment Account in accordance with the Indenture and the other Transaction Documents;

(ii) Repurchase Amounts paid to a Securitization Entity or the Trustee on behalf of the Noteholders and other Secured Parties;

(iii) amounts on deposit in the Indenture Trust Accounts and Investment Income earned on amounts on deposit in the Indenture Trust Accounts;

(iv) equity contributions made to the Issuers through capital contributions from SCI or any of its subsidiaries that have a membership interest in the Securitization Entities;

(v) proceeds from any realization on the Collateral;

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(vi) payments to be made by any Subject Party to any Securitization Entity in respect of any indemnification obligations (including in respect of indemnification amounts owed to the Secured Parties under the Transaction Documents);

(vii) proceeds from the issuance of Additional Notes that are to be applied to the repayment or prepayment of the Class A Notes;

(viii) all amounts (other than Excess Interest Reserve Amounts) withdrawn from the Class A Notes Interest Reserve Account in accordance with the Priority of Payments;

(ix) all amounts withdrawn from the Required Expense Reserve Account in accordance with the Priority of Payments;

(x) all other payments or proceeds received with respect to the Collateral; and

(xi) all other amounts required to be deposited to the Collection Account under the Indenture or any other Transaction Document.

“Communications Laws” means the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC.

“Company Order” means a written order or request signed in the name of the Master Issuer by any Authorized Officer of the Master Issuer and delivered to the Trustee, the Control Party or the Paying Agent, as applicable.

“Competitor” means any Person other than the Securitization Entities and Non-Securitization Entities whose primary business involves the ownership or leasing of wireless spectrum licenses; provided that “Competitor” shall not include any investment fund or vehicle (including any private equity fund) that, directly or indirectly, invests in or leases wireless spectrum licenses and does not operate a wireless spectrum business as its primary business.

“Consent Recommendation” means a written recommendation by the Control Party with respect to any Consent Request that requires the consent or the direction of the Controlling Class Representative or the Noteholders.

“Consent Request” means any request for a direction, waiver, amendment, consent or certain other action under the Transaction Documents.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation- or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of

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loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Assets” means all assets contributed under the Contribution Agreements.

“Contribution Agreements” means the following agreements: the Master Contribution Agreement, the Issuer-License Holder Contribution Agreements, the Depositor-PledgeCo Contribution Agreements and the PledgeCo-Issuer Contribution Agreements.

“Control Party” means, at any time, the Back-Up Manager, who in that capacity will direct the Trustee to act (or refrain from acting) in connection with Consent Requests.

“Control Party Order” means a written order signed on behalf of the Control Party and delivered to the Trustee.

“Controlled Group” means a group of trades or businesses (whether or not incorporated) under common control that is treated as a single employer for purposes of Section 302 or Title IV of ERISA.

“Controlling Class” means the most senior Class of Notes then Outstanding among all Series; provided that as of the Closing Date, the “Controlling Class” will be the Class A Notes.

“Controlling Class Member” means, with respect to a Book-Entry Note of the Controlling Class, a Note Owner of such Note and, with respect to a Definitive Note of the Controlling Class, a Noteholder of such Definitive Note (excluding any Notes or beneficial interests in Notes held by any Securitization Entity, any Affiliate of any Securitization Entity, the Back-Up Manager or any Affiliate of the Back-Up Manager).

“Controlling Class Representative” means, at any time during which one or more Series of Notes is outstanding, the representative, if any, that has been elected or otherwise designated (or deemed designated) as the “Controlling Class Representative” pursuant to Section 11.1 or Section 5.13(k) of the Base Indenture.

“Corporate Trust Office” means the corporate trust office of the Trustee at (a) for Note transfer purposes and presentment of the Notes for final payment thereon, DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, Attention: Transfer Operations – Institutional Cash & Security Services (ICSS) – Issuer Services Operations Group, telephone no.: 212-250-4855 and (b) for all other purposes, Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, Mail Stop NYC60-1625, New York, New York 10005, Attention: Lou Bodi – Deal ID SPRT16, email: louis.bodi@db.com, or such other address as the Trustee may designate from time to time by notice to the Holders, each Rating Agency and the Issuers or the principal corporate trust office of any successor Trustee.

“Co-Issuer II” means Sprint Spectrum Co II LLC, a Delaware limited liability company.

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“Co-Issuer III” means Sprint Spectrum Co III LLC, a Delaware limited liability company.

“Debt Service” has the meaning set forth in Section 2.2(b)(iv)(M) of the Base Indenture.

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defeased Series” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depositors” means, collectively Sprint Spectrum Depositor LLC, Sprint Spectrum Depositor II LLC and Sprint Spectrum Depositor III LLC, each a Delaware limited liability company and a wholly-owned indirect subsidiary of SCI.

“Depositor-PledgeCo Contribution Agreements” means each contribution agreement entered into on the date hereof whereby Depositor I, Depositor II and Depositor III will make an absolute assignment in the form of a contribution of its portion of the Spectrum Portfolio to PledgeCo I, PledgeCo II and PledgeCo III, respectively, in return for an increase in the capital account in respect of the relevant Depositor’s 100% Class B non-voting Equity Interests in its respective PledgeCo and the Minority-Interest Protections between each Depositor and its related PledgeCo.

“Depository” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Investment Required Ratings” means, with respect to any obligation or security (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s sovereign ratings of the U.S. government, and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) for obligations or securities (x) with remaining maturities up to 30 days, a short-term credit rating of at least “F1” and a long-term credit rating of at least “A+” (if such long-term rating exists) from Fitch or (y) with remaining maturities of more than 30 days but not in excess of 365 days, a short-term credit rating of “F1+” and a long-term credit rating of at least “AA-” (if such long-term rating exists) from Fitch.

“Eligible Investments” means, (a) cash or (b) any United States dollar investment that, at the time it is delivered to the Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America, in each case which have the Eligible Investment Required Ratings;

(ii) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated

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under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; and

(iii) money market funds under the 1940 Act which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and either the highest credit rating assigned by Fitch (“AAAmmf”) to the extent rated by Fitch or otherwise the highest credit rating assigned by another Nationally Recognized Statistical Rating Organization (excluding Moody’s); provided that any such money market fund must comply with money market fund regulations under the 1940 Act or promulgated by the SEC, including Rule 2a-7, and have a stable net asset value (“NAV”);

provided that (a) Eligible Investments purchased with funds in the Indenture Trust Accounts shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iii) above, that mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Quarterly Payment Date (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which case such Eligible Investments may mature on such Quarterly Payment Date), in any case, such that the principal amount needed to pay principal in full on the related Quarterly Payment Date will be available therefor, (b) such Eligible Investments may not be interest-only securities, principal-only securities, or any securities for which principal repayment is subject to volatility, and (c) if such Eligible Investments become ineligible due to a downgrade, such Eligible Investments may only be subject to replacement on their respective due dates. Eligible Investments may include, without limitation, those investments for which the Trustee or an Affiliate of the Trustee is the obligor or depository institution, or provides services and receives compensation. “Equity Interests” means any (a) membership interest in any limited liability company, (b) general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust or (f) option, warrant or other right to convert any interest into or otherwise receive any of the foregoing.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Event of Bankruptcy” will be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in

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respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c) the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excess Interest Reserve Amount” has the meaning set forth in Section 5.13(e) of the Base Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Coverage Consolidation” has the meaning set forth in Section 8.18 of the Base Indenture.

“FCC” means the Federal Communications Commission.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“Final Drawing” has the meaning set forth in Section 5.13(j) of the Base Indenture.

“Financial Assets” has the meaning set forth in Section 5.5(b) of the Base Indenture.

“Fitch” means Fitch Ratings Inc.

“Form 8-K” means a Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Form 10-K” means an Annual Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Form 10-Q” means a Quarterly Report pursuant to Section 13 or 15(d) of the Exchange Act.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect from time to time.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

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“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be (i) with respect to a Guarantee pursuant to clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (ii) with respect to a Guarantee pursuant to clause (b) above, the fair market value of the assets subject to (or that could be subject to) the related Lien. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time.

“Guarantors” means, collectively, the PledgeCos and the License Holders.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indebtedness” means, as to any Person as of any date, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) the net obligations of such Person under any swap contract, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) liabilities associated with customer prepayments and deposits); and (e) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit, in the case of the foregoing clauses (a), (b), (c) and (d), to the extent such item would be classified as a liability on a consolidated balance sheet of such Person as of such date. For purposes of the foregoing clause (c), the amount of any net obligation under any swap contract on any date shall be deemed to the swap termination value thereof. For the avoidance of doubt, guarantees with respect to operating leases shall not be considered Indebtedness.

“Indemnification Amounts” has the meaning set forth in the definition of “Securitization Operating Expenses” herein.

“Indemnitor” means SCI, as payor of any Indemnification Amounts pursuant to the SCI Payment and Performance Undertaking Agreement, any Spectrum Licensing Entity or Depositor.

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“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Indenture Documents” means, collectively, with respect to any Series of Notes, the Base Indenture, the related Series Supplement, the Notes of such Series, the Guarantee and Collateral Agreement, the related Account Control Agreements and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means each of the Collection Account, the Class A Notes Interest Reserve Account, the Required Expense Reserve Account, the Lease Payment Account, the PledgeCo Account and any other account subject to an Account Control Agreement and such other accounts as the Trustee may establish from time to time pursuant to its authority to establish additional accounts under the Indenture. Each Indenture Trust Account will be established and maintained as an Eligible Account.

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the Management Agreement or any successor Independent accountant. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Manager” means, with respect to any Securitization Entity, the independent directors or managers appointed to the board of directors or board of managers, as the case may be, pursuant to the terms of the Charter Documents of such Securitization Entity.

“Ineligible Account” has the meaning set forth in Section 5.14 of the Base Indenture.

“Ineligible Interest Reserve Letter of Credit” means an Interest Reserve Letter of Credit that either (A) fails to meet the Letter of Credit Criteria or (B) with respect to which (i)(x) the short-term “issuer default rating” for the related LC Provider is withdrawn by Fitch or downgraded by Fitch below “F3”, and (y) the long-term credit assessment rating for the related LC Provider is withdrawn by Fitch or downgraded by Fitch below BBB-, or (ii) the “counterparty risk assessment” rating for the related LC Provider is withdrawn by Moody’s or downgraded by Moody’s below “Baa2.”

“Ineligible LC” has the meaning set forth in Section 5.13(f) of the Base Indenture.

“Ineligible LC Provider” means each LC Provider of an Ineligible LC.

“Ineligibility Cure” has the meaning set forth in Section 5.13(i) of the Base Indenture.

“Ineligibility Drawing” has the meaning set forth in Section 5.13(e) of the Base Indenture.

“Initial CCR Election” has the meaning set forth in Section 11.1(a) of the Base Indenture.

“Initial Class A Notes Interest Reserve Amount” has the meaning set forth in Section 5.1(b) of the Base Indenture.

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“Initial Controlling Class Member List” means the list of contact information to be provided to the Trustee on the Closing Date by the initial purchasers of the Series of Notes issued on such date and upon which the Trustee can conclusively rely.

“Initial Principal Amount” means, with respect to any Series or Class (or Tranche) of Notes, the aggregate initial principal amount of such Series or Class (or Tranche) of Notes specified in the applicable Series Supplement.

“Insolvency” means liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation; and when used as an adjective “Insolvent.”

“Interest Accrual Period” means with respect to any Class of Notes of any Series of Notes, each period commencing on and including the last day of the immediately prior Interest Accrual Period and ending on but excluding the immediately following Quarterly Payment Date; provided that the initial Interest Accrual Period for any Series will commence on and include the Series Closing Date and end on and include the initial Quarterly Payment Date with respect to such Class of Notes of any Series of Notes, unless otherwise specified in the applicable Series Supplement; provided further that the Interest Accrual Period, with respect to each Series of Notes Outstanding, immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

“Interest Reserve Funding Priority” has the meaning set forth in Section 5.13(b) of the Base Indenture

“Interest Reserve Letter of Credit” means any letter of credit for the benefit of the Trustee for the benefit of the Class A Noteholders, issued pursuant to any LC Facility and not an Ineligible Interest Reserve Letter of Credit.

“Intermediate HoldCos” means, collectively Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC and Sprint Intermediate HoldCo III LLC, each a Delaware limited liability company and a wholly-owned indirect subsidiary of SCI.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“Investments” means, with respect to any Person(s), all investments by such Person(s) in other Persons in the form of loans (including guarantees of such loans), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person(s) (including Affiliates) made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

“Issuer-License Holder Contribution Agreements” means the contribution agreements entered into as of the date hereof whereby each Issuer will transfer its portion of the Spectrum Portfolio as a capital contribution to its corresponding 100% directly owned License Holder.

“Issuers” means, collectively, the Master Issuer, Co-Issuer II and Co-Issuer III.

“Issuers Reserve Distribution” has the meaning set forth in Section 5.13(d) of the Base Indenture.

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“LC Administrative Agent” means the administrative or other agent appointed by an LC Provider under its LC Facility.

“LC Availability” has the meaning set forth in Section 5.1(b) of the Base Indenture.

“LC Availability Portion” has the meaning set forth in Section 5.1(b) of the Base Indenture.

“LC Election” has the meaning set for in Section 5.13(k) of the Base Indenture.

“LC Facility” means a letter of credit issuance and reimbursement or other similar facility entered into on or after the Closing Date between the Issuers and one or more LC Providers.

“LC Facility Documentation” means the reimbursement or other similar agreement in respect of each LC Facility, together with all other agreements in connection therewith.

“LC Obligations” has the meaning set forth in Section 5.13(k) of the Base Indenture.

“LC Obligation Purchaser” and “LC Obligation Purchasers” have the meanings set forth in Section 5.13(k) of the Base Indenture.

“LC Provider” means each financial institution that issues any Interest Reserve Letter of Credit, including Ineligible LC Providers.

“LC Provider Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Lease Payment” means a payment made pursuant to the Spectrum Lease.

“Lease Payment Account” has the meaning set forth in Section 5.3 of the Base Indenture.

“Lessee Payment Default Rapid Am Event” has the meaning set forth in Section 9.1(a) of the Base Indenture.

“Lessors” means, collectively, the License Holders in their capacity as lessors under the Spectrum Lease.

“Letter of Credit Criteria” has the meaning set forth in Section 5.13(c) of the Base Indenture.

“License Holders” means, collectively, Sprint Spectrum License Holder LLC (“License Holder I”), Sprint Spectrum License Holder II LLC (“License Holder II”) and Sprint Spectrum License Holder III (“License Holder III”), each a Delaware limited liability company and the Lessors under the Spectrum Lease.

“Licenses” has the meaning given in the definition of “Spectrum Portfolio” in the Base Indenture Definitions List.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

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“Liquidation Fee” has the meaning set forth in the Back-Up Management Agreement.

“Majority Controlling Class Event” has the meaning set forth in the Management Agreement.

“Majority of Controlling Class Members” means, with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any date of determination, Controlling Class Members that hold in excess of 50% of the Aggregate Outstanding Principal Amount of all Series of Notes of the Controlling Class as of such date of determination (excluding any Notes or beneficial interests in Notes held by any Securitization Entity, any Affiliate of any Securitization Entity, the Back-Up Manager or any Affiliate of the Back-Up Manager).

“Majority of Noteholders” means Noteholders holding in excess of 50% of the Outstanding Principal Amount of each Series of Notes (excluding any Notes or beneficial interests in Notes held by any Securitization Entity, any Affiliate of any Securitization Entity, the Back-Up Manager or any Affiliate of the Back-Up Manager).

“Management Agreement” means the Management Agreement, dated as of the Closing Date, by and among the Securitization Entities, the Trustee and the Manager, as amended, supplemented or otherwise modified from time to time.

“Management Fee” has the meaning set forth in the Management Agreement.

“Management Provider Fees” means, collectively (i) the Management Fee and (ii) the Back-Up Management Fee.

“Manager” means Sprint Spectrum, L.P., as Manager, together with any sub-managers and its permitted successors and assigns under the Management Agreement, in this capacity.

“Manager Expense Payment” has the meaning set forth in the Management Agreement.

“Manager Termination Event” has the meaning set forth in the Management Agreement.

“Manager Standard” has the meaning set forth in the Management Agreement.

“Master Contribution Agreement” means the contribution agreement entered into on the date hereof whereby each Spectrum-Licensing Subsidiary will make an absolute assignment in the form of a contribution of its portion of the Spectrum Portfolio to the relevant Depositor in return for an Equity Interest in the relevant Depositor proportional to the relative value of such contributed portion pursuant to a contribution agreement.

“Master Issuer” means Sprint Spectrum Co LLC, a Delaware limited liability company.

“Material Adverse Effect” means:

(a) with respect to the Manager, a material adverse effect on (i) its results of operations, business, properties or financial condition, taken as a whole, (ii) its ability to conduct its business or to perform in any material respect its obligations under the Management Agreement or any other Transaction Document, (iii) the Collateral, taken as a whole, or (iv) the ability of the Securitization Entities to perform in any material respect their obligations under the Transaction Documents;

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(b) with respect to the Collateral, a material adverse effect with respect to the Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Securitization Entities (as applicable) or the Lien of the Trustee thereon;

(c) with respect to the Securitization Entities, a materially adverse effect on the results of operations, business, properties or financial condition of the Securitization Entities, taken as a whole, or the ability of the Securitization Entities, taken as a whole, to conduct their business or to perform in any material respect their obligations under the Transaction Documents; or

(d) with respect to any Person or matter, a material adverse effect to the rights of or benefits available to, taken as a whole, the Securitization Entities, the Trustee, or the Noteholders under any Transaction Document or the enforceability of any material provision of any Transaction Document;

provided that where “Material Adverse Effect” is used in any Transaction Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Maximum Program Amount” means an amount equal to $7,000,000,000 minus an amount equal to (x) the aggregate amount of Repurchase Amounts since the Closing Date divided by (y) 0.4281.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means any Pension Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“New York UCC” has the meaning set forth in Section 5.5(b) of the Base Indenture.

“Nomination Record Date” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“Non-Securitization Entities” means the Sprint Entities and their Affiliates from time to time other than the Securitization Entities.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of the Base Indenture.

“Note Rate” means, with respect to any Series, any Class of any Series or any Tranche of any Class of Notes, the annual rate at which interest (other than contingent additional interest) accrues on the Notes of such Series or such Class of such Series of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Issuers may prescribe.

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“Noteholder” and “Holder” mean the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest and premium (including Class A Make-Whole Prepayment Premium), if any, at any time and from time to time, owing by the Issuers on the Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Issuers or the Guarantors arising under the Indenture, the Notes, any other Indenture Document or the Back-Up Management Agreement or of the Guarantors under the Guarantee and Collateral Agreement, (c) all obligations of the Securitization Entities in connection with each LC Facility and (d) the obligation of the Issuers to pay to the Trustee all fees, expenses and indemnity amounts payable to the Trustee under the Indenture and the other Transaction Documents to which it is a party, and in each case including all interest, fees, premium and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to any Obligation, whether or not such interest, fees, premium or expenses are enforceable or allowed as a claim in such proceeding.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Person delivering such certificate.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the addressees thereof. The counsel may be an employee of, or counsel to, the Securitization Entities, Sprint Corporation, SCI, the Manager or the Back-Up Manager, as the case may be.

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, as the case may be, theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

(ii) Notes, or portions thereof, for whose payment or redemption funds in the necessary amount are on deposit in the appropriate account and are available for payment of such Notes or portions thereof;

(iii) Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a holder in due course or protected purchaser for value;

(iv) Notes that have been defeased in accordance with the Base Indenture; and

(v) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture;

provided that, (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding: (x) Notes owned by the Back-Up Manager, any Affiliate of the Back-Up Manager, the Securitization Entities or any other

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obligor upon the Notes or any Affiliate of any of them, (y) Notes held in any accounts with respect to which the Manager or any Affiliate thereof exercises discretionary voting authority and (z) Notes held in any accounts with respect to which the Back-Up Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x), (y) or (z) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x), (y) or (z) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Securitization Entity or any other obligor, or the Manager, the Back-Up Manager or, in each case, an Affiliate thereof, or an account for which the Manager, the Back-Up Manager or, in each case, an Affiliate of either the Manager or the Back-Up Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Payment Systems” means the FAST System and the EFT Pay System.

“Pension Plan” means any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA.

“Permitted Lien” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Transaction Documents in favor of the Trustee for the benefit of the Secured Parties, and (c) any Liens arising under law or pursuant to documentation governing permitted accounts in connection with the Securitization Entities’ cash management.

“Permitted Silo Merger” has the meaning set forth in Section 8.12 of the Base Indenture.

“Person” means an individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated association or government or any agency or political subdivision thereof.

“Plan” means (i) employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code (each of (i) and (ii), an “ERISA Plan”) and (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans accounts or arrangements (pursuant to Section 3(42) of ERISA and regulations promulgated under ERISA by the U.S. Department of Labor).

“PledgeCo Account” has the meaning set forth in Section 5.3(a)(ii) of the Base Indenture.

“PledgeCo-Issuer Contribution Agreements” means the contribution agreements entered into as of the date hereof whereby the PledgeCos will respectively contribute the Spectrum Portfolio to the Issuers pursuant to a contribution agreement.

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“PledgeCos” means Sprint Spectrum PledgeCo LLC (“PledgeCo I”), Sprint Spectrum PledgeCo II LLC (“PledgeCo II”) and Sprint Spectrum PledgeCo III LLC (“PledgeCo III”), each a Delaware limited liability company.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event; provided that any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event as described in clause (ii) of the definition of “Rapid Amortization Event”, shall not constitute a Potential Rapid Amortization Event.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Back-Up Manager as its reference rate, base rate or prime rate.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.8 and Section 5.9 of this Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement. For the avoidance of doubt, references to priorities of the Priority of Payments shall refer to the priorities set forth in Section 5.8.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102 of the applicable UCC.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC; provided that, for the avoidance of doubt, on the Closing Date, Deutsche Bank Trust Company Americas is deemed to meet the aforementioned criteria with respect to being a “Qualified Institution.”

“Qualified Institutional Buyer” or “QIB” means a Person who is a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser” or “QP” means a Person who is a “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act.

“Qualified Replacement LC” has the meaning set forth in Section 5.13(f) of the Base Indenture.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and

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examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $200,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “Baa2” by Moody’s, “BBB” by S&P and BBB- by Fitch.

“Quarterly Allocation Date” means the third (3rd) Business Day prior to the related Quarterly Payment Date, with the initial Quarterly Allocation Date commencing on December 16, 2016.

“Quarterly Calculation Date” means the date that is two (2) Business Days prior to each Quarterly Payment Date. Any reference to a Quarterly Calculation Date relating to a Quarterly Payment Date means the Quarterly Calculation Date occurring in the same calendar month as the Quarterly Payment Date and any reference to an Quarterly Calculation Date relating to a Quarterly Collection Period means the Quarterly Collection Period most recently ended on or prior to the related Quarterly Payment Date.

“Quarterly Collection Period” means (a) initially, the period commencing on and including the Closing Date and ending on and including December 10, 2016 and (b) thereafter, the period commencing on, but excluding the last day of the immediately prior Quarterly Collection Period and ending on and including the tenth 10th day of the third (3rd) calendar month thereafter (without regard to whether such day is a Business Day).

“Quarterly Compliance Certificate” has the meaning specified in Section 4.1(c) of the Base Indenture.

“Quarterly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Quarterly Noteholders’ Report” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 20th day of each of the following calendar months: March, June, September and December, or if such date is not a Business Day, the next succeeding Business Day, commencing on December 20, 2016. Any reference to a Quarterly Collection Period relating to a Quarterly Payment Date means the Quarterly Collection Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rapid Payment Event” means the occurrence of a Lessee Payment Default Rapid Am Event or the acceleration of the Notes following an Event of Default.

“Rating Agency” means Fitch and Moody’s and any successor or successors thereto. In the event that at any time the rating agencies rating the Notes do not include Fitch and Moody’s, references to specific rating categories (e.g., BBB and Baa2) in the Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as then is rating the Notes as of the most recent

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date on which such other rating agency Fitch and Moody’s published ratings for the type of security in respect of which such alternative rating agency is used. If the applicable Series Supplement specifies an additional rating agency, then Rating Agency as used herein also refers to such additional rating agency.

“Rating Agency Condition” means, with respect to any Outstanding Series of Notes and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Transaction Document, a condition that is satisfied if the Manager has notified the Issuers, the Back-Up Manager and the Trustee in writing that the Manager has provided each Rating Agency with a written notification setting forth in reasonable detail such event or action and has actively solicited (by written request and by request via email and telephone) a Rating Agency Confirmation from each Rating Agency, and each Rating Agency has either provided the Manager with a Rating Agency Confirmation with respect to such event or action or informed the Manager that it declines to review such event or action; provided that:

(i) the Rating Agency Condition in respect of any Rating Agency will be required to be satisfied in connection with any such event or action only if the Manager determines in its sole discretion (and provides an Officer’s Certificate to the Trustee and the Back-Up Manager evidencing such determination) that the policies of such Rating Agency permit it to deliver such Rating Agency Confirmation; and

(ii) the Rating Agency Condition will not be required to be satisfied in respect of any Rating Agency if the Manager provides an Officer’s Certificate (along with copies of all written requests for such Rating Agency Confirmation and copies of all related email correspondence) to the Issuers, the Back-Up Manager and the Trustee certifying that:

(a) the Manager has not received any response from such Rating Agency after the Manager has repeated such active solicitation (by request via telephone and by email) on or about the tenth (10th) Business Day and the fifteenth (15th) Business Day following the date of delivery of the initial solicitation; and

(b) the Manager has no reason to believe that such event or action would result in such Rating Agency withdrawing its credit ratings on such Outstanding Series of Notes or assigning credit ratings on such Outstanding Series of Notes below the lower of (1) the then-current credit ratings on such Outstanding Series of Notes or (2) the initial credit ratings assigned to such Outstanding Series of Notes by such Rating Agency (in each case, without negative implications).

“Rating Agency Confirmation” means, with respect to any Outstanding Tranche of Class A Notes, a written confirmation from the Rating Agencies that a proposed event or action will not result in either (i) a withdrawal of its credit ratings on such Outstanding Tranche of Class A Notes or (ii) the assignment of credit ratings on such Outstanding Tranche of Class A Notes below the lower of (A) the then-current credit ratings on such Outstanding Tranche of Class A Notes or (B) the initial credit ratings assigned to such Outstanding Tranche of Class A Notes by such Rating Agency (in each case, without negative implications).

“Rating Agency Notification” means, with respect to any prospective action or occurrence, a written notification to the Rating Agencies for each Series of Notes Outstanding setting forth in reasonable detail such action or occurrence.

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“Record Date” means, with respect to any Quarterly Payment Date, the close of business on the fifth (5th) day of the calendar month in which such Quarterly Payment Date occurs (without regard to whether such day is a Business Day).

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Remedial Provisions” means (a) Section 3.3 and Section 6 of the Guarantee and Collateral Agreement and (b) Article IX of this Base Indenture.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repurchase Amount” means, on any date of payment of the Repurchase Amount, in respect of a Contributed Asset (other than the Third-Party Lease Agreement and the related Third-Party Leased Licenses associated with Clark County), an amount equal to (a) the Outstanding Principal Amount of all Series of Class A Notes on such date, plus the Class A Notes Accrued Quarterly Interest Amount as of such date, plus the Class A Make-Whole Prepayment Premium that would be payable on the Class A Notes if they were prepaid on such date plus the LC Obligations as of such date (collectively, the “Principal, Interest and LC Amounts”) plus all other outstanding Obligations, multiplied by (b) the proportionate value of such Contributed Asset to the overall value of the Spectrum Portfolio as of the Closing Date, expressed as a percentage set forth in a schedule to the applicable Contribution Agreement (which percentage will be recalculated for any repurchases of Contributed Assets prior to such date by excluding the value associated with such prior-repurchased Contributed Assets).

“Repurchase Principal Amount” means the portion of any Repurchase Amount received by the Issuers in connection with any Contributed Asset that represents the proportional amount of the Principal, Interest and LC Amounts allocable to such Contributed Asset.

“Required Rating” means (i) (x) a short-term debt credit rating of not less than “F3” or (y) a long-term credit assessment rating of not less than “BBB-” by Fitch and (ii) a “counterparty risk assessment rating” of not less than “Baa2” by Moody’s.

“Required Expense Reserve” has the meaning set forth in Section 5.4 of the Base Indenture.

“Required Expense Reserve Account” has the meaning set forth in Section 5.4 of the Base Indenture.

“Required Expense Reserve Deficiency Amount” means, as of any date of determination, the excess, if any, of (a) the Required Expense Reserve over (b) amounts on deposit in the Required Expense Reserve Account.

“Required Noteholders” means Noteholders holding at least 50.0% of the Outstanding Principal Amount of the Notes.

“Requirements of Law” means, with respect to any Person or any of its property, the Charter Documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign, in each case as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

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“Residual Amount” means for any Quarterly Allocation Date with respect to any Quarterly Collection Period the amount, if any, by which the amount allocated to the Collection Account on such Quarterly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Quarterly Allocation Date pursuant to priorities (i) through (xi) of the Priority of Payments.]

“Rule 144A” means Rule 144A under the 1933 Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series or any Class of any Series of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series or Class on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Collection Period, as of the related Quarterly Payment Date with respect to such Quarterly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Collection Account allocable to Class A Notes Quarterly Scheduled Principal Amounts with respect to such Quarterly Collection Period is less than the aggregate amount of Class A Notes Quarterly Scheduled Principal Amounts due and payable on all such Class A Notes for such Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(d) of the Base Indenture.

“SCI” means Sprint Communications, Inc., a Kansas corporation, and its successors and assigns.

“SCI Payment and Performance Undertaking Agreement” means the payment and performance undertaking agreement between SCI, Sprint Corporation, the Subsidiary Guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee under the Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the Noteholders, the Back-Up Manager, the Control Party, the LC Providers, any LC Administrative Agents and the Trustee together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 5.5(a) of the Base Indenture.

“Securitization Entities” means, collectively, the Issuers and the Guarantors.

“Securitization Entity Material Indebtedness” has the meaning specified in Section 9.2(d) of the Base Indenture.

“Securitization Operating Expense Cap” means, for each annual period following the Closing Date, $700,000.

“Securitization Operating Expenses” means expenses (other than Spectrum Portfolio Maintenance Expenses) incurred by the Securitization Entities and payable to third parties in connection

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with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Transaction Documents to which they are a party, including (i) accrued and unpaid taxes (other than federal, state, local and foreign taxes based on income, profits or capital, including franchise, excise, withholding or similar taxes), filing fees and registration fees payable by the Securitization Entities to any federal, state, local or foreign Governmental Authority; (ii) costs, fees and expenses payable to (A) the Trustee under the Indenture or the other Transaction Documents to which it is a party, (B) the Back-Up Manager (including its role as Control Party), including in respect of all of its reimbursable expenses incurred in connection with its duties as Back-Up Manager and Control Party (excluding, for the avoidance of doubt, the Back-Up Management Fee, the Workout Fee, the Consent Fees and the Liquidation Fee), (C) the Rating Agencies, (D) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) or external legal counsel, (E) the administrative agent under each LC Facility and (F) any stock exchange on which the Notes may be listed; (iii) the indemnification obligations of the Securitization Entities under the Transaction Documents to which they are a party (including in respect of indemnification amounts owed to the Secured Parties under the Transaction Documents), including any interest thereon (collectively, the “Indemnification Amounts”) in an aggregate amount not to exceed $500,000 per annum (other than following the occurrence and during the continuance of a Lessee Payment Default Rapid Am Event or an acceleration of the Class A Notes upon an Event of Default, during which period such limitation will not apply); (iv) independent director and manager fees, and (v) reimbursement obligations in respect of Manager Expense Payments made by the Manager and otherwise constituting Securitization Operating Expenses (but without duplication of the Securitization Operating Expenses paid by the Manager for purposes of determining the amount of Manager Expense Payments subject to the Securitization Operating Expense Cap).

“Series Anticipated Repayment Date” means, with respect to any Series of Notes, or Class or Tranche thereunder, the “Anticipated Repayment Date” as set forth in the related Series Supplement, which will be the Series Anticipated Repayment Date for such Series of Notes, or Class or Tranche thereunder, as adjusted pursuant to the terms of the applicable Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Legal Final Maturity Date” set forth in the related Series Supplement.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums (including Class A Make-Whole Prepayment Premium) and make-whole payments, at any time and from time to time, owing by the Issuers on such Series of Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Issuers or the Guarantors arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes, including all interest, fees, premium and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to any Series Obligation, whether or not such interest, fees, premium or expenses are enforceable or allowed as a claim in such proceeding.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

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“Series Supplement” means a supplement to the Base Indenture in conjunction with the issuance of a Series of Notes complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Silo I” means, collectively, PledgeCo I, the Master Issuer and License Holder I.

“Silo II” means, collectively, PledgeCo II, Co-Issuer II and License Holder II.

“Silo III” means, collectively, PledgeCo III, Co-Issuer III and License Holder III.

“Single Employer Plan” means any Pension Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent” means with respect to any Persons as of any date of determination, (i) the fair value of the assets of such Persons, when taken as a whole, will exceed their debts and liabilities, including contingent liabilities; (ii) the present fair saleable value of the property of such Persons, when taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities as such debts and other liabilities become absolute and matured; (iii) such Persons, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (iv) such Persons, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is presently conducted and is proposed to be conducted after such date of determination, and no Event of Bankruptcy has occurred with respect to any such Persons.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion(s) delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with any of SCI or Sprint Corporation.

“Specified Period” has the meaning set forth in Section 8.26 of the Base Indenture.

“Specified Transaction Documents” means the Notes, the Indenture, the Guarantee and Collateral Agreement, the Contribution Agreements, the Management Agreement, the Back-Up Management Agreement, the Third-Party Lease Agreements, the Third-Party Lease Consent/Assignments, the Spectrum Lease, the SCI Payment and Performance Undertaking Agreement, the Charter Documents, the LC Facility Documentation and any additional document identified as a “Specified Transaction Document” in the Series Supplement for any Series of Notes Outstanding.

“Spectrum Lease Guarantors” means Sprint Corporation and each “Subsidiary Guarantor” party to the Spectrum Lease.

“Spectrum-Licensing Subsidiaries” means each subsidiary of SCI party to the Master Contribution Agreement holding a portion of the Spectrum Portfolio prior to the transfer of such portion to the applicable Depositor.

“Spectrum Portfolio” means the portfolio of (i) 1,793 channels from 512 call signs under FCC Broadband Radio Service Spectrum Licenses in the 2.5 GHz band (together with any licenses received in exchange therefor from time to time and, in each case as renewed from time to time, the “2.5 GHz Directly-Held Licenses”) and 5 x 5 MHz blocks covering 54 BTA markets from 37 call signs under FCC PCS Spectrum Licenses in the 1.9 GHz band (together with any licenses received in exchange therefor from time to time and, in each case as renewed from time to time, the “1.9 GHz Directly-Held Licenses” and, together with the 2.5 GHz Directly-Held Licenses, the “Directly-Held Licenses”) and (ii) rights

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under the twelve lease agreements (the “Third-Party Lease Agreements” and, together with the Directly-Held Licenses, the “Spectrum Portfolio”) relating to 22 FCC Educational Broadband Service Spectrum Licenses and 6 FCC Broadband Radio Service Spectrum Licenses in the 2.5 GHz band (Band 41) (in each case as renewed from time to time, the “Third-Party Leased Licenses” and, together with the Directly-Held Licenses, the “Licenses”) collectively held by the Spectrum-Licensing Subsidiaries immediately prior to the transfers to the Depositors and, from and after the Closing Date, by the License Holders.

“Spectrum Portfolio Maintenance Expenses” means amounts payable by the Lessors to maintain the Licenses and the Third-Party Lease Agreements in full force and effect in respect of (i) applying for and obtaining renewals of the Licenses, (ii) all regulatory fees owed in respect of the Licenses, (iii) lease payments and all other amounts owed under and in connection with each of the Third-Party Lease Agreements, and (iv) service credits and device fees owed in connection with the Third-Party Lease Agreements, which Spectrum Portfolio Maintenance Expenses will include any reimbursement obligations in respect of Manager Expense Payments made by the Manager and otherwise constituting Spectrum Portfolio Maintenance Expenses.

“Spectrum Portfolio Maintenance Expense Payment Date” has the meaning given to it in Section 5.16 of the Base Indenture.

“Spectrum Realization Procedures” has the meaning set forth in Section 9.1 of the Base Indenture.

“Sprint Corporation” means Sprint Corporation, a Delaware corporation, and its successors and assigns.

“Sprint Credit Agreement” means the credit agreement dated as of February 28, 2013 (as amended, supplemented, modified, refinanced or otherwise replaced from time to time), among Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

“Sprint Entities” means Sprint Corporation and each of its Subsidiaries, now existing or hereafter created.

“Sprint Party” has the meaning specified in Section 9.2(b) of the Base Indenture

“Subject Parties” has the meaning specified in Section 9.2(b) of the Base Indenture.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Manager” means any successor to the Manager that is not an Affiliate of the Manager or any of its Affiliates, that is appointed by the License Holders upon approval by the Control Party (acting at the direction of the Controlling Class Representative) following the resignation or removal of the Manager pursuant to the terms of the Management Agreement.

27

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XIII of the Base Indenture.

“Tax” means (i) any U.S. federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, escheat obligation, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Lien Reserve Account” has the meaning set forth in Section 8.21 of the Base Indenture.

“Tax Lien Reserve Amount” means any funds contributed by SCI or a Subsidiary thereof to satisfy Liens filed by the Internal Revenue Service pursuant to Section 6323 of the Code against any Securitization Entity.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as debt at the time of their issuance, (b) no Securitization Entity organized in the United States in existence as of the date of the delivery of such opinion, and no other direct or indirect Subsidiary of the Issuers organized in the United States in existence as of the date of delivery of such opinion will as of the date of issuance be classified as a corporation or as an association or publicly traded partnership taxable as a corporation and (c) such new Series of Notes will as of the date of issuance be treated as debt.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including backup withholding and withholding required pursuant to FATCA.

“Third-Party Lease Agreement” has the meaning set forth in the definition of “Spectrum Portfolio” in Annex A of the Base Indenture.

“Third-Party Lease Consent/Assignments” means the assignment and/or consent agreements with each of the relevant Third-Party Lease Counterparties under the Third-Party Lease Agreements (other than the Third-Party Lease Agreement associated with Clark County), entered into on or prior to the Closing Date by each Spectrum-Licensing Subsidiary that is a party to any Third-Party Lease Agreement, pursuant to which such Third-Party Lease Counterparty will agree to, subject to certain conditions and exceptions, (i) the assignment and transfer of all rights and obligations of SCI and its Affiliates under the Third-Party Lease Agreements (the “Leased Spectrum Rights and Obligations”) to the applicable License Holders, (ii) the pledge by each License Holder of its respective Leased Spectrum Rights and Obligations to the Trustee, (iii) the assignment and transfer of the Leased Spectrum Rights and Obligations to any qualified Person that shall have agreed to assume all of the Leased Spectrum Rights and Obligations (subject to applicable FCC and other regulatory requirements) in the event that the Trustee has the right to foreclose on the Collateral pursuant to the Indenture or the other Transaction Documents or otherwise pursuant to the Spectrum Realization Procedures and (iv) the ability of the Back-Up Manager to service and perform the Leased Spectrum Rights and Obligations in the event that a Manager Termination Event has occurred.

28

“Third-Party Lease Counterparty” has the meaning set forth in Section 4.1(b) of the Base Indenture.

“Tranche” means, with respect to any Class of Notes, any one of the tranches of Notes of such Class as specified in the applicable Series Supplement.

“Transaction Documents” means the Notes, this Indenture, the Guarantee and Collateral Agreement, the Contribution Agreements, the Management Agreement, the Back-Up Management Agreement, the Third-Party Lease Agreements, the Third-Party Lease Consent/Assignments, the Spectrum Lease, the SCI Payment and Performance Undertaking Agreement, the Charter Documents, the LC Facility Documentation and any additional document identified as a “Transaction Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee any of the herein designated officers and any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder. On the Closing Date, the Trustee shall be Deutsche Bank Trust Company Americas.

“Trustee Accounts” has the meaning set forth in Section 5.5(a) of the Base Indenture.

“Trustee Rating Requirement” has the meaning set forth in Section 10.8(a).

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Dollars” or “$” refers to lawful money of the United States of America.

“Volcker Rule” means Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the final regulations issued Dec. 10, 2013 implementing Section 13 of the Bank Holding Company Act of 1956, as amended.

“Weighted Average Life to Maturity” means, when applied to any indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such indebtedness.

“Workout Fee” has the meaning set forth in the Back-Up Management Agreement.

29

Exhibit A

QUARTERLY MANAGER’S CERTIFICATE

QUARTERLY MANAGER’S CERTIFICATE	Date:

Series 2016-1 3.36% SENIOR SECURED NOTES, CLASS A-1

Issuers:	Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC
Manager:	Sprint Spectrum, L.P.
Interest Accrual Beginning Date:
Payment Date:
PAYMENT SUMMARY

Class Name	CUSIP	Beginning Balance	Interest Rate	Interest Paid	Principal Paid	Total Distribution	Ending Balance
Class A-1	85208N AA8 / U84697 AA6	—	—	—	—	—	—
Total	—	—	—	—	—

Rapid Am? 1=yes, 0=no	—
Interest Reserve LC Facility Availability, beginning	—

INTEREST RESERVE ACCOUNT
Reserve Account cash balance + LC Facility Availability, beginning	—
Investment Earnings received during the quarter	—
Required Reserve Amount	—	—
Required Reserve Amount deficiency paid per item (viii) in Priority of Payments	—
Excess Interest Reserve Amounts released to Sprint/Issuer/LC Providers	—
Reserve Account cash balance + LC Facility Availability, ending	—

EXPENSE RESERVE ACCOUNT
Reserve Account balance, beginning	—
Investment Earnings received during the quarter	—
Required Reserve Amount	—	—
Required Reserve Amount replenishment paid per item (iii) (B) in Priority of Payments	—
Excess Expense Reserve Amounts transferred to Collection Account	—
Reserve Account balance, ending	—

AVAILABLE DISTRIBUTION AMOUNT
Collections Account Balance, Beginning	—
Collections	—
Other amounts received	—
Transfers from the Reserve Accounts	—
Earnings on Eligible Investments in Collection Account (or transferred to Collection Account)	—
Manager Advances	—
BUM Advances	—
Repurchase Amounts	—
Available Distribution Amount	—

FLOW OF FUNDS	Due	Remaining Collection Account Balance	Paid
Available Distribution Amount	—	—
(i) from Repurchase Amts only (A) accrued and unpaid obligations under the Int. Reserve LC Facility for Repurchase Amts.	—	—	—
(B) Outstanding Principal Amount of all Class A Notes that can be repaid with the relevant Repurchase Amount	—	—	—
(ii) (A) to reimburse the Back-Up Manager for any unreimbursed Collateral Protection Advances	—	—	—
(B) to reimburse the Manager for any unreimbursed Collateral Protection Advances	—	—	—
(C) to pay to the Back-Up Manager any accrued and unpaid Back-Up Management Fee	—	—	—
(D) during Rapid Am or EoD, to pay to the Trustee all accrued and unpaid fees, reimbursable expenses and Indemnification Amounts	—	—	—
(iii) (A) any previously incurred and unpaid Spectrum Portfolio Maintenance Expenses	—	—	—
(B) Required Expense Reserve Amount replenishment	—	—	—
(iv) Capped OpEx Fees (uncapped in Lessee Payment Default Rapid Am Event or acceleration of the Notes upon an EoD)	—	—	—
(v) Management Fees and reimburseable costs, fees, and expenses	—	—	—
(vi) Accrued and unpaid obligations under the Interest Reserve LC Facility	—	—	—
(vii) Class A Notes Interest	—	—	—
(viii) Class A Notes Int. Reserve Acct. Deficiency Amt., and if applicable, Ineligible LC Providers’ accrued and unpaid obligations	—	—	—
(ix) (a) if a Rapid Amortization Event is not continuing, Scheduled Principal	—	—	—
(b) if RAE has occurred and is continuing or acceleration of Class A Notes, Class A Notes Prin. Payment Account until repaid	—	—	—
(x) any accrued and unpaid Securitization Operating Expenses in excess of the cap	—	—	—
(xi) any unpaid Class A Make-Whole Prepayment Premium	—	—	—
(xii) Residual Amount	—	—	—

ADDITIONAL INFORMATION
Have number of guarantors changed?	—
If yes, how many new guarantors or released guarantors?	—
Changes to third-party sublessees?	—
Delinquent subleases in past quarter? If so, which subleases and how many days past due?	—
Have the total consolidated assets of the subsidiary guarantors under the Spectrum Lease changed materially adversely? ( Yes or no)	—
Have the total consolidated assets of the subsidiary guarantors under the Spectrum Lease as a % of total consolidated assets of Sprint Corp changed materially? ( yes or no)	—
Total Regulatory fees paid on 2.5Ghz and 1.9Ghz licenses	—

Exhibit B

SPRINT SPECTRUM CO LLC

SPRINT SPECTRUM CO II LLC

SPRINT SPECTRUM CO III LLC

c/o Sprint Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Deutsche Bank Trust Company Americas, as Trustee and Paying Agent

60 Wall Street, 16th Floor, Mail Stop NYC60-1625

New York, NY 10005

Attention: Lou Bodi – Deal ID SPRT16

Email: louis.bodi@db.com

Standard & Poor’s Ratings Services

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention: ABS/RMBS Monitoring Department, 24th Floor

E-mail: ServicerReports@moodys.com

Fitch Ratings Inc.

33 Whitehall Street

New York, New York 10004

Attention: Maria Paula Moreno or Andres De La Cuesta

E-mail: maria.moreno@fitchratings.com or andres.delacuesta@fitchratings.com

Midland Loan Services, as Back-Up Manager

10851 Mastin Street

Building 82, Suite 700

Overland Park, Kansas 66210

Attention: President

Facsimile: 877-636-5471

[LC ADMINISTRATIVE AGENT]

QUARTERLY NOTEHOLDERS’ REPORT

Dated: [            ], 20[    ]

This Quarterly Noteholders’ Report is provided in accordance with Section 4.1(b) of the Indenture dated as of October 27, 2016, among Sprint Spectrum Co LLC, as the master issuer (the “Master Issuer”), Sprint Spectrum Co II LLC, as a co-issuer (“Co-Issuer II”), Sprint Spectrum Co III LLC, as a co-issuer (“Co-Issuer III” and together with the Master Issuer and Co-Issuer II, the “Issuers”) and Deutsche Bank Trust Companies Americas, as trustee (the “Trustee”) and securities intermediary (the “Base Indenture” and together with any series supplements entered into in connection therewith, the “Indenture”).

Capitalized terms used by not defined herein shall have the meanings given to such terms in the Indenture.

Pursuant to Section 4.1(b) of the Indenture, the Issuers hereby certify as follows as of the date hereof and in respect of the next Quarterly Payment Date:

(1)	the total amount available to be distributed to Class A Noteholders on such Quarterly Payment Date: $ .

(2)	the amount of such distribution allocable to the payment of interest on each Class and Tranche of the Class A Notes: $ .

(3)	the amount of such distribution allocable to the payment of principal of each Class and Tranche of the Class A Notes: $ .

(4)	the amount of such distribution allocable to the payment of any Class A Make-Whole Prepayment Premium, if any, on each Tranche: $ .

(5)

to the Actual Knowledge of the Issuers, [no][a] [Potential Rapid Amortization Event][, Rapid Amortization Event, Default][, Event of Default][, Potential Manager Termination Event] [or] [Manager Termination Event] has occurred as of the related Quarterly Calculation Date; and

(6)	the amount on deposit in the Class A Notes Interest Reserve Account as of the close of business on the last Business Day of the preceding Quarterly Collection Period: $ .

(7)	the availability under any Interest Reserve Letter of Credit relating to the Class A Notes as of the close of business on the last Business Day of the preceding Quarterly Collection Period: $ .

(8)	the amount on deposit in the Required Expense Reserve Account as of the close of business on the last Business Day of the preceding Quarterly Collection Period: $ .

(9)	all of the Licenses, the Third-Party Lease Agreements and the Third-Party Leased Licenses, remain in full force and effect [with the exception of the following: .]

(10)

[there has not been any][the following is a description of all] material dispute that has arisen with respect to any of the Directly-Held Licenses, the Third-Party Lease Agreements and, to the Actual Knowledge of the Manager, the Third-Party Leased License[:                                         ].

(11)

[there have not been any][the following is a description of all] material service or interference issues relating to any of the Directly-Held Licenses, the Third-Party Lease Agreements or, to the Actual Knowledge of the Manager, the Third-Party Leased Licenses[:                                         ].

(12)

[there have not been any][the following is a description of all] material FCC filings or applications made in connection with any of the Directly-Held Licenses, the Third-Party Lease Agreements or, to the Actual Knowledge of the Manager, the Third-Party Leased Licenses[:                                         ].

(13)	[there have not been any][the following is a description of the status of] any pending or concluded renewal of any of the Licenses or the Third-Party Lease Agreements[: ].

(14)

[there have not been any][the following is a description of all] material changes to any of the Directly-Held Licenses, the Third-Party Lease Agreements and, to the Actual Knowledge of the Manager, the Third-Party Leased Licenses, and any material negotiation or dispute with any lease counterparty with respect to the Third-Party Lease Agreements[:                                 ].

Exhibit C

FORM OF INVESTOR REQUEST CERTIFICATION

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor, Mail Stop NYC60-1625

New York, NY 10005

Attention: Lou Bodi – Deal ID SPRT16

Pursuant to Section 4.3 of the Base Indenture, dated as of October 27, 2016, by and between Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III as Issuers, and Deutsche Bank Trust Company Americas as Trustee and Securities Intermediary (the “Base Indenture”), the undersigned hereby certifies and agrees to the following conditions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1. The undersigned is a [Noteholder][Note Owner][prospective investor] of Series [                    ] Notes, Class [                    ].

2. In the case that the undersigned is a Note Owner, the undersigned is a beneficial owner of Notes. In the case that the undersigned is a prospective investor, the undersigned has been designated by a Noteholder or a Note Owner as a prospective transferee of Notes In the case of a prospective investor, the prospective investor meets the standards set forth in the legend contained in the Notes subject to the possible investment.

3. The undersigned is requesting all information and copies of all documents that the Trustee is required to deliver to such Noteholder, Note Owner or prospective investor, as the case may be, pursuant to Section 4.3 of the Base Indenture. The undersigned is also requesting access for the undersigned to the password-protected area of the Trustee’s website at https://tss.sfs.db.com/investpublic/ relating to the Notes.

4. The undersigned is requesting such information solely for use in evaluating the undersigned’s investment, or possible investment in the case of a prospective investor, in the Notes.

5. The undersigned is a Qualified Purchaser and is not (other than following any Rapid Payment Event) a Competitor.

6. The undersigned understands [documents it has requested contain and] the Trustee’s website contain[s] confidential information.

7. In consideration of the Trustee’s disclosure to the undersigned, the undersigned will keep the information strictly confidential, and such information will not be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, without the prior written consent of the Trustee or used for any purpose other than evaluating the undersigned’s investment or possible investment in the Notes; provided, however, that the undersigned shall be permitted to disclose such information to: (A) to (1) those personnel employed by it who need to know such information which have agreed to keep such information strictly confidential and to use such information only for evaluating the undersigned’s investment or possible investment in the Notes, (2) its attorneys and outside auditors which have agreed to keep such information strictly confidential and to use such information only for evaluating the undersigned’s investment or possible investment in the Notes, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process.

C-1

8. The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the Securities Act or the Exchange Act or would require registration of any non-registered security pursuant to the Securities Act.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

[Name of [Noteholder][Note Owner][prospective investor]]

By:		Date:
Name:
Title:

C-2

Exhibit D

REQUEST FOR CONTACT INFORMATION

OF INITIAL NOTEHOLDERS

                 ,

Re:	Request for Contact Information of Initial Noteholders

Dear Mr./Ms.                                 :

Reference is hereby made to the Base Indenture, dated as of October 27, 2016 (the “Base Indenture”), by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC, each a Delaware limited liability company (collectively, the “Issuers”), and Deutsche Bank Trust Company Americas as trustee (in such capacity, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), as supplemented by the Series Supplement heretofore executed and delivered (the “Series Supplement”) among the Issuers, the Trustee and the Securities Intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplement, as applicable.

Pursuant to Section 11.1(a) of the Base Indenture, you are hereby notified that:

1.	There will be an election for a Controlling Class Representative.

2.

If you wish to participate in such election, you must provide us with your contact information in writing within ten (10) Business Days of the date of this notice by filling out the Exhibit A attached hereto and sending it to the address indicated therein.

[Signature Page Follows]

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

Exhibit A

to

Request for Contact Information of Initial Noteholders

CONTACT INFORMATION

Please fill out the information below and then send it back to the Trustee at the following address via email, mail or by fax:

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor, Mail Stop NYC60-1625

New York, NY 10005

Attention: Lou Bodi – Deal ID SPRT16

Email: louis.bodi@db.com

Facsimile: 732-578-4635

NAME:

ADDRESS:

TEL:

EMAIL:

Exhibit E

CCR ELECTION NOTICE

                 ,

Re:	Election for Controlling Class Representative

Dear Class A Noteholder:

Reference is hereby made to the Base Indenture, dated as of October 27, 2016, (the “Base Indenture”), by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC, each a Delaware limited liability company (collectively, the “Issuers”), and Deutsche Bank Trust Company Americas as trustee (in such capacity, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), as supplemented by the Series Supplement heretofore executed and delivered (the “Series Supplement”) among the Issuers, the Trustee and the Securities Intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplement, as applicable.

Pursuant to Section 11.1(b) of the Base Indenture, you are hereby notified that:

There will be an election for a Controlling Class Representative.

If you wish to make a nomination, please do so by submitting a completed nomination form in the form of Exhibit F to the Base Indenture by [insert ten (10) business days for Initial CCR Election][insert thirty (30) calendar days for any subsequent CCR Election] to the below address:

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor, Mail Stop NYC60-1625

New York, NY 10005

Attention: Lou Bodi – Deal ID SPRT16

Email: louis.bodi@db.com

Facsimile: 732-578-4635

[Signature Page Follows]

E-1

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

cc:	Sprint Spectrum Co LLC

Sprint Spectrum Co II LLC

Sprint Spectrum Co III LLC

Sprint Spectrum, L.P. , as manager

E-2

Exhibit F

NOMINATION FOR

CONTROLLING CLASS REPRESENTATIVE

I hereby submit the following nomination for election as the Controlling Class Representative:

Nominee:

By my signature below, I, (please print name)                      hereby certify that:

(1) As of [insert the Closing Date for Initial CCR Election][insert other date for subsequent election that is not more than ten Business Days prior to the date of the CCR Election Notice] I was the (please check one):

☐	Note Owner

☐	Noteholder

of the Outstanding Principal Amount of Notes] of the Controlling Class set forth below.

$

(2) The candidate that I nominated above for election as Controlling Class Representative is a Controlling Class Member:

[Signature Page Follows]

F-1

By:
Name:

Date submitted:

F-2

Exhibit G

BALLOT FOR

CONTROLLING CLASS REPRESENTATIVE

                 ,

Please indicate your vote by checking the box next to the candidate that you wish to elect as Controlling Class Representative:

☐        [Nominee 1]

☐        [Nominee 2]

☐        [Nominee 3]

By my signature below, I, (please print name)                     , hereby certify that as of the date hereof I am an owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class set forth below:

$

By:
Name:

G-1

Exhibit H

CCR ACCEPTANCE LETTER

                 ,

Re:	Acceptance Letter for Controlling Class Representative

Dear Mr./Ms.                    :

Reference is hereby made to the Base Indenture, dated as of October 27, 2016, (the “Base Indenture”), by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC, each a Delaware limited liability company (collectively, the “Issuers”), and Deutsche Bank Trust Company Americas as trustee (in such capacity, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), as supplemented by the Series Supplement heretofore executed and delivered (the “Series Supplement”) among the Issuers, the Trustee and the Securities Intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(e) of the Base Indenture, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby agrees to (i) act as the Controlling Class Representative and (ii) provide its name and contact information in the space provided below and permit such information to be shared with the Manager, the Securitization Entities, the Back-Up Manager, the Rating Agencies and the Controlling Class Members. In addition, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby represents and warrants that it is a Controlling Class Member and agrees to notify the Trustee in writing promptly if it ceases to be a Note Owner.

[Signature Page Follows]

H-1

Very truly yours,

By:
Name:
Title:	Controlling Class Representative

Contact Information:

Address:

Telephone:

Email:

H-2

Exhibit I

FORM OF NOTE OWNER CERTIFICATION

Via Email or Facsimile

Deutsche Bank Trust Company Americas

60 Wall Street, 16th Floor, Mail Stop NYC60-1625

New York, NY 10005

Attention: Lou Bodi – Deal ID SPRT16

Facsimile: 732-578-4635

Email: louis.bodi@db.com

Re:	Request to Communicate with Note Owners

Reference is made to Section 11.5(b) of the Base Indenture, dated as of October 27, 2016, by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC as Issuers, and Deutsche Bank Trust Company Americas, as Trustee and Securities Intermediary (the “Base Indenture”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

The undersigned hereby certify that they are Note Owners who collectively hold beneficial interests of not less than $100,000,000 in aggregate principal amount of Notes.

The undersigned wish to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and hereby request that the Trustee deliver the enclosed notice or communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding.

The undersigned agree to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Dated:

Signed:

Printed Name:

Dated:

Signed:

Printed Name:

Enclosure(s): [                    ]

I-1